  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY ____, 1999
                                                          REGISTRATION NO.  333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________

                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                _______________

                              ITC/\DELTACOM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                    4813                              58-2301135
(STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL              (I.R.S.  EMPLOYER
INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            1241 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                (706) 645-3880
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                _______________

                               ANDREW M. WALKER
                            CHIEF EXECUTIVE OFFICER
                              ITC/\DELTACOM, INC.
                            1241 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                                (706) 645-3880
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                _______________

                                  COPIES TO:

                            NANCY J. KELLNER, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                            WASHINGTON, D.C.  20004
                                (202) 637-5600

                                _______________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                                _______________

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

                                _______________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                    PROPOSED            PROPOSED
                                                                     MAXIMUM            MAXIMUM
      TITLE OF EACH CLASS OF                    AMOUNT TO BE        OFFERING           AGGREGATE           AMOUNT OF
      SECURITIES TO BE REGISTERED                REGISTERED     PRICE PER NOTE(1)  OFFERING PRICE(1)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
9 3/4% Senior Notes Due November 15,            $125,000,000          100%           $125,000,000           $34,750
2008
=============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

                     ________________________________
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION DATED FEBRUARY ___, 1999

PROSPECTUS

                                 ITC/\DELTACOM

                                 $125,000,000

                       OFFER TO EXCHANGE ALL OUTSTANDING
                   9 3/4% SENIOR NOTES DUE NOVEMBER 15, 2008
               FOR 9 3/4% SENIOR NOTES DUE NOVEMBER 15, 2008 OF
                              ITC/\DELTACOM, INC.

       INTEREST PAYABLE MAY 15 AND NOVEMBER 15, COMMENCING MAY 15, 1999


                     MATERIAL TERMS OF THE EXCHANGE OFFER


 .    In the Exchange Offer, we are offering to exchange, for all Outstanding
     Notes that are validly tendered and not validly withdrawn before the expiration of the Exchange Offer, an equal amount of a new series of notes which are registered under the Securities Act of 1933.

 .    The terms of the Exchange Notes to be issued are substantially identical to the Outstanding Notes, except for some of the transfer restrictions and registration rights relating to the Outstanding Notes.

 .    You may tender Outstanding Notes only in denominations of $1,000 and multiples of $1,000.

 .    You may withdraw tenders of Outstanding Notes at any time prior to the expiration of the Exchange Offer.

 .    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
     [APRIL __,] 1999, UNLESS EXTENDED.

 .    The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.

 .    ITC/\DeltaCom will not receive any proceeds from the Exchange Offer.

 .    Affiliates of ITC/\DeltaCom may not participate in the Exchange Offer.

 .    The Exchange Offer is subject to customary conditions, including the condition that the Exchange Offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

HOLDERS OF OUTSTANDING NOTES SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE ARE NOT MAKING THIS EXCHANGE OFFER IN ANY STATE OR JURISDICTION WHERE IT IS NOT PERMITTED.



               THE DATE OF THIS PROSPECTUS IS __________, 1999.

                               TABLE OF CONTENTS


                                                                 PAGE
                                                                 ----
Where You Can Find More Information.............................  ii
Certain Information About This Prospectus.......................  iii
Cautionary Note Regarding Forward-Looking Statements............  iv
Prospectus Summary..............................................  1
Risk Factors....................................................  13
The Exchange Offer..............................................  28
Use of Proceeds.................................................  36
Capitalization..................................................  37
Description of Certain Indebtedness.............................  38
Description of the Exchange Notes...............................  42
Plan of Distribution............................................  67
Certain United States Federal Tax Considerations................  68
Legal Matters...................................................  72
Experts.........................................................  72

                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy any of the information we file with the SEC at the SEC's public reference rooms at:

Room 1024                          7 World Trade Center               Citicorp Center
450 Fifth Street, N.W.             13th Floor                         500 West Madison Street, Suite 1400
Washington, D.C. 20549             New York, New York 10048           Chicago, Illinois 60661

     You also can obtain copies of filed documents by mail from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     We file information electronically with the SEC. Our SEC filings also are available to the public at the SEC's web site at http://www.sec.gov, which contains reports, proxy and information statements, registration statements and other information regarding issuers that file electronically.

     Our Common Stock, $.01 par value per share, is quoted on The Nasdaq National Market under the symbol "ITCD," and such reports, proxy statements and other information concerning our Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     We are required by the indenture that governs the Outstanding Notes and which will govern the Exchange Notes to furnish the trustee for the notes with annual reports containing consolidated financial statements audited by our independent public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year. The trustee for the notes is United States Trust Company of New York.

                   CERTAIN INFORMATION ABOUT THIS PROSPECTUS

     We have filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the Exchange Notes to be issued in exchange for the Outstanding Notes pursuant to this prospectus. As permitted by SEC rules, this prospectus omits certain information included in the Registration Statement. For further information pertaining to the Exchange Notes, reference is made to the Registration Statement, including its exhibits. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

          . Our Annual Report on Form 10-K for our fiscal year ended December 31, 1997, filed with the SEC on March 30, 1998;

          . Our Current Reports on Form 8-K, filed with the SEC on March 5, 1998 and July 31, 1998;

          .    Our Proxy Statement, filed with the SEC on April 30, 1998; and

          . Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, filed with the SEC on May 15, 1998, August 14, 1998 and November 16, 1998, respectively.

     In addition, this prospectus incorporates by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of securities covered by this prospectus is completed.


  WE WILL PROVIDE A COPY OF THE INFORMATION WE INCORPORATE BY REFERENCE, AT NO COST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. TO REQUEST A COPY OF ANY OR ALL OF THIS INFORMATION, YOU SHOULD CONTACT US AT THE FOLLOWING ADDRESS AND TELEPHONE NUMBER:



                              ITC/\DELTACOM, INC.
                            1241 O.G. SKINNER DRIVE
                           WEST POINT, GEORGIA 31833
                         ATTENTION: INVESTOR RELATIONS
                       TELEPHONE NUMBER: (706) 645-3880

  YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect" or "intend." These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM OUR EXPECTATIONS INCLUDE THOSE DISCLOSED IN THIS PROSPECTUS UNDER THE CAPTION "RISK FACTORS," BEGINNING ON PAGE 13, AND ELSEWHERE THROUGHOUT THIS PROSPECTUS.

                              PROSPECTUS SUMMARY

  The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read the entire prospectus, including our financial statements and the notes to those statements, and the other financial data contained or incorporated by reference in this prospectus. You should carefully consider the factors set forth under the caption "Risk Factors," and you should read the entire Letter of Transmittal. Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand.

                              ABOUT ITC/\DELTACOM

  We provide integrated voice and data telecommunications services on a retail basis to mid-sized and major regional businesses in the southern United States. We are also a leading regional provider of wholesale long-haul services to other telecommunications companies. In connection with these businesses, we own, operate and manage an extensive fiber optic network in the southern United States.

OUR RETAIL SERVICES SEGMENT

  We provide integrated retail telecommunications services to mid-sized and major regional businesses in a bundled package tailored to the business customer's specific needs. These Retail Services include:

                    . local exchange telephone services;

                    . long distance services;

                    . calling, calling card and operator services;

                    . Asynchronous Transfer Mode, or "ATM," frame relay, high
                      capacity broadband private line services;

                    . Internet, Intranet and Web page hosting and development
                      services; and

                    . customer premise equipment sales, installation and repair.

As of September 30, 1998, we provided Retail Services to over 10,000 business customers in 21 metropolitan areas. As of the same date, we had sold approximately 33,200 access lines, of which approximately 25,500 had been installed. Over the next five years, we intend to provide a full range of Retail Services in a total of approximately 40 metropolitan areas throughout the southern United States.

  In connection with offering local exchange services, we have entered into interconnection agreements with the following incumbent local exchange carriers:

                    . BellSouth Telecommunications, Inc., for all of its
                      markets;

                    . GTE Corporation, for its Alabama market; and

                    . Sprint Corporation, for its Florida markets.

  The interconnection agreements allow us to resell the local exchange services of the incumbent carrier and to interconnect our network with their networks. This allows us to offer local exchange services to our current customer base and to enter new markets with minimal capital expenditures. We intend to complete interconnection agreements with GTE, SBC and Sprint for other markets that we serve or intend to serve.

OUR CARRIERS' CARRIER SERVICES SEGMENT

  We also provide wholesale long-haul services, which we call our "Carriers' Carrier Services," to other telecommunications carriers. This means we sell capacity on our network to, and switch and transport telecommunications traffic for, such carriers. Our Carriers' Carrier customers include AT&T Corp., MCI WorldCom, Inc., Sprint Corporation, Cable & Wireless Communications, Inc., and Allnet Communications Services, Inc. d/b/a Frontier Communications Services. As of September 30, 1998, we had approximately $129.6 million of remaining future long-term contract commitments for our Carriers' Carrier Services. These contracts expire on various dates through 2006 and are expected to generate approximately $107.8 million in revenues for the Company through 2002.

SUMMARY OF ITC/\DELTACOM REVENUES BY BUSINESS SEGMENT

                                   YEARS ENDED DECEMBER 31,  NINE MONTHS ENDED SEPTEMBER 30,
     ------------------------------------------------------------------------------------------
                                   1996            1997             1997             1998
                                   ----            ----             ----             ----
     RETAIL SERVICES          $59.9 million   $  83.6 million   $61.2 million   $ 86.7 million

     CARRIERS' CARRIER
      SERVICES                $ 6.6 million   $ 31.0 million    $21.6 million   $ 36.5 million


     TOTAL                    $66.5 million   $114.6 million    $82.8 million   $123.2 million
     ------------------------------------------------------------------------------------------


OUR FIBER OPTIC NETWORK

  Our fiber optic network reaches over 70 points of presence, or POPs, in the following ten southern states: Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Texas. The network extends approximately 7,850 route miles from Florida to Texas. We own approximately 4,170 miles of our network. Approximately 3,680 miles are owned and operated principally by three public utilities and managed and marketed by us. The public utilities are Duke Power Company, Florida Power & Light Company and Entergy Technology Company. We expect to add approximately 1,200 route miles to our fiber optic network by the end of the second quarter of 1999 through a combination of construction and long-term dark fiber leases. Our network includes seven Nortel DMS-500 voice switches, one Nortel DMS-250 voice switch, thirteen Ascend 9000 frame relay switches and five ATM switches.


OUR BUSINESS STRATEGY

  Our objectives are to maintain our position as a leading provider of Carriers' Carrier Services and to become a leading provider of Retail Services in the southern United States. To achieve these objectives, we intend to increase our market share in existing markets and expand into new markets.


  The principal elements of our business strategy are to:


  . Provide Integrated Telecommunications Services, Including Local Telephone Exchange Services, to Our Existing Base of Mid-sized and Major Regional Business Customers

     We expect to increase our revenues at relatively low incremental cost by providing additional telecommunications services, such as local telephone exchange services, to our existing long distance customers. We are able to bundle the customer's selection of a variety of telecommunications services, and present the customer with a single, integrated monthly billing statement for all of those services. We believe this capability will allow us to penetrate our target markets rapidly and build customer loyalty.

     We provide local exchange services by reselling the services of incumbent local exchange carriers and, in some of our markets, by using our own local switching facilities. Over time, we expect to provide local exchange services by primarily using our own switching facilities and our existing regional fiber optic network, supplemented by unbundled facilities of incumbent local exchange carriers or other competitive local exchange carriers. To access the unbundled network elements of incumbent local exchange carriers, we collocate our access nodes in the incumbent local exchange carrier's central office. These access nodes operate in conjunction with our Nortel DMS-500 switches to provide facilities-based local services. To date, we have collocated 30 such access nodes. Because access nodes are less expensive to purchase and install than Nortel DMS-500 switches and can be installed more quickly than Nortel DMS-500 switches, we believe that we will be able to enter new markets at less expense than many of our competitors. At present, we do not plan to construct intra-city local loop facilities.

  .  Take Advantage of Our Extensive Fiber Optic Network

  . We intend to take advantage of our extensive fiber optic network, which currently reaches over 70 POPs, by:

     - continuing to provide switched and transport services to other communications carriers throughout our region to enable such carriers to diversify their routes and expand their networks;

     - targeting customers that need to transmit large amounts of data within our service region, such as banks and local and state governments; and

     - offering local exchange services to our business customers as part of our integrated package of telecommunications services.


  .  Focus on the Southern United States

     We intend to continue to focus on the southern United States. We believe that our regional focus and the regional concentration of our network will enable us to:

     - take advantage of economies of scale in management, network operations and sales and marketing;

     - increase opportunities for improved margins because a large portion of our customers' telecommunications traffic originates and terminates within the region; and

     - build on our long-standing customer and business relationships in the region.

  .  Build Market Share Through Personalized Customer Service

     We believe that the key to revenue growth in our target markets is capturing and retaining customers by emphasizing marketing, sales and customer service. We believe that customers prefer one company to be accountable for their telecommunications services. We also believe that a consultative, face-to-face sales and service strategy is the most effective method of acquiring and maintaining a high quality customer base. We seek to obtain long-term commitments from our business customers by responding rapidly and creatively to their telecommunications needs.

     We currently operate 23 branch offices in 22 markets in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina and South Carolina. Each branch office is staffed by personnel capable of marketing all of our products and providing comprehensive support to our customers. As part of our strategy to continue to grow our Retail Services business, we plan to open branch offices in Texas by the end of 1999 and increase our provision of local exchange services to Internet service providers. In the future, we expect to expand significantly our direct sales force and open branch offices in additional major and secondary population centers in the southern United States.

  .  Expand Our Fiber Optic Network and Switching Facilities

     We expect to expand our fiber optic telecommunications network and switching facilities to include additional markets within the southern United States. We currently own and operate approximately 4,170 route miles of fiber optic network extending from Florida to Texas and we plan to add approximately 1,200 miles to our network by the end of the second quarter of 1999. We expect our expanded network will include Austin and San Antonio.

     We also market and manage capacity on approximately 3,680 additional network route miles through our strategic relationships principally with public utilities. We have a buy-sell agreement with Carolinas Fibernet, LLC, which manages fiber optic facilities in North Carolina and South Carolina. This agreement enables the parties to buy and sell capacity on each other's networks and allows us to provide customers with access to points of presence throughout those states.

     We believe that, by continuing to combine our own network with the networks of public utilities and adding switching facilities throughout our network, we will be able to achieve capital efficiencies and rapidly expand our network in a cost-effective manner.

  .  Benefit From the Experience of Our Proven Management Team

     Our management team consists of experienced telecommunications managers. These individuals have previously been successful in implementing a customer-focused long distance telecommunications strategy in the southern United States.

A BRIEF OVERVIEW OF OUR HISTORY

March 24, 1997      ITC/\DeltaCom was incorporated as a wholly owned subsidiary of ITC Holding Company, Inc.

June 3, 1997        We completed the sale of $200.0 million principal amount of our 11% Senior Notes due 2007.

July 25, 1997 to    As part of a reorganization of ITC Holding, we became a
October 20, 1997    separate company from ITC Holding.  The main steps in this reorganization were:

                    . ITC Holding contributed to us certain of its subsidiaries, which became our wholly owned subsidiaries, Interstate FiberNet, Inc. and ITC/\DeltaCom Communications, Inc.

                    . ITC Holding then transferred all of its assets, other than its ownership of shares of our common stock, and all of its liabilities, to another entity.

                    . ITC Holding then merged with us. We were the surviving corporation in the merger.

October 29, 1997    We completed our initial public offering, in which we issued
                    5,750,000 shares of our common stock, par value $.01 per share, at a price of $16.50 per share. After giving effect to the two-for-one stock split that we completed in the third quarter of 1998, our initial public offering would have been of 12,500,000 shares at a per share price of $8.25.

March 3, 1998       We completed the sale at a price of 99.9% of $160.0 million principal amount of our 8-7/8% Senior Notes due 2008.

April 2, 1998       We redeemed $70.0 million of our 11% Senior Notes due 2007, at a redemption price of $77.7 million plus accrued and unpaid interest on the redeemed notes of approximately $2.6 million.

July 29, 1998       We announced a two-for-one stock split to be effected in the form of a stock dividend on our common stock. The record date for the stock split was August 18, 1998 and the payment date was September 4, 1998.

November 5, 1998    We completed the sale of $125.0 million principal amount of our 9-3/4% Senior Notes due 2008. These are the notes we are offering to exchange in this Exchange Offer.

RISK FACTORS

     You should read and consider carefully the "Risk Factors" section of this prospectus, beginning on page 13, before tendering your Outstanding Notes for Exchange Notes.

OUR PRINCIPAL EXECUTIVE OFFICES, TELEPHONE NUMBER AND INTERNET ADDRESS

     Our headquarters are located at 1241 O.G. Skinner Drive, West Point, Georgia 31833, our telephone number at this address is (706) 645-3880 and our Internet site is located at http://www.itcdeltacom.com. Information contained on our website is not, and should not be deemed to be, a part of this prospectus.

                      INTRODUCTION TO THE EXCHANGE OFFER

THE EXCHANGE OFFER................   In this Exchange Offer, we are offering to
                                     exchange $1,000 principal amount of our 9
                                     3/4% Senior Notes due November 15, 2008.
                                     These Exchange Notes have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of our outstanding 9 3/4% Senior Notes due
                                     November 15, 2008. As of the date of this prospectus, $125.0 million in aggregate principal amount of these Outstanding Notes are outstanding. In this prospectus, we sometimes use the term "Notes" to refer to the Exchange Notes together with the Outstanding Notes.

                                     Outstanding Notes may be tendered for
                                     exchange in whole or in part in integral multiples of $1,000 principal amount.


REGISTRATION RIGHTS AGREEMENT.....   We are making the Exchange Offer to satisfy
                                     our obligations under a Registration Rights
                                     Agreement relating to the Outstanding
                                     Notes, dated November 5, 1998, that we
                                     entered into with Morgan Stanley & Co.
                                     Incorporated and First Union Capital
                                     Markets, a division of Wheat First
                                     Securities, Inc., who were the Initial
                                     Purchasers of the Outstanding Notes. For a description of the procedures for tendering
                                     Outstanding Notes, see "The Exchange Offer
                                     --Procedures for Tendering Outstanding
                                     Notes."

EXPIRATION DATE...................   The Exchange Offer will expire at 5:00
                                     p.m., New York City time, on [April __],
                                     1999, unless we extend the Exchange Offer, in which case the term "Expiration Date" will mean the latest date and time to which the Exchange Offer is extended. See "The
                                     Exchange Offer--Expiration Date;
                                     Extensions; Amendments ."

CONDITIONS TO THE EXCHANGE OFFER..   The Exchange Offer is subject to
                                     conditions, some of which we may waive at our sole discretion. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered.


                                     We reserve the right, in our sole and
                                     absolute discretion, subject to applicable law, at any time and from time to time to:

                                     .   delay the acceptance of the Outstanding
                                         Notes;

                                     .   terminate the Exchange Offer if
                                         specified conditions have not been
                                         satisfied;

                                     .   extend the Expiration Date of the
                                         Exchange Offer and retain all
                                         Outstanding Notes tendered pursuant to
                                         the Exchange Offer, subject, however,
                                         to the right of holders of Outstanding
                                         Notes to withdraw their tendered
                                         Outstanding Notes prior to such
                                         extended Expiration Date; and

                                     .   waive any condition or otherwise amend
                                         the terms of the Exchange Offer in any
                                         respect.

                                     See "The Exchange Offer--Conditions to the
                                     Exchange Offer" and "The Exchange Offer--
                                     Expiration Date; Extensions; Amendments."

WITHDRAWAL RIGHTS.................   You may withdraw the tender of your
                                     Outstanding Notes at any time prior to the Expiration Date by delivering a written notice of your withdrawal to the Exchange
                                     Agent for this Exchange Offer in conformity with the procedures set forth below under "The Exchange Offer--Withdrawal Rights."

PROCEDURES FOR TENDERING
OUTSTANDING NOTES.................   If you wish to tender your Outstanding
                                     Notes for exchange in the Exchange Offer, you must complete and sign a Letter of Transmittal according to its instructions and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the Outstanding
                                     Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Outstanding Notes.

                                     Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                                     If your Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact such nominee promptly if you wish to tender your Outstanding Notes pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Outstanding Notes."

                                     Please do not send your Letter of
                                     Transmittal or the certificate representing your Outstanding Notes to us. You should only send those documents to the Exchange Agent. You should direct questions regarding how to tender Outstanding Notes and requests for information to the Exchange Agent. See "The Exchange Offer-- Exchange Agent."

RESALES OF EXCHANGE NOTES.........   We believe that the Exchange Notes issued
                                     in the Exchange Offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

                                     . you acquire the Exchange Notes issued in the Exchange Offer in the ordinary course of your business;

                                     .  you are not participating, and have no
                                        arrangement or understanding with any
                                        person to participate, in the
                                        distribution, as that term is defined
                                        under the Securities Act, of the
                                        Exchange Notes; and

                                     .  you are not an affiliate of
                                        ITC/\DeltaCom within the meaning of Rule
                                        405 under the Securities Act.

                                     Our belief is based upon interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to ITC/\DeltaCom. The staff of the SEC has not considered the Exchange Offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this Exchange Offer.

                                     If our belief is inaccurate and you
                                     transfer an Exchange Note without
                                     delivering a prospectus meeting the
                                     requirements of the Securities Act or
                                     without an exemption from registration of your Exchange Notes from such requirements, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

                                     Each broker-dealer that receives Exchange
                                     Notes for its own account in exchange for Outstanding Notes which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

EXCHANGE AGENT....................   The Exchange Agent with respect to the
                                     Exchange Offer is United States Trust
                                     Company of New York. The address, telephone number and facsimile number of the Exchange
                                     Agent are set forth in this prospectus
                                     under "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

USE OF PROCEEDS...................   We will not receive any cash proceeds from
                                     the issuance of the Exchange Notes offered hereby. See "Use of Proceeds."

CERTAIN UNITED STATES FEDERAL
INCOME TAX CONSEQUENCES...........   Your acceptance of the Exchange Offer and
                                     the related exchange of your Outstanding
                                     Notes for Exchange Notes will not be a
                                     taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States
                                     Federal Income Tax Consequences."

See "The Exchange Offer" for more detailed information concerning the Exchange
                                    Offer.

                      INTRODUCTION TO THE EXCHANGE NOTES


     The Exchange Offer relates to the exchange of up to $125.0 million principal amount of Exchange Notes for up to an equal principal amount of Outstanding Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding.Notes, except that the Exchange Notes will be registered under the Securities Act. Therefore, the Exchange Notes will not be subject to some of the transfer restrictions, registration rights and other provisions providing for an increase in the interest rate of the Outstanding Notes under certain circumstances.relating to the registration of the Exchange Notes. The Exchange Notes issued.in the Exchange Offer will evidence the same debt as the Outstanding Notes, which they will replace, and both the Outstanding Notes and the Exchange Notes are governed by the same Indenture.

SECURITIES OFFERED................   $125.0 million principal amount of 9 3/4%
                                     Senior Notes due November 15, 2008.

INTEREST..........................   Interest on the Exchange Notes will accrue
                                     at the rate of 9 3/4% per annum and will be payable semi-annually in cash and in arrears on each May 15 and November 15, commencing on May 15, 1999.

RANKING...........................   The Exchange Notes will not be secured by
                                     any assets and:

                                     .  will be effectively subordinated to any
                                        of our and our subsidiaries' existing
                                        and future secured indebtedness,
                                        including secured indebtedness under our
                                        $50.0 million Credit Facility with
                                        NationsBank, N.A. of Texas, to the
                                        extent of the value of the assets
                                        securing such indebtedness;

                                     .  will be effectively subordinated to all
                                        existing and future liabilities of our
                                        subsidiaries, including trade payables;

                                     . will rank equal in right of payment with all of our existing and future senior unsecured indebtedness; and

                                     .  will rank senior in right of payment to
                                        all of our existing and future
                                        subordinated indebtedness.

                                     At September 30, 1998, as adjusted to
                                     reflect the issuance of the Outstanding
                                     Notes as if it had occurred on that date:

                                     .  ITC/\DeltaCom, on an unconsolidated
                                        basis, had $414.8 million of
                                        subordinated indebtdeness and $289.8
                                        million of outstanding indebtedness that would rank equal in right of payment with the Exchange Notes;

                                     . our subsidiaries had approximately $44.9 million of liabilities, excluding intercompany payables, including approximately $3.3 million of indebtedness, including capital leases; and

                                     .  neither we nor our subsidiaries had any
                                        outstanding secured indebtedness,
                                        including under the Credit Facility.

                                     To date, we have not borrowed any amounts under the Credit Facility. See ''Description of the Exchange Notes-- General'' and "Description of Certain Indebtedness--Credit Facility."

OPTIONAL REDEMPTION...............   The Exchange Notes may be redeemed at our
                                     option, in whole or in part, at any time on or after November 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. In addition, at any time prior to November 15, 2001, we may redeem up to 35% of the principal amount of the Exchange Notes with the proceeds of one or more Public Equity
                                     Offerings, at any time or from time to time in part, at a redemption price of 109.750% of their principal amount, plus accrued and unpaid interest;
                                     provided, that at least $81.25 million
                                     aggregate principal amount of the Exchange
                                     Notes must remain outstanding after each such redemption.

CHANGE OF CONTROL...............     Upon a Change of Control, as defined in the
                                     Indenture, we will be required to make an offer to purchase the Exchange Notes at a purchase price equal to 101% of their principal amount, plus accrued interest.
                                     However, we cannot assure you that we will have sufficient funds available at the time of any Change of Control to repurchase the Exchange Notes. See "Description of the
                                     Exchange Notes--Repurchases of Exchange
                                     Notes upon a Change of Control" and
                                     "Description of the Exchange Notes--Certain
                                     Definitions."

RESTRICTIVE COVENANTS...........     The Indenture contains restrictive
                                     covenants that, among other things, limit our ability to:

                                             .   incur indebtedness;
                                             .   pay dividends;
                                             .   prepay subordinated
                                                 indebtedness;
                                             .   repurchase capital stock;
                                             .   make investments;
                                             .   engage in transactions with
                                                 stockholders and affiliates;
                                             .   create liens;
                                             .   sell assets; and
                                             .   engage in mergers and
                                                 consolidations.

                                     These covenants, however, are subject to a number of important qualifications and exceptions. See "Description of the Exchange Notes--Covenants."

                     SUMMARY FINANCIAL AND OPERATING DATA

  You should read the following summary historical financial and operating data together with the section entitled "Use of Proceeds" included elsewhere in this prospectus, and our consolidated financial statements and notes thereto, and the other financial data incorporated by reference into this prospectus.

                                                                                        YEAR ENDED DECEMBER 31,
                                                                            ------------------------------------------------

                                                                                1995            1996(A)           1997(B)(C)
                                                                            ------------    ---------------    -----------------
STATEMENT OF OPERATIONS
 DATA:
Operating revenues......................................................    $ 5,750,587      $66,518,585        $114,589,998
                                                                            -----------      -----------        ------------
Operating expenses:
 Cost of service........................................................      3,149,231       38,756,287          54,550,348
 Selling, operations and administration expense.........................      1,626,678       18,876,572          38,254,893
 Depreciation and amortization..........................................      1,267,882        6,438,074          18,332,451
                                                                            -----------      -----------        ------------
  Total operating expenses..............................................      6,043,791       64,070,933         111,137,692
                                                                            -----------      -----------        ------------
Operating income (loss).................................................       (293,204)       2,447,652           3,452,306
Equity in losses of unconsolidated subsidiaries.........................       (258,242)      (1,589,812)                 --
Interest expense........................................................       (297,228)      (6,172,421)        (21,367,351)
Interest and other income...............................................         41,734          171,514           4,251,088
Other expense...........................................................             --               --                  --
                                                                            -----------      -----------        ------------
Loss before income taxes, preacquisition losses and extraordinary
 item...................................................................       (806,940)      (5,143,067)        (13,663,957)
Income tax benefit......................................................       (302,567)      (1,233,318)         (3,324,466)
Preacquisition losses...................................................             --               --              74,132
                                                                            -----------      -----------        ------------
Loss from continuing operations.........................................       (504,373)      (3,909,749)        (10,265,359)
Extraordinary item (net of tax benefit).................................             --               --            (507,515)
                                                                            -----------      -----------        ------------
Net loss................................................................    $  (504,373)     $(3,909,749)       $(10,772,874)
                                                                            ===========      ===========        ============
Basic and diluted net loss per common share:
 Before extraordinary loss..............................................    $     (0.01)     $     (0.10)       $      (0.26)
 Extraordinary loss.....................................................             --               --               (0.01)
                                                                            -----------      -----------        ------------
 Net loss...............................................................    $     (0.01)     $     (0.10)       $      (0.27)
                                                                            ===========      ===========        ============
Basic weighted average common shares
 outstanding (d)........................................................     38,107,350       38,107,350          40,249,816
Diluted weighted average common shares
 outstanding (d)........................................................     38,203,852       38,203,852          40,249,816

OTHER FINANCIAL DATA:
Capital expenditures....................................................    $ 1,805,742      $ 6,172,660        $ 43,873,990
Cash flows provided by operating activities.............................      1,437,317        8,188,618           6,302,123
Cash flows used in investing activities.................................      1,478,758       72,693,282          93,854,836
Cash flows provided by financing activities.............................        180,000       65,149,983         180,624,908
EBITDA, as adjusted (e).................................................        974,678        8,885,726          21,784,757
Pro forma interest expense..............................................             --               --          42,104,795(f)
Ratio of earnings to fixed charges (h)..................................             --               --                  --

                                                                              NINE MONTHS ENDED
                                                                              -----------------
                                                                                SEPTEMBER 30,
                                                                                -------------

                                                                         1997(B)(C)           1998
                                                                         ----------       -----------
                                                                        (UNAUDITED)       (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Operating revenues..................................................  $ 82,804,136       $123,222,398
                                                                      ------------       ------------
Operating expenses:
 Cost of service....................................................    39,292,394         58,619,396
 Selling, operations and administration expense.....................    27,058,041         46,290,548
 Depreciation and amortization......................................    12,791,330         21,434,941
                                                                      ------------       ------------
  Total operating expenses..........................................    79,141,765        126,344,885
                                                                      ------------       ------------
Operating income (loss).............................................     3,662,371         (3,122,487)
Equity in losses of unconsolidated subsidiaries.....................            --                 --
Interest expense....................................................   (14,917,907)       (23,322,107)
Interest and other income...........................................     1,860,476          7,359,160
Other expense.......................................................            --         (2,824,501)
                                                                      ------------       ------------
Loss before income taxes, preacquisition losses and extraordinary
 item...............................................................    (9,395,060)       (21,909,935)
Income tax benefit..................................................    (2,191,974)        (5,611,225)
Preacquisition losses...............................................        74,132                 --
                                                                      ------------       ------------
Loss from continuing operations.....................................    (7,128,954)       (16,298,710)
Extraordinary item (net of tax benefit).............................      (507,515)        (8,436,170)
                                                                      ------------       ------------
Net loss............................................................  $ (7,636,469)      $(24,734,880)
                                                                      ============       ============
Basic and diluted net loss per common share:
 Before extraordinary loss..........................................  $      (0.19)      $      (0.32)
 Extraordinary loss.................................................         (0.01)             (0.17)
                                                                      ------------       ------------
 Net loss...........................................................  $      (0.20)      $      (0.49)
                                                                      ============       ============
Basic weighted average common shares
 outstanding (d)....................................................    38,107,350         50,861,035
Diluted weighted average common shares
 outstanding (d)....................................................    38,203,852         50,861,035

OTHER FINANCIAL DATA:
Capital expenditures................................................  $ 25,251,029       $ 95,555,491
Cash flows provided by operating activities.........................     7,171,364          8,392,779
Cash flows used in investing activities.............................    87,384,575         72,261,182
Cash flows provided by financing activities.........................   105,896,838         77,144,296
EBITDA, as adjusted (e).............................................    16,453,701         18,312,454
Pro forma interest expense..........................................            --         33,039,579(g)
Ratio of earnings to fixed charges (h)..............................            --                 --


                                                                                                AT SEPTEMBER 30, 1998
                                                                                       ----------------------------------------
                                                                                           HISTORICAL           PRO FORMA
                                                                                           ----------           ---------
                                                                                          CONSOLIDATED       CONSOLIDATED(I)
                                                                                          ------------       ---------------
                                                                                          (UNAUDITED)          (UNAUDITED)
BALANCE SHEET DATA:
Working capital......................................................................       $109,730,814        $231,355,814
Property and equipment, net..........................................................        222,967,810         222,967,810
Total assets.........................................................................        469,276,355         594,276,355
Long-term debt and capital lease obligations, including current portions.............        293,117,449         418,117,449
Total stockholders' equity...........................................................        127,639,028         127,639,028

  (a) On January 29, 1996, ITC Holding purchased DeltaCom, Inc. (which is now called ITC/\DeltaCom Communications, Inc.), an Alabama corporation ("DeltaCom"). DeltaCom became our wholly owned subsidiary in the reorganization of ITC Holding. DeltaCom's results of operations are included in the historical consolidated statement of operations data since the date of acquisition.
  (b) On March 27, 1997, we purchased certain fiber and fiber-related assets, including a significant customer contract for network services in Georgia (the "Georgia Fiber Assets"). The results of operations for the Georgia Fiber Assets were included in the consolidated statements of operations beginning March 27, 1997. See Note 15 to the financial statements.
  (c) On March 27, 1997, we purchased the remaining 64% partnership interest in Gulf States FiberNet, a partnership between ITC Holding and SCANA Communications, Inc. Gulf States FiberNet's revenues and expenses have been included in the consolidated statement of operations effective January 1, 1997 with the preacquisition losses attributable to the previous owner from January 1, 1997 through March 27, 1997 deducted to determine our consolidated net loss for the year ended December 31, 1997.
  (d) Pursuant to Staff Accounting Bulletin ("SAB") 98, for periods prior to the Initial Public Offering, basic net loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed using the weighted average number of shares of common stock outstanding during the period and nominal issuances of common stock and common stock equivalents, regardless of whether they are anti-dilutive. For 1997 and for the nine months ended September 30, 1998, the effect of the Company's potential common stock equivalents is not included in the computation of diluted net loss per share as their effect is anti-dilutive.
  (e) EBITDA, as adjusted, represents earnings before extraordinary item, preacquisition (earnings) losses, other income (expense), equity in losses of unconsolidated subsidiaries, net interest, income taxes, depreciation and amortization. EBITDA, as adjusted, is provided because it is a measure commonly used in the industry. EBITDA, as adjusted, is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA, as adjusted, is not necessarily comparable with similarly titled measures for other companies .
  (f) Reflects (i) the sale by us of $200.0 million principal amount of our 11% Senior Notes due 2007 (the "1997 Senior Notes") after giving effect to the redemption of $70.0 million principal amount of the 1997 Senior Notes (the "Redemption"), (ii) the sale by us of $160.0 million principal amount of our 8 7/8% Senior Notes due 2008 (the "March 1998 Senior Notes"), (iii) the sale by us of the Outstanding Notes and (iv) the elimination of (A) indebtedness incurred by ITC Holding in 1996 to finance the acquisition of DeltaCom, and to refinance existing DeltaCom debt and (B) indebtedness incurred by Gulf States Fiber Net, as if each had occurred on January 1, 1997. After giving effect to (i) these adjustments to interest expense, (ii) a pro forma adjustment to reduce interest income relating to the release of restricted assets after giving effect to the Redemption, and (iii) an adjustment for the related pro forma income tax effects, as if each had occurred on January 1, 1997, pro forma net loss per share before extraordinary items would have been $(0. 58).
  (g) Reflects (i) the sale by us of the March 1998 Senior Notes, (ii) the Redemption, and (iii) the sale by us of the Outstanding Notes, as if each had occurred on January 1, 1997. After giving effect to: (i) these adjustments to interest expense, (ii) the elimination of the non-recurring charge of $1,864,171 net of tax, or $(0.04) per share, related to reclassifying our interest rate swap from a hedge of an anticipated transaction to a trading security as a result of the issuance of the March 1998 Senior Notes (the "March 1998 Senior Notes Offering"),
        (iii) a pro forma adjustment to reduce interest income relating to the release of restricted assets after giving effect to the Redemption, and
        (iv) an adjustment for the related pro forma income tax effects, as if each had occurred on January 1, 1997, the pro forma net loss per share before extraordinary items would have been $(0.42).
  (h) Earnings consist of income before income taxes, plus fixed charges. Fixed charges consist of interest charges and amortization of debt issuance costs and the portion of rent expense under operating leases representing interest (estimated to be one-third of such expense). Earnings were insufficient to cover fixed charges for the years ended December 31, 1995, 1996, and 1997 and the nine months ended September 30, 1997 and 1998 by $.8 million, $5.1 million, $13.7 million, $9.4 million, and $21.9 million, respectively. For the year ended December 31, 1997 and the nine months ended September 30, 1998, as adjusted to reflect the issuance of the Outstanding Notes as if it had occurred at the beginning of the period, earnings would have been insufficient to cover fixed charges by $34.7 million and $29.2 million, respectively.
  (i) Reflects the sale by us of the Outstanding Notes, net of estimated underwriting discounts and other offering costs of $3.4 million.

                                 RISK FACTORS

  You should read and carefully consider the following risk factors and the other information in this prospectus before tendering your Outstanding Notes for Exchange Notes. You should also consider the additional information set forth in our SEC Reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference into this prospectus.

WE EXPECT TO CONTINUE TO HAVE OPERATING LOSSES AND NEGATIVE CASH FLOW AFTER CAPITAL EXPENDITURES WHICH MAY RESULT IN OUR FAILURE TO MEET OUR WORKING CAPITAL AND DEBT SERVICE REQUIREMENTS, INCLUDING OUR OBLIGATIONS UNDER THE NOTES

  As we have implemented our business strategy to expand our telecommunications service offerings, expand our fiber optic network and enter new markets, we have experienced operating losses and negative cash flow after capital expenditures. We expect this will continue during the next several years as we continue to expand our business and make substantial capital expenditures. If we cannot achieve or sustain operating profitability and positive net cash flow, we may not be able to obtain the funds necessary to continue our operations or to repay amounts due on our outstanding indebtedness, including the Exchange Notes. We cannot assure you that we will achieve or sustain profitability or positive net cash flow in the future. See "--We May Not Have, or Be Able to Obtain, the Significant Amounts of Capital That We Need to Expand Our Network, Operations and Services as Planned."

WE MAY NOT HAVE, OR BE ABLE TO OBTAIN, THE SIGNIFICANT AMOUNTS OF CAPITAL THAT WE NEED TO EXPAND OUR NETWORK, OPERATIONS AND SERVICES AS PLANNED

  We need significant capital to expand our network, operations and services in accordance with our business plans. We currently estimate that our capital expenditures will total approximately $130.0 million in 1999. In addition, we expect to make substantial capital expenditures after 1999 and are in the process of evaluating those requirements. If our estimates are inaccurate and/or we do not have access to the capital that we require, we will need to change our business plans. This could have a material adverse effect on our business, financial condition and results of operations, and on our ability to repay the Exchange Notes.

  Our planned capital expenditures primarily will be for:

     . continued development and construction of our fiber optic network, including transmission equipment;

     . continued addition of facilities-based local telephone service to our bundle of integrated telecommunications services, including acquisition and installation of switches and related equipment;

     . the addition of switching capacity, electrical equipment and additional collocation space in connection with the expansion of our provision of local telecommunications services to Internet service providers;

     .    market expansion; and

     .    infrastructure enhancements, principally for information systems.

  We expect to have sufficient funds to enable us to expand our business as currently planned through 2002. We believe that these funds will be provided by:

     . approximately $121.6 million in net proceeds from the sale of the Outstanding Notes;

     . cash on hand, which amounted to approximately $107.6 million at September 30, 1998;

     .    cash flow from operations; and

     . borrowings available under our $50.0 million Credit Facility with NationsBank, assuming we are able to negotiate amendments to the Credit Facility that are satisfactory to us.

  However, we cannot assure you that our capital resources will permit us to fund the planned expansion of our network, operations and services. We are in the process of negotiating significant amendments to our Credit Facility, in order to accommodate adjustments we have made and are anticipating making to our business plans. In particular, we have continued to accelerate expansion of our fiber optic network and our Retail Services segment for which we have made substantial capital expenditures. During 1998, we made capital expenditures of approximately $148 million on a consolidated basis. This amount exceeds by approximately $18 million the maximum capital expenditures for 1998 currently permitted under the Credit Facility. NationsBank has indicated its willingness to waive this technical default, but a waiver has not yet been signed by all the parties that are required to sign. We currently expect the waiver to be included among the other amendments to the Credit Facility that we are in the process of negotiating. Unless and until we obtain such a waiver, we will be unable to borrow any amounts under the Credit Facility. To date, no amounts have been borrowed under the Credit Facility and we do not expect to borrow under the Credit Facility during 1999.

  If our current sources of funds, including the Credit Facility, are unavailable to fund our business plans, we may need to seek additional funds. These additional funds may come from public and private equity and debt financings, but we cannot assure you that we will be able to obtain any additional funds on a timely basis, on terms that are acceptable to us or at all. Our inability to obtain the capital that we need to implement our current business plans could have a material adverse effect on our business, financial condition and results of operations, and on our ability to repay the Exchange Notes. See "Description of Certain Indebtedness."

  After 2002, or sooner if our estimates are not accurate for any reason, we may need to seek additional financing:

     .    to fund capital expenditures;

     .    for working capital;

     . to fund new business activities related to our current and planned businesses; and

     . to acquire, or enter into joint ventures and strategic alliances with, other businesses.

These additional funds may come from public and private equity and debt financings, or from borrowing from one or more lenders. We cannot assure you that we will be able to obtain any additional funds on a timely basis, on terms that are acceptable to us, or at all. If we cannot generate or obtain these additional funds, we may have to delay or abandon some or all of our future plans or expenditures. This could have a material adverse effect on our business, financial condition and results of operations, and on our ability to repay the Exchange Notes.

  Our estimate of future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements may differ substantially from our estimate due to factors such as:

     .    regulatory, technological, or competitive developments;

     .    unforeseen delays;

     .    cost overruns;

     .    changes in demand for our services; and

     .    new market developments and opportunities.

WE HAVE SIGNIFICANT DEBT AND WE MAY BE UNABLE TO SERVICE THAT DEBT

  We have significant debt. Set forth below are some of our recent results on a consolidated basis, adjusted to reflect our issuance of the Outstanding Notes as if it had occurred on the date, or at the beginning of the periods, shown.

    -------------------------------------------------------------------------------------------------------------------
                                                         YEAR ENDED                        NINE MONTHS ENDED
                                                         ----------                        -----------------
          AT SEPTEMBER 30, 1998
          ---------------------
                                                      DECEMBER 31, 1997                   SEPTEMBER 30, 1998
                                                      -----------------                   ------------------
    -------------------------------------------------------------------------------------------------------------------
     Indebtedness of $418.1                  Earnings insufficient to cover          Earnings insufficient to cover
     million                                 fixed charges by $34.7 million          fixed charges by $29.2 million
    -------------------------------------------------------------------------------------------------------------------
     Stockholders' equity of                 EBITDA, as adjusted, less capital       EBITDA, as adjusted, less capital
     $127.6 million                          expenditures and interest expense       expenditures and interest expense
                                             of negative $64.2 million               of negative $110.3 million
    -------------------------------------------------------------------------------------------------------------------

See "Summary Financial and Operating Data."

  We cannot assure you that we will be able to improve our earnings before fixed charges or that we will be able to meet our debt service obligations, including our obligations to repay the Exchange Notes. We will be in default under the terms of our debt obligations if (1) we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments or (2) we otherwise fail to comply with the various covenants in our debt obligations. A default would permit the holders of the indebtedness to accelerate its maturity. This, in turn, could cause defaults under our other indebtedness and would have a material adverse effect on our business, financial condition and results of operations, and on our ability to repay the Exchange Notes. See "Description of Certain Indebtedness."

  Even if we are able to meet our debt service obligations, the amount of debt we have could adversely affect us in a number of ways, including by:

     . limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

     . limiting our flexibility in planning for, or reacting to, changes in our business;

     . placing us at a competitive disadvantage relative to our competitors who have lower levels of debt;

     . making us more vulnerable to a downturn in our business or the economy generally; and

     . requiring us to use a substantial portion of our cash flow from operations to pay principal and interest on our debt, instead of contributing those funds to other purposes, such as working capital and capital expenditures.

  To be able to meet our debt service requirements, including our obligations under the Exchange Notes, we must successfully implement our business strategy. Therefore, we will need to:

     .    expand our network;

     .    obtain and retain a significant number of customers; and

     .    experience significant and sustained growth in our cash flow.

We cannot assure you that we will successfully implement our business strategy or that we will be able to generate sufficient cash flow from operating activities to meet our debt service obligations and working capital requirements. Our ability to meet our obligations will be dependent upon our future performance, which will be subject to prevailing economic conditions and to financial, business and other factors.

  If the implementation of our business strategy is delayed or unsuccessful, or if we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing. If we are unable to obtain such financing on terms that are acceptable to us, we could be forced to dispose of assets to make up for any shortfall in the payments due on our indebtedness under circumstances that might not be favorable to realizing the highest price for those assets. A substantial portion of our assets consist of intangible assets, the value of which will depend upon a variety of factors, including without limitation the success of our business. As a result, we cannot assure you that our assets could be sold quickly enough, or for amounts sufficient, to meet our obligations.

OUR CURRENT INDEBTEDNESS CONTAINS RESTRICTIVE COVENANTS

We are subject to restrictions under:

     .    the Indenture;

     . the indenture pursuant to which our $160.0 million principal amount of 8 7/8% Senior Notes due March 1, 2008 were issued (the "March 1998
          Note Indenture");

     . the indenture pursuant to which our $200.0 million principal amount of 11% Senior Notes due June 1, 2007 were issued (the "1997 Note Indenture"); and

     .    the Credit Facility.

These restrictions affect, and in certain cases significantly limit or prohibit, among other things, our ability and the ability of our subsidiaries to:

     .    incur additional indebtedness;

     .    create liens;

     .    make investments;

     .    issue stock ; and

     .    sell assets.

  The indentures restrict our ability to incur indebtedness, other than indebtedness to finance the acquisition of equipment, inventory or network assets, by requiring compliance with specified leverage ratios. In addition, the Credit Facility requires us to maintain certain financial ratios. We cannot assure you that we will be able to maintain the required ratios. In addition, these restrictive covenants may adversely affect our ability to finance our future operations or capital needs, or to engage in other business activities that may be in our interest. See "Description of Certain Indebtedness."

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH SUCCESSFULLY

   The expansion and development of our business will depend upon, among other things, our ability to:

     .    successfully implement our sales and marketing strategy;

     .    evaluate markets;

     .    design fiber routes;

     .    secure financing;

     .    install facilities;

     .    acquire rights of way;

     .    obtain any required government authorizations;

     . interconnect to, and collocate with, facilities owned by incumbent local exchange carriers; and

     . obtain appropriately priced unbundled network elements and wholesale services from the incumbent local exchange carriers.

These all must be accomplished in a timely manner, at reasonable cost and on satisfactory terms and conditions. Our rapid growth, particularly in the provision of Retail Services, has placed, and the growth we anticipate in our other services may in the future also place, a significant strain on our administrative, operational and financial resources. Our ability to continue to manage our growth successfully will require us to:

     . enhance our operational, management, financial and information systems and controls; and

     . hire and retain qualified sales, marketing, administrative, operating and technical personnel.

  We cannot assure you that we will be able to do so. In addition, as we increase our service offerings and expand our targeted markets, there will be additional demands on customer support, sales and marketing, administrative resources and network infrastructure. These demands will be intensified if we continue to accelerate our expansion plans. Our inability to manage our growth effectively could have a material adverse effect on our business, results of operations and financial condition, and on our ability to repay the Exchange Notes.

DEVELOPMENT AND EXPANSION OF OUR BUSINESS, INCLUDING THROUGH ACQUISITIONS, IS SUBJECT TO REGULATORY AND MARKET RISKS

  The successful implementation of our business strategy to provide an integrated bundle of telecommunications services and expand our operations will be subject to a variety of risks, including:

     .    competition and pricing;

     .    the availability of capital on favorable terms;

     .    regulatory uncertainties;

     .    operating and technical problems;

     . the need to establish and maintain interconnection and collocation arrangements with incumbent local exchange carriers in our target markets; and

     .    the potential difficulties of offering local exchange services.

  In addition, the expansion of our business may involve acquisitions of other telecommunications businesses and assets that, if made, could divert our resources and management time and could require integration with our existing operations. We cannot assure you that any acquisitions could be successfully integrated into our operations or that any acquired business will perform as expected. Our failure to implement our expansion and growth strategy successfully would have a material adverse effect on our business, results of operations and financial condition, and on our ability to repay the Exchange Notes.

OUR BUSINESS IS SUBJECT TO SIGNIFICANT COMPETITIVE PRESSURES

  Our industry is highly competitive, and the level of competition, particularly with respect to pricing, is increasing. For example, prices for long distance services and for data transmission services have declined substantially in recent years . These prices are expected to continue to decline, which will adversely affect our gross margins as a percentage of revenues. In addition, many of our existing and potential competitors have financial, technical and other resources and customer bases and name recognition far greater than our own. We cannot assure you that we will be able to achieve or maintain adequate market share or revenues, or compete effectively in any of our markets.

We Face Intense Competition From Incumbent Local Exchange Carriers, Especially BellSouth

  Local telephone and intraLATA long distance services substantially similar to those that we offered are also offered by the incumbent local exchange carriers serving the markets that we serve or plan to serve. BellSouth is the incumbent local exchange carrier and a particularly strong competitor in most of these markets. BellSouth and other incumbent local exchange carriers already have relationships with every customer. These carriers may be able to subsidize services of the type we offer from service revenues not subject to effective competition, which could result in even more intense price competition.

Other Competitors and Technologies in Our Industries May Further Increase Competition


  Providers of Long Distance Services and Carriers' Carrier Services.  We
  ------------------------------------------------------------------
compete with long distance carriers in the provision of interLATA long distance services and Carriers' Carrier Services. The interLATA long distance market consists of three major competitors, AT&T, MCI WorldCom and Sprint. Other companies operate or are building networks in the southern United States and other geographic areas. Our other competitors in the long distance services and Carriers' Carrier Services markets are likely to include Regional Bell Operating Companies providing out-of-region and, with the future removal of regulatory barriers, in-region long distance services, other competitive local exchange carriers, microwave and satellite carriers, and private networks owned by large end-users. We also compete with direct marketers, equipment vendors and installers, and telecommunications management companies with respect to certain portions of our business.

  Wireless Providers.  In the future, providers of wireless services may offer
  ------------------
products that increasingly become a substitute for, rather than only supplement, a customer's wireline communications services. Competition with providers of wireless telecommunications services may be intense. Many of our potential wireless competitors have substantially greater financial, technical, marketing, sales, manufacturing and distribution resources than our own. In recent years, the Federal Communications Commission, or "FCC," has made additional spectrum available through public auction for use in wireless communications, including broadband local loops.

  New Transmission Technologies.  We also may increasingly face competition from
  -----------------------------
companies offering long distance data and voice services over the Internet.
Such companies could enjoy a significant cost advantage because at present they do not pay carrier access charges or universal service fees. Other competitors are also deploying new transmission technologies in their networks to upgrade capacity and reduce costs. For example, in June 1998, Sprint announced its intention to offer voice, data and video services over its nationwide ATM network, which Sprint anticipates will significantly reduce its cost to provide such services. Sprint plans to bill its customers based upon the amount of traffic carried, without regard to the time required to send the traffic or the traffic's destination. Other advanced networks are being deployed by other carriers.

  Competitive Local Exchange Carriers.  We will face competition in the markets
  -----------------------------------
in which we operate from one or more competitive local exchange carriers operating fiber optic networks, in some cases in conjunction with the local cable television operator. AT&T, MCI WorldCom, Sprint and others have begun to offer local telecommunications services, either directly or in conjunction with other competitive local exchange carriers in certain locations, and are expected to expand that activity as opportunities created by the Telecommunications Act develop. BellSouth has announced plans to provide local service in areas of its region where it is not the incumbent local exchange carrier, and to establish its own less regulated "competitive local exchange carrier" subsidiaries.

Business Combinations and Strategic Alliances May Increase Competition

  A continuing trend toward business combinations and strategic alliances in the telecommunications industry may further increase competition. For example, the national long distance carrier WorldCom has merged with MCI. WorldCom also has acquired competitive local exchange carriers, including MFS Communications Company, Inc. and Brooks Fiber Properties, Inc. AT&T has acquired another competitive local exchange carrier, Teleport Communications Group Inc., and has announced plans to acquire Tele-Communications, Inc., a major cable television operator. AT&T has also announced plans to enter into a joint venture with British Telecommunications plc to combine the international assets and operations of each company, including their existing international networks. On May 11, 1998, SBC and Ameritech announced their merger which, if approved, would mean that the seven original Regional Bell Operating Companies have been reduced to four. Additionally, in June 1998, Qwest acquired LCI, which combination created the nation's fourth-largest long distance carrier, and, in July 1998, Bell Atlantic announced its intention to acquire GTE. These types of strategic alliances and business combinations could put us at a significant competitive disadvantage.

Recent Legislation and Regulation May Also Increase Competition

  Long Distance Services.  The Telecommunications Act of 1996 creates the
  ----------------------
foundation for increased competition in the long distance market from the incumbent local exchange carriers. Such competition could affect the successful implementation of our business plans. For example, certain provisions of the Telecommunications Act eliminate previous prohibitions on the provision of both retail and carriers' carrier interLATA long distance services by the Regional Bell Operating Companies, subject to compliance by such companies with requirements set forth in the Telecommunications Act and implemented by the FCC. The FCC has rejected Regional Bell Operating Company applications to provide interLATA services, including applications from BellSouth covering the states of South Carolina and Louisiana. However, the FCC, states and other parties are actively considering actions that could expedite approval of interLATA service. BellSouth has filed new applications to provide such service in Alabama, Georgia, Kentucky and North Carolina and is expected to apply for authority in other states in the near future. In addition, legislation to relax the interLATA restriction is expected to be introduced in the next session of Congress. We could be adversely affected if the Regional Bell Operating Companies, and particularly BellSouth, are allowed to provide wireline interLATA long distance services within their own regions before local competition is established.

  InterLATA Data or Enhanced Broadband Local Services.  The FCC has recently
  ---------------------------------------------------
considered requests by the Regional Bell Operating Companies for relief from the in-region interLATA service restrictions and interconnection requirements of the Telecommunications Act and related regulation insofar as they are providing interLATA data services or enhanced broadband local services. The FCC denied the Regional Bell Operating Companies' requests, affirmed that the Telecommunications Act provisions apply equally to voice and data services, and proposed new rules to strengthen collocation and interconnection obligations of incumbent local telephone companies to facilitate broadband data service competition. However, the FCC also has proposed new rules that would give the major incumbent local exchange carriers more freedom in these areas if they offer such services through separate subsidiaries. Specifically, incumbent local exchange carriers would be allowed to offer advanced data services through such subsidiaries without dominant carrier regulation and without the obligation to make network facilities and services of that affiliate available to competitors. The FCC is expected to take action on this matter in early 1999. We are evaluating how such actions would impact our ability to compete with BellSouth and other incumbent local exchange carriers.

  Additional Flexibility for Incumbent Local Exchange Carriers.  The FCC is
  ------------------------------------------------------------
considering proposed new policies and rules that would grant the incumbent local exchange carriers additional flexibility in the pricing of interstate access services, and states are considering or are expected to consider incumbent local exchange carrier requests for similar regulatory relief with respect to intrastate services. Such flexibility is likely to come first for services offered in the business market. Any pricing flexibility or other significant deregulation of the incumbent local exchange carriers could have a material adverse effect on ITC/\DeltaCom. If the incumbent local exchange carriers are permitted to engage in increased volume and discount pricing practices prior to full competition in local services, or if the incumbent local exchange carriers seek to delay implementation of interconnection by competitors to their networks or charge excessive interconnection fees, our results of operations and financial condition could be adversely affected.

  Access Charges; Universal Service.  We also could be adversely affected by FCC
  ---------------------------------
or state regulatory decisions affecting access charges and universal service. Such decisions could increase our costs of providing service or limit our ability to recover those costs from rates charged to customers. The effect on ITC/\DeltaCom would be particularly adverse to the extent that it bears a disproportionate share of these costs compared to its competitors. These matters are the subject of ongoing regulation, and important issues regarding the future of access and universal service charges remain to be resolved.

WE FACE SIGNIFICANT CHALLENGES IN OFFERING LOCAL SERVICES, INCLUDING THE NEED TO MAKE SIGNIFICANT INVESTMENTS AND COMPETE WITH ESTABLISHED PROVIDERS

  We will have to continue to make significant operating and capital investments, and address numerous operating complexities, to implement our local exchange services strategy. We are required to:

     .    develop new products, services and systems;

     .    develop new marketing initiatives;

     .    train our sales force in connection with selling these services; and

     . implement the necessary billing and collecting systems for these services.

  In addition, we expect to continue to face significant pricing and product competition from the Regional Bell Operating Companies, whose core business is providing local dial tone service and who are currently the dominant providers of services in their markets. We also will face significant competitive product and pricing pressures from other incumbent local exchange carriers and from other companies like us which attempt to compete in the local services market.

  We also expect that the addition of local service to our bundle of telecommunications services will continue to have a negative impact on our gross margin as a percentage of revenues. This is because the gross margin on the resale of local services through incumbent local exchange carrier facilities is lower than the gross margin on our other lines of business. Gross margin means gross revenues less cost of services.

THE LONG DISTANCE TRANSMISSION INDUSTRY IS SUBJECT TO PRICING PRESSURES AND RISKS OF INDUSTRY OVER-CAPACITY

  Since shortly after the AT&T divestiture in 1984, the long distance transmission industry generally has experienced over-capacity and declining prices. These trends have exerted downward pressure affecting our Carriers' Carrier Services and we anticipate that prices for our Carriers' Carrier Services will continue to decline over the next several years. Dramatic and substantial price reductions in the long distance industry could force us to reduce our prices significantly, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to repay the Exchange Notes.

  We expect these price declines will occur because:

     .    some long distance carriers are expanding their capacity generally;

     . other existing long distance carriers and potential new carriers are constructing new fiber optic and other long distance transmission networks in the southern United States;

     . expansion and new construction of transmission networks is likely to create substantial excess capacity relative to demand in the short or medium term. Persons building such lines are likely to install fiber that provides substantially more transmission capacity than will be needed because the cost of the actual fiber is a relatively small portion of the overall cost of constructing new lines;

     . recent technological advances may also greatly expand the capacity of existing and new fiber optic cable;

     . the marginal cost of carrying an additional call over existing fiber optic cable is extremely low;

  An increase in the capacity of our competitors could adversely affect our business, even if we are also able to increase our capacity. If industry capacity expands so much that available capacity exceeds overall demand along any of our routes, severe additional pricing pressure could develop. See "--Our Business is Subject to Significant Competitive Pressures."

THE LOCAL AND LONG DISTANCE INDUSTRIES ARE SUBJECT TO SIGNIFICANT GOVERNMENT REGULATION, AND THE REGULATIONS MAY CHANGE

  We are required to obtain authorizations from the FCC and state public utility commissions to offer some of our telecommunications services. We are also required to file tariffs for many of our services and to comply with local license or permit requirements relating to installation and operation of our network. Any of the following could have a material adverse effect on our business, results of operations and financial condition, and on our ability to repay the Exchange Notes:

     .    failure to maintain proper federal and state tariffs;

     .    failure to maintain proper state certifications;

     .    failure to comply with federal, state or local laws and regulations;

     .    failure to obtain and maintain required licenses and permits;

     . burdensome license or permit requirements to operate in public rights-of-way; and

     .    burdensome or adverse regulatory requirements or developments.

  In addition, we recently entered the newly-created competitive local telecommunications services industry. The local telephone services market was opened to competition through the passage of the Telecommunications Act in 1996 and subsequent state and federal regulatory actions arising from the Telecommunications Act. Because the FCC and the states are still implementing many of the rules and policies necessary for local telephone competition, and addressing other related issues, it is uncertain how successful the Telecommunications Act will be in creating local competition. There is little practical experience under the decisions that have been made to date. If we are required to change or delay our offering of local services as a result of changes in regulatory requirements, we may experience adverse effects on our business, results of operations and financial condition, and on our ability to repay the Exchange Notes.

WE DEPEND ON ACCESS SERVICE FROM INCUMBENT LOCAL EXCHANGE CARRIERS TO PROVIDE LONG DISTANCE AND INTEREXCHANGE PRIVATE SERVICES, AND WE COULD BE ADVERSELY AFFECTED IF WE DO NOT BENEFIT FROM REDUCED ACCESS CHARGES AT LEAST AS MUCH AS OUR COMPETITORS

  We depend on incumbent local exchange carriers to provide access service for the origination and termination of our toll long distance traffic and interexchange private lines. Historically, charges for such access service have made up a significant percentage of the overall cost of providing long distance service. In 1998, the FCC implemented changes to its interstate access rules that, among other things, have reduced per-minute access charges and substituted new per-line flat rate monthly charges. The FCC also approved reductions in overall access rates, and established new rules to recover subsidies to support universal service and other public policies. Additional access charge adjustments will be implemented in the future. The impact of these changes on us or our competitors is not yet clear. We could be adversely affected if we do not experience access cost reductions proportionally equivalent to those of our competitors. Insofar as new Internet-based competitors continue to be exempt from these charges, they could enjoy a significant cost advantage in this area.

IF WE ARE UNABLE TO INTERCONNECT WITH BELLSOUTH AND INCUMBENT LOCAL EXCHANGE CARRIERS ON ACCEPTABLE TERMS, OUR ABILITY TO OFFER LOCAL TELEPHONE SERVICES WILL BE ADVERSELY AFFECTED

  In August 1996, the FCC adopted rules and policies (1) implementing the local competition provisions of the Telecommunications Act and (2) imposing obligations on the incumbent local exchange carriers, including the Regional Bell Operating Companies, to enter into interconnection agreements with new competitive entrants like ITC/\DeltaCom. In January 1999, the Supreme Court upheld the FCC's authority to adopt and implement these rules, but many aspects of such implementation remain to be determined. Those obligations include requirements that these local exchange carriers:

     .    offer wholesale local services for resale;

     .    sell their local network elements to competing carriers; and

     .    interconnect their networks with competitors' networks.

Incumbent local exchange carriers meet these requirements under interconnection agreements negotiated with competitive local exchange carriers under regulatory supervision. Such agreements have been the subject of ongoing disputes, and key issues remain open, including:


     . whether the incumbent local exchange carriers retain the right to receive the access revenues associated with local service when a local service provider obtains all necessary elements, including loops and switches, from the incumbent local exchange carrier; and

     . whether competitive local exchange carriers should receive reciprocal compensation from the incumbent local exchange carriers when the competitive carriers terminate traffic to Internet service providers.

  Our ability to successfully negotiate interconnection agreements on a timely basis and on favorable terms is critical to our ability to provide local services on a competitive and profitable basis. We cannot assure you that we will be able to enter into or renew interconnection agreements that permit us to offer local services at rates that are both profitable and competitive. Any successful effort by the incumbent local exchange carriers to deny or substantially limit our access to their network elements or wholesale services would have a material adverse effect on our ability to provide local telephone services. This would have a material adverse effect on our business, results of operations, and financial condition, and on our ability to repay the Exchange Notes.

  We depend on our interconnection agreements with incumbent local exchange carriers such as BellSouth, GTE and Sprint to:

     . provide local telephone service through access to local loops, termination service and, in some markets, central office switches of such carriers;

     . resell local telephone services that we obtain from the incumbent local exchange carriers on a wholesale basis; and

     . obtain operational support to ensure timely delivery to us of network elements and wholesale services from the incumbent local exchange carriers.

  Our interconnection agreement with BellSouth is our most significant interconnection agreement, enabling us to provide local services in all nine markets in which BellSouth operates. That agreement currently allows us to provide local service on a resale basis or by purchasing all unbundled network elements required to provide local service on a facilities basis, without having to buy or build our own facilities. The terms of that interconnection agreement, including interim pricing terms to which we and BellSouth have agreed, have been approved by state regulatory authorities in all states in which BellSouth operates. These interim pricing terms remain subject to review and modification by such authorities. In addition, the BellSouth interconnection agreement does not resolve all operational issues. We and BellSouth are continuing to negotiate to resolve those issues.

  The BellSouth interconnection agreement expires on July 1, 1999. We have begun negotiations with BellSouth to renew the terms of the interconnection agreement. In the event we fail to agree with BellSouth on renewal terms by July 1, 1999, the agreement provides that the parties will continue to exchange traffic under the current agreement until such time as renewal terms, conditions and prices are ordered by a state commission or negotiated by the parties. The new terms, conditions and prices would then be effective retroactive to July 1, 1999. We cannot assure you that we will be able to renew the interconnection agreement with BellSouth on favorable terms, or at all.

  Under the Telecommunications Act, the Regional Bell Operating Companies will not be permitted to provide in-region interLATA long distance services until there is adequate competition in the local services industry. This provides some incentive to the Regional Bell Operating Companies to provide access to their facilities to competitive new entrants like ITC/\DeltaCom. We cannot assure you, however, that once BellSouth or other Regional Bell Operating Companies are permitted to offer long distance service, they will continue to be willing to enter into interconnection agreements with us that will enable us to provide local services on competitive and profitable terms.

WE ARE DEPENDENT UPON RIGHTS OF WAY AND OTHER THIRD PARTY AGREEMENTS TO EXPAND AND MAINTAIN OUR FIBER OPTIC NETWORK

  To construct and maintain our fiber optic network, we have obtained easements, rights of way, franchises and licenses from various private parties, including actual and potential competitors and local governments. We cannot assure you that we will continue to have access to existing rights of way and franchises after the expiration of our current agreements, or that we will obtain additional rights necessary to extend our network on reasonable terms. If a franchise, license or lease agreement were terminated and we were forced to remove or abandon a significant portion of our network, such termination could have a material adverse effect on our business, results of operations, and financial condition, and on our ability to repay the Exchange Notes. Similarly, our business plans could be adversely affected if our network expansion is hindered through delays or denials of rights of way, easements or related licenses on competitive terms.

WE ARE DEPENDENT ON OUR NETWORK INFRASTRUCTURE, PORTIONS OF WHICH WE DO NOT OWN

  Network Agreements May be Terminated.  We have effectively extended our
  ------------------------------------
network with minimal capital expenditures by entering into marketing and management agreements with three southern public utility companies to sell long-haul private line services on the fiber optic networks owned by these companies. Under these agreements, which have remaining terms ranging from three to six years, we generally earn a commission based upon a percentage of the gross revenues generated by the sale of capacity on the utility's networks. We also have an agreement to buy and sell capacity with Carolinas Fibernet, which manages fiber optic facilities in North Carolina and South Carolina. Cancellation or non-renewal of any of these agreements could materially adversely affect our business, results of operations, and financial condition, and our ability to repay the Exchange Notes.

  Some of Our Agreements are Non-Exclusive.  In addition, two of our three
  ----------------------------------------
agreements with the public utility companies are nonexclusive, and we may encounter competition for capacity on the utilities' networks from other service providers that enter into comparable arrangements with the utilities. Any reduction in the amount of capacity that is made available to us could adversely affect us. To the extent that we are unable to establish similar arrangements in new markets, we may be required to make additional capital expenditures to extend our fiber optic network.

  We May Experience Network Equipment Failures or Cable Cuts.  Our business also
  -----------------------------------------------------------
could be materially adversely affected by a cable cut or equipment failure in our fiber optic network. A substantial portion of our owned and managed fiber optic network is not protected by electronic redundancy in the event of a total cable cut. Electronic redundancy enables us to reroute traffic to another fiber in the same fiber sheath in the event of a partial fiber cut or electronics failure.

WE ARE DEPENDENT ON CERTAIN LARGE CUSTOMERS FOR A SIGNIFICANT PERCENTAGE OF OUR REVENUES AND WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO RETAIN THOSE CUSTOMERS

  The table below sets forth, for the year ended December 31, 1997 and the nine months ended September 30, 1998, the percentage of our consolidated revenues accounted for by our two largest Carriers' Carrier customers and our five largest Retail Services customers.

                                     ----------------------------------------------------------
                                          YEAR ENDED                 NINE MONTHS ENDED
                                          ----------                 -----------------
                                        DECEMBER 31, 1997            SEPTEMBER 30, 1998
                                        -----------------            ------------------
          -------------------------------------------------------------------------------------
          Two Largest Carriers'      Approximately 12.5% of        Approximately 10.8% of
          Carrier Customers          consolidated revenues         consolidated revenues
          -------------------------------------------------------------------------------------
          Five Largest Retail        Approximately 10.0%% of       Approximately 11.7% of
          Services Customers         consolidated revenues         consolidated revenues
          -------------------------------------------------------------------------------------

  We cannot assure you that we will be able to retain our customers. The loss of, or a significant decrease of business from, any of our largest customers would have a material adverse effect on our business, results of operations and financial condition, and on our ability to repay the Exchange Notes.

  For both Carriers' Carrier Services and Retail Services, our customers generally have concurrent arrangements with more than one service provider. This enables our customers to reduce their use of our services and switch to other providers without incurring significant expense. Our agreements with our customers generally provide that the customer may terminate service without penalty in the event of specified types of outages in service and for other defined causes. As of September 30, 1998, our Carriers' Carrier business had remaining future long-term contract commitments totaling approximately $129.6 million. Some of those contractual commitments provide that, if the customer is offered lower pricing with respect to any circuit by another carrier, the customer's commitment to us will be reduced to the extent we do not match the price for such circuit and the customer purchases such circuit from the other carrier.

WE ARE DEPENDENT ON SOPHISTICATED BILLING, CUSTOMER SERVICE AND INFORMATION SYSTEMS

  We depend on sophisticated information and processing systems to grow, monitor costs, bill customers, provision customer orders and achieve operating efficiencies. As we increase our provision of dial tone and switched local access services, the need for enhanced billing and information systems will also increase. Our inability to identify adequately all of our information and processing needs, or to upgrade systems as necessary, could have a material adverse effect on our ability to reach our objectives and on our financial condition and results of operations, and on our ability to repay the Exchange Notes.

FAILURE TO OBTAIN YEAR 2000 COMPLIANCE MAY HAVE ADVERSE EFFECTS ON THE COMPANY

  The Year 2000 issue is the result of computer programs using two digits, rather than four, to define the applicable year. Because of this programming convention, software, hardware or firmware may recognize a date using ''00'' as the year 1900 rather than the year 2000. This could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including, among others, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Our Year 2000 readiness program is described below. However, we cannot know the actual effects of the Year 2000 issue on our business and operations until the Year 2000. If we and/or our major vendors, third party network service providers, and other material service providers and customers fail to adequately address our respective Year 2000 issues in a timely manner, this could have a material adverse effect on our business, results of operations, and financial condition, and on our ability to repay the Exchange Notes.

  We have undertaken a comprehensive program to address the Year 2000 issue with respect to the following:

     . our information technology and operating systems, including our network switching, customer service, call detail and billing systems;

     . our non-information technology systems, such as buildings, plant, equipment and other infrastructure systems that may contain embedded microcontroller technology;

     . the systems of our major vendors, third party network service providers and other material service providers, insofar as they relate to our business; and

     .    our major Carriers' Carrier and Retail Services customers.

Our Year 2000 program involves:

     . a wide-ranging assessment of the Year 2000 problems that may affect us;

     . the development of remedies to address the problems discovered in the assessment phase;

     .    testing of the remedies; and

     . the preparation of contingency plans to deal with worst case scenarios.

  As part of the assessment phase of this program, we have identified substantially all of the major components of the systems described above. To determine the extent to which those systems are vulnerable to the Year 2000 issue, we:

     .    evaluated our internally developed software applications; and

     . made inquiries of substantially all of our significant hardware, software and other equipment vendors, third party network service providers, other material service providers and material customers requesting detailed, written information related to Year 2000 compliance.

  To date, we have received and analyzed responses from a substantial majority of our major vendors and service providers and from our significant Carriers' Carrier and Retail Services customers. We are investigating, and intend to closely monitor, the Year 2000 readiness of the three public utilities that own and operate approximately 3,680 miles of our approximately 7,850-mile fiber optic network. All of those utilities have indicated that they are addressing the issue. In addition, we have begun to follow up with respect to those entities that have not yet responded to our Year 2000 inquiries.

  Based upon the results to date of our assessment efforts, we have begun our remediation and testing phase. We intend to complete this phase by the second quarter of 1999. After we complete our internal, integrated systems testing, we intend to conduct laboratory-simulated integrated systems testing in an effort to demonstrate Year 2000 compliance of our systems as they interface with external systems and equipment of major vendors, third party network providers, other material service providers and customers. We have begun to develop contingency plans to handle our most reasonably-likely worst case Year 2000 scenarios, which have not yet been identified fully. We intend to complete our determination of worst case scenarios after we have received and analyzed responses to substantially all of the inquiries we have made. Following that phase, we intend to develop a timetable for completing our contingency plans.

  Through the end of 1998, we incurred approximately $1.1 million in costs for our Year 2000 program. We currently estimate that, in 1999, we will incur additional expenses which are not expected to exceed approximately $1.0 million to complete our Year 2000 compliance work. These costs, which may vary from the estimates, have been, and will continue to be, expensed as incurred.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH RAPID CHANGES IN TECHNOLOGY

  The telecommunications industry is subject to rapid and significant changes in technology. In addition, we may be required to select in advance one emerging technology over another, but it will be impossible to predict with any certainty, at the time we are required to make our investment, which technology will prove to be the most economic, efficient or capable of attracting customer usage. Unexpected developments, or our failure to adapt to them, could have a material adverse effect on our business, results of operations, financial condition, and our ability to repay the Exchange Notes.

WE ARE A HOLDING COMPANY AND WE ARE DEPENDENT ON OUR SUBSIDIARIES FOR CASH FLOWS, INCLUDING TO PAY INTEREST AND PRINCIPAL ON THE NOTES; THE NOTES ARE SUBORDINATED TO DEBT OF OUR SUBSIDIARIES

  We are a holding company with no direct operations and no significant assets other than the stock of our subsidiaries. We conduct all of our operations through our subsidiaries. We are therefore dependent on cash flows from our subsidiaries to meet our obligations, including the payment of interest and principal on the Notes. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due on the Notes. They also have no obligation to make any funds available to us for such purposes, whether by dividends, loans or other payments.

  The Exchange Notes will be effectively subordinated in right of payment to all liabilities of our subsidiaries. This means that in the event of a bankruptcy, liquidation or reorganization, our subsidiaries must pay their creditors in full before we could use their assets to pay you. If and to the extent we are a creditor of a subsidiary, our claims would still be effectively subordinated to any security interest in the assets of such subsidiary held by other creditors. At September 30, 1998, our subsidiaries had approximately $44.9 million of liabilities, excluding intercompany payables. These liabilities include approximately $3.3 million of indebtedness, including capital leases.

OUR SECURED DEBT IS SENIOR TO THE EXCHANGE NOTES

  The Exchange Notes will be unsecured and will be subordinated to our secured debt. This means if we default on any of our secured debt, or if we are the subject of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our secured creditors could foreclose on their collateral and receive payment out of the proceeds of that collateral before we could use those assets to pay you. If the value of the collateral is less than the amount owed, our secured creditors would have equal rights with you to our remaining assets. As a result, if our obligations to pay on the

Exchange Notes are accelerated because we have defaulted under the Exchange Notes, there may only be a limited amount of assets available to satisfy any claims by holders of the Exchange Notes.

  The indentures permit us and our subsidiaries to incur an unlimited amount of debt to finance the acquisition of equipment, inventory and network assets and to secure such debt. The indentures permit us and our subsidiaries to incur additional secured debt -- up to $100 million under the 1997 Note Indenture, and up to $150 million under the Indenture and the 1998 Note Indenture, which may be increased to $250 million under conditions specified in the indentures. If we are able to amend our Credit Facility as we anticipate, we will have available borrowings of $50.0 million, subject to compliance with the Credit Agreement. Our Credit Facility is secured by substantially all of the assets of our subsidiaries.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL

  Our business is currently managed by a small number of key management and operating personnel. We do not have any employment agreements with, nor do we maintain "key man" insurance on, these employees. The loss of the services of key personnel, or the inability to attract, recruit and retain sufficient or additional qualified personnel, could have a material adverse effect on our business, results of operations and financial condition, and on our ability to repay the Exchange Notes.

OUR OPERATING RESULTS COULD VARY SIGNIFICANTLY FROM PERIOD TO PERIOD PRIMARILY DUE TO HIGH EXPENSES

  Our revenues and operating results could vary significantly from period to period for many reasons, including:

     . significant expenses associated with the construction and expansion of our network and services;

     .    competition and regulatory developments;

     .    changes in market growth rates for our products and services;

     .    availability or announcement of alternative technologies; and

     .    general economic conditions.

  These factors and any resulting fluctuations in our operating results will make period to period comparisons of our financial condition less meaningful and could have a material adverse effect on our business, results of operations, financial condition and our ability to repay the Exchange Notes.

IF YOU ARE AN AFFILIATE OF ITC/\DELTACOM OR A BROKER-DEALER, YOUR ABILITY TO TRANSFER THE EXCHANGE NOTES MAY BE RESTRICTED

  You may generally sell the Exchange Notes without complying with the registration requirements of the Securities Act, unless you are:

     . an "affiliate" of ITC/\DeltaCom within the meaning of Rule 405 under the Securities Act;

     . a broker-dealer that acquired Outstanding Notes as a result of market-making or other trading activities; or

     . a broker-dealer that acquired Outstanding Notes directly from us for resale pursuant to Rule 144A or another available exemption under the Securities Act.

  "Affiliates" of ITC/\DeltaCom may sell Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act or another available exemption. The broker-dealers described above must deliver a prospectus in connection with any resale of Exchange Notes. See "Plan of Distribution."

THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES

  The Exchange Notes will constitute a new issue of securities for which there is no established trading market. Although we have been advised by Morgan Stanley & Co. Incorporated and First Union Capital Markets, the placement agents for the Outstanding Notes, that, following completion of the Exchange Offer, they intend to make a market in the Exchange Notes, they are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice.

  If a market for the Exchange Notes develops, any such market may cease at any time. In addition, if a public trading market for the Exchange Notes develops, future trading prices of the Exchange Notes will depend on many factors, including, among other things:

     .    prevailing interest rates;

     .    the market for similar securities;

     .    our financial conditions and results of operations; and

     . other factors beyond our control, including general economic conditions.

We do not intend to list the Exchange Notes on any national securities exchange or seek approval for quotation through any automated quotation system. Accordingly, we cannot assure you:

     . that an active public or other market will develop for the Exchange Notes; or

     . of the liquidity of any trading market for the Exchange Notes following the Exchange Offer.

If a trading market does not develop or develops but is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, YOUR OUTSTANDING NOTES WILL REMAIN SUBJECT TO TRANSFER RESTRICTIONS

  We have not registered nor do we intend to register any of the Outstanding Notes under the Securities Act or any state securities laws. Therefore, you may not offer, sell or otherwise transfer any Outstanding Notes that remain outstanding after consummation of the Exchange Offer:

     . unless you comply with the registration requirements of the Securities Act and any other applicable securities laws; or

     . pursuant to an exemption from all applicable laws or in a transaction not subject to those laws.

In each case, you must comply with other applicable conditions and restrictions.

  Outstanding Notes that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting these restrictions on transfer. In addition, if you do not exchange your Outstanding Notes pursuant to the Exchange Offer, you will have no right to require us to register Outstanding Notes, except under certain limited circumstances. To the extent that you do not successfully tender your Outstanding Notes in the Exchange Offer, your ability to sell Outstanding Notes could be adversely affected.

YOU BEAR THE RISKS OF NOT COMPLYING WITH EXCHANGE OFFER PROCEDURES

  You are responsible for complying with all Exchange Offer procedures. You will only receive Exchange Notes in exchange for your Outstanding Notes if, prior to the Expiration Date, you deliver to the Exchange Agent:

     . your Outstanding Notes or a book-entry confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, or "DTC";

     . the Letter of Transmittal, or a facsimile thereof, properly completed and duly executed by you, with any required signature guarantees; and

     .    any other documents required by the Letter of Transmittal.

You should allow sufficient time to ensure that the Exchange Agent receives all required documents prior to the Expiration Date. Neither we nor the Exchange Agent has any duty to inform you of defects or irregularities with respect to the tender of your Outstanding Notes for exchange. See "The Exchange Offer."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Outstanding Notes, we entered into the Registration Rights Agreement with Morgan Stanley & Co. Incorporated and First Union Capital Markets, the placement agents for the Outstanding Notes (the "Placement Agents"). Pursuant to the Registration Rights Agreement, we agreed to file and to use our best efforts to cause to become effective with the Securities and Exchange Commission (the "SEC" or "Commission") a registration statement with respect to the exchange of the Outstanding Notes for Exchange Notes with terms identical in all material respects to the terms of the Outstanding Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part (the "Registration Statement"). The Exchange Offer is being made to satisfy our contractual obligations under the Registration Rights Agreement.

  By tendering Outstanding Notes in exchange for Exchange Notes, each holder will represent to us that:

        (i) any Exchange Notes to be received by such holder will be acquired in the ordinary course of such holder's business;

        (ii) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

        (iii) such holder is not an "affiliate" of ITC/\DeltaCom (within the meaning of Rule 405 under the Securities Act), or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

        (iv) such holder has full power and authority to tender, exchange, sell, assign and transfer the tendered Outstanding Notes;

        (v) we will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances; and

        (vi) the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies.

  Each tendering holder also will warrant and agree that such holder will, upon request, execute and deliver any additional documents that we or the Exchange Agent deem to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Outstanding Notes tendered pursuant to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

  The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Outstanding Notes are registered on the books of ITC/\DeltaCom or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of Outstanding Notes (which, for purposes of the Exchange Offer, include beneficial interests in the Outstanding Notes held by direct or indirect participants in DTC and Outstanding Notes held in definitive form).

TERMS OF THE EXCHANGE OFFER

  ITC/\DeltaCom hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes properly tendered prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. Holders may tender their Outstanding Notes in whole or in part in integral multiples of $1,000 principal amount.

  The form and terms of the Exchange Notes will be the same as the form and terms of the Outstanding Notes except that:

        (i) the Exchange Notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Outstanding Notes; and

        (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Outstanding Notes under the Registration Rights Agreement.

  The Exchange Notes will evidence the same indebtedness as the Outstanding Notes (which they will replace) and will be issued pursuant to, and entitled to the benefits of, the Indenture.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. We reserve the right, in our sole discretion, to purchase or make offers for any Outstanding Notes that remain outstanding after the Expiration Date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer. We also reserve the right, to the extent permitted by applicable law, to purchase Outstanding Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer. As of the date of this prospectus, $125.0 million aggregate principal amount of Outstanding Notes is outstanding.

  Holders of Outstanding Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Outstanding Notes that are not tendered, or are tendered but not accepted, in connection with the Exchange Offer will remain outstanding and continue to accrue interest in accordance with their terms, but will not retain any rights under the Registration Rights Agreement. See "Risk Factors--If You Do Not Exchange Your Outstanding Notes, Your Outstanding Notes Will Remain Subject to Transfer Restrictions."

  If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Outstanding Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  THE BOARD OF DIRECTORS OF ITC/\DELTACOM MAKES NO RECOMMENDATION TO HOLDERS OF OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS, AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on _________, 1999, unless we extend the Exchange Offer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  We expressly reserve the right, in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

        (i)  to delay the acceptance of the Outstanding Notes for exchange;

        (ii) to terminate the Exchange Offer (whether or not any Outstanding Notes have theretofore been accepted for exchange) if we determine, in our sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied;

        (iii) to extend the Expiration Date of the Exchange Offer and retain all Outstanding Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Outstanding Notes to withdraw their tendered Outstanding Notes as described under "-- Withdrawal Rights"; and

        (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect (whether or not any Outstanding Notes have theretofore been accepted for exchange).

  If the Exchange Offer is amended in a manner that we determine constitutes a material change, or if we waive a material condition of the Exchange Offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes, and we will extend the Exchange Offer to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Any such delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, we will exchange, and will issue to the Exchange Agent, Exchange Notes for Outstanding Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of Exchange Notes in exchange for Outstanding Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

        (i) Outstanding Notes or a book-entry confirmation of a book-entry transfer of Outstanding Notes into the Exchange Agent's account at DTC;

        (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees; and

        (iii)  any other documents required by the Letter of Transmittal.

Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when Outstanding Notes, book-entry confirmations with respect to Outstanding Notes and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Outstanding Notes into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, we will be deemed to have accepted for exchange, and thereby exchanged, Outstanding Notes validly tendered and not withdrawn as, if and when we give oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of our acceptance of such Outstanding Notes for exchange pursuant to the Exchange Offer. Our acceptance for exchange of Outstanding Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and ITC/\DeltaCom upon the terms and subject to the conditions of the Exchange Offer. The Exchange Agent will act as our agent for the purpose of receiving tenders of Outstanding Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Outstanding Notes, Letters of Transmittal and related documents and transmitting Exchange Notes to holders who validly tendered Outstanding Notes. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever the acceptance for exchange or the exchange of any Outstanding Notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of Outstanding Notes), or if we extend the Exchange Offer or are unable to accept for exchange or exchange Outstanding Notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth in this prospectus, the Exchange Agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Outstanding Notes and such Outstanding Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

PROCEDURES FOR TENDERING OUTSTANDING NOTES

  Valid Tender. Except as set forth below, in order for Outstanding Notes to be validly tendered pursuant to the Exchange Offer, either (i) (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at the address set forth under "--Exchange Agent" prior to the Expiration Date and (b) tendered Outstanding Notes must be received by the Exchange Agent, or such Outstanding Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Outstanding Notes held by a holder are tendered by such holder, such holder should fill in the amount of Outstanding Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us, in our sole discretion, of such person's authority to so act must be submitted.

  Any beneficial owner of Outstanding Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

  THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

  Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE
AGENT.

  Signature Guarantees. Certificates for Outstanding Notes need not be endorsed and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (a) a certificate for Outstanding Notes is registered in a name other than that of the person surrendering the certificate or (b) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Outstanding Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):

        (i)  a bank;

        (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

        (iii) a credit union;

        (iv) a national securities exchange, registered securities association or clearing agency; or

        (v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution.

See Instructions 2 and 5 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Outstanding Notes pursuant to the Exchange Offer and the certificates for such Outstanding Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Outstanding Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

        (i)   such tenders are made by or through an Eligible Institution;

        (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, setting forth the name and address of the holder of Outstanding Notes and the amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

        (iii) the certificates (or book-entry confirmation) representing all tendered Outstanding Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

  Determination of Validity. We will make, in our sole discretion, all determinations regarding the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Outstanding Notes. Our determination shall be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any defect or irregularity in any tender of Outstanding Notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

  Our interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Outstanding Notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates or assigns, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

RESALES OF EXCHANGE NOTES

  Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to ITC/\DeltaCom, we believe that holders of Outstanding Notes (other than any holder that is (i) a broker-dealer that acquired Outstanding Notes as a result of market-making activities or other trading activities or (ii) an "affiliate" of ITC/\DeltaCom within the meaning of Rule 405 under the Securities Act) who exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer may offer for resale, resell and otherwise transfer such Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Any holder who tenders Outstanding Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is an affiliate of ITC/\DeltaCom may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by ITC/\DeltaCom. The staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that, for a period not to exceed 180 days after the Expiration Date, we will furnish additional copies of this prospectus, as amended or supplemented, to any broker-dealer that reasonably requests such documents for use in connection with any such resale. See "Plan of Distribution."

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

  In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Outstanding Notes to be withdrawn, the aggregate principal amount of Outstanding Notes to be withdrawn, and (if certificates for such Outstanding Notes have been tendered) the name of the registered holder of the Outstanding Notes as set forth on the Outstanding Notes, if different from that of the person who tendered such Outstanding Notes. If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, the notice of withdrawal must specify the certificate number on the particular Outstanding Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Outstanding Notes tendered for the account of an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Outstanding Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Outstanding Notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of Outstanding Notes may not be rescinded. Outstanding Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Outstanding Notes."

  We will make, in our sole discretion, all determinations regarding the validity, form and eligibility (including time of receipt) of such withdrawal notices. Our determination shall be final and binding on all parties. Neither ITC/\DeltaCom, any affiliates of ITC/\DeltaCom, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Outstanding Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON THE EXCHANGE NOTES

  Interest on the Exchange Notes will accrue at the rate of 9 3/4% per annum and will be payable in cash semi-annually on May 15 and November 15 of each year, commencing May 15, 1999.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, we will not be required to accept for exchange, or to exchange, any Outstanding Notes for any Exchange Notes, and may, at any time and from time to time, terminate the Exchange Offer or waive any conditions to or amend the Exchange Offer in any respect (whether or not any Outstanding Notes have theretofore been accepted for exchange), if we determine, in our sole and absolute discretion, that the Exchange Offer violates applicable law or any applicable interpretation of the staff of the Commission.

     If such waiver or amendment constitutes a material change to the Exchange Offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes, and we will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The exchange of the Outstanding Notes for the Exchange Notes will not be a taxable exchange for federal income tax purposes, and holders of Outstanding Notes should not recognize any taxable gain or loss or any interest income as a result of such exchange.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          BY FACSIMILE
          (212) 780-0592
          Attention: Customer Service
          Confirm by telephone: (800) 548-6565

          BY MAIL
          United States Trust Company of New York
          P.O. Box 843
          Cooper Station
          New York, New York 10276
          Attention: Corporate Trust Services

          BY HAND BEFORE 4:30 P.M. (E.S.T.)
          United States Trust Company of New York
          111 Broadway
          New York, New York 10006
          Attention: Lower Level Corporate Trust Window

          BY OVERNIGHT COURIER AND BY HAND AFTER 4:30 P.M. (E.S.T.) United States Trust Company of New York
          770 Broadway, 13th Floor
          New York, New York 10003

     DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     ITC/\DeltaCom will bear all of the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by officers, directors or employees of ITC/\DeltaCom.

  We have not retained any dealer-manager or similar agent in connection with the Exchange Offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. We have agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with such services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Senior Notes, and in handling or tendering for their customers.

     Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain obligations of ITC/\DeltaCom under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal number of Outstanding Notes in like principal amount. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Outstanding Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer."

     The net proceeds to ITC/\DeltaCom from the sale of the Outstanding Notes were approximately $121.6 million, after deducting the estimated underwriting discounts and commissions and other expenses payable by us in connection with the offering of the Outstanding Notes. We intend to use the net proceeds from the offering of the Outstanding Notes, as follows:

     . to fund an accelerated market expansion of our telecommunications business, including expansion of our fiber optic network, expansion of our Internet Service Provider (ISP) local telecommunications services and the opening of new sales offices; and

     .    for additional working capital and other general corporate purposes.

We currently intend to allocate substantial proceeds to each of the foregoing uses. The precise allocation of funds among these uses, however, will depend on future technological, regulatory and other developments in or affecting our business, the competitive climate in which we operate and the emergence of future opportunities.

     As part of our business strategy, we intend to continue to evaluate potential acquisitions, joint ventures and strategic alliances in areas such as wireline and wireless services, network construction and infrastructure and Internet access. We have no definitive agreement with respect to any acquisition, although from time to time we have discussions with other companies and assess opportunities on an on-going basis. A portion of the net proceeds from the offering of the Outstanding Notes may be used to fund any such acquisitions, joint ventures and strategic alliances.

     Pending the foregoing uses, we have invested the net proceeds of the offering of the Outstanding Notes in short-term, interest-bearing, investment grade securities.

                                CAPITALIZATION

     The following table sets forth, as of September 30, 1998, (i) the actual consolidated capitalization of ITC/\DeltaCom and (ii) the consolidated capitalization of ITC/\DeltaCom as adjusted for the offering of the Outstanding Notes. The data set forth below should be read in conjunction with "Use of Proceeds," the financial statements and notes thereto and the other financial data included elsewhere, or incorporated by reference, in this prospectus.

                                                                                             SEPTEMBER 30, 1998
                                                                                    ------------------------------------
                                                                                       HISTORICAL       AS ADJUSTED (a)
                                                                                    -----------------  -----------------
                                                                                                (UNAUDITED)
Long term debt and capital lease obligations:
  Capital lease obligations, including current portion of $752,470..................    $  2,934,544       $  2,934,544
  1997 Senior Notes.................................................................     130,000,000        130,000,000
  March 1998 Senior Notes...........................................................     159,849,331        159,849,331
  Outstanding Notes.................................................................              --        125,000,000
  Other, current....................................................................         333,574            333,574
                                                                                        ------------       ------------
     Total long-term debt and capital lease obligations, including current
       portion......................................................................     293,117,449        418,117,449
                                                                                        ------------       ------------
Stockholders' equity:
  Preferred stock, $.01 par value, $7.40 liquidation preference, 5,000,000
shares authorized; 1,480,771 shares issued and outstanding at September 30, 1998....          14,808             14,808
  Common Stock, $.01 par value, 90,000,000 shares authorized;
    51,284,782 shares issued and outstanding at September 30, 1998 (b)..............         512,848            512,848
  Additional paid-in capital........................................................     166,855,588        166,855,588
  Accumulated deficit...............................................................     (39,744,216)       (39,744,216)
                                                                                        ------------       ------------
     Total stockholders' equity.....................................................     127,639,028        127,639,028
                                                                                        ------------       ------------
     Total capitalization...........................................................    $420,756,477       $545,756,477
                                                                                        ============       ============

_________________________________
(a) Includes the offering of the Outstanding Notes.
(b) Excludes 9,424,948 shares of Common Stock issuable upon the exercise of options outstanding as of September 30, 1998.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

CREDIT FACILITY

         Our wholly owned subsidiary, Interstate FiberNet, Inc. (the "Borrower"), has a credit agreement with NationsBank and certain other lenders (the "Credit Agreement"), which provides for a $50.0 million revolving Credit Facility to be used for working capital and other purposes, including capital expenditures and permitted acquisitions.

     To date, no amounts have been borrowed under the Credit Facility and we do not expect to borrow under the Credit Facility during 1999. We are, however, in the process of negotiating with NationsBank substantial amendments to the Credit Agreement, in order to accommodate adjustments we have made and are anticipating making to our business plans. In particular, we have continued to accelerate expansion of our fiber optic network and our retail services segment. This accelerated expansion has required us to make substantial capital expenditures. During 1998, we made capital expenditures of approximately $148 million on a consolidated basis, which exceeds the maximum capital expenditures for 1998 currently permitted under the Credit Agreement by approximately $18 million. NationsBank has indicated its willingness to waive this technical default, but a waiver has not yet been signed by all the parties required to sign under the Credit Agreement. Unless and until such waiver is received, we will be unable to borrow any amounts under the Credit Facility. We currently expect that this waiver will be included as part of the more comprehensive amendments to the Credit Agreement that we are in the process of discussing with NationsBank. However, we cannot assure you that the waiver or the amendments will be completed on a timely basis, or at all.

     Set forth below is a summary of the material provisions of the Credit Facility. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Credit Agreement. If the Credit Facility is amended, as we currently anticipate, its terms may differ materially from those described below. Certain capitalized terms used in this description of the Credit Facility are defined at the end of this section.

     Amounts drawn under the Credit Facility will bear interest, at the Borrower's option, at either the Base Rate or the LIBOR Rate, plus an Applicable Margin. The Applicable Margin will be an annual rate which will fluctuate based on the Borrower's Total Leverage Ratio and which will be between 1.125% and 0% for Base Rate borrowings and between 2.125% and 1.0% for LIBOR Rate borrowings.

     The Credit Agreement requires the Borrower to repay indebtedness outstanding under the Credit Facility with the net cash proceeds from sales of assets by ITC/\DeltaCom, the Borrower or the Borrower's subsidiaries other than in the ordinary course of business and from certain public or private issuances of equity securities or debt securities by ITC/\DeltaCom, the Borrower or the Borrower's subsidiaries.

     The Borrower's obligations under the Credit Facility are guaranteed by ITC/\DeltaCom and the Borrower's subsidiaries and are secured by a first priority lien on all current and future assets and properties of the Borrower and its subsidiaries, except for certain contract rights and interests in real estate, and by a first priority pledge of the stock of the Borrower and its subsidiaries.

     The Credit Agreement contains negative covenants limiting the ability of the Borrower, the Borrower's current and future subsidiaries and ITC/\DeltaCom to incur debt, create liens, pay dividends, make distributions or stock repurchases, make investments or capital expenditures, change their business, issue capital stock, engage in transactions with affiliates, sell assets, engage in mergers and acquisitions and assume or make guaranties. In addition, the Credit Agreement contains affirmative covenants, including covenants requiring compliance with laws, maintenance of corporate existence, licenses, properties and insurance, payment of taxes and performance of other material obligations and the delivery of financial and other information.

     The Credit Agreement restricts the Borrower from declaring and paying dividends or other distributions to ITC/\DeltaCom. However, the Borrower is permitted to pay dividends to ITC/\DeltaCom to pay scheduled interest on (i) the 1997 Senior Notes beginning after the sixth scheduled interest payment, (ii) the March 1998 Senior Notes, and (iii) the Notes, unless at the time of such dividend or distribution an event of default (other than an event of default resulting solely from the breach of a representation or warranty) under the Credit Agreement exists or would be caused by such dividend or distribution; provided that, with respect to any event of default (other than a payment default, a bankruptcy event with respect to ITC/\DeltaCom, the Borrower or (with respe ct to the March 1998 Senior Notes and the Notes) any Significant Subsidiary of ITC/\DeltaCom, or an event in which any portion of the assets of the Borrower and its subsidiaries that has generated more than 5% of the Operating Cash Flow for the most recently completed twelve-month period shall not be operating for a period in excess of 30 days), the Borrower will not be prohibited for more than 180 days from paying dividends to ITC/\Deltacom to pay scheduled cash interest due and payable on the 1997 Senior Notes, the March 1998 Senior Notes and the Notes.

     The Credit Agreement also requires the Borrower to comply with certain financial tests and to maintain certain financial ratios on a consolidated basis. The Borrower must maintain:

     (i) a Total Leverage Ratio no greater than 9.5:1.0 through June 30, 1999, 8.75 to 1.0 from July 1, 1999 to June 30, 2000, 7.5 to 1.0 from July 1, 2000 to June 30, 2001, 6.0 to 1.0 from July 1, 2001 to June 30, 2002 and 4.5 to 1.0 from July 1, 2002 and thereafter;

     (ii) a Senior Leverage Ratio no greater than 2.75:1.0 through June 30, 2000 and 2.25:1.0 thereafter;

     (iii) an Interest Coverage Ratio no less than 1.50:1.0 (or, in the event the Borrower does not redeem 35% of the 1997 Senior Notes within 60 days after the closing date of the Credit Agreement, 1.75:1.0) through June 30, 2000 and 1.75:1.0 thereafter; and

     (iv) capital expenditures no greater than $105,000,000 for fiscal year 1998, $100,000,000 for fiscal year 1999, $50,000,000 for fiscal year 2000, $45,000,000 for fiscal year 2001 and for each fiscal year thereafter;

provided, that (A) to the extent that less than such amount is used for any fiscal year, the limitation on capital expenditures for succeeding fiscal years may be increased by the amount of such unused amount and (B) the Borrower may add $25,000,000 in the aggregate to the maximum amounts set forth above, provided that at the time the Borrower elects to increase the maximum amount by any portion of the $25,000,000, there exists no event of default.

     Failure to satisfy any of the financial covenants constitutes an event of default under the Credit Facility, notwithstanding the ability of the Borrower to meet its debt service obligations. The Credit Agreement also includes other customary events of default, including, without limitation, a cross-default to other indebtedness, material undischarged judgments, bankruptcy and a change of control.

     As used in this section:

     "Annualized Operating Cash Flow" means Operating Cash Flow for the six-month period most recently ended, multiplied by two.

     "Interest Coverage Ratio" means, for ITC/\DeltaCom on a consolidated basis for any period, the ratio of Annualized Operating Cash Flow to the aggregate amount of interest due and payable by ITC/\DeltaCom, the Borrower and the Borrower's subsidiaries with respect to Total Debt during such period net of interest on the 1997 Senior Notes funded by pledged securities, interest income for such period, interest actually paid-in-kind, any one-time facility fees paid in connection with the Credit Facility and in connection with any pre-existing debt of ITC/\DeltaCom, the Borrower or the Borrower's subsidiaries, up to $9.5 million of accrued interest paid by the Borrower to ITC Holding prior to September 17, 1987, one-time prepayment penalties incurred as a result of the extinguishment on the closing date of the Credit Agreement of interest rate protection agreements of the Borrower in an amount not in excess of $2,800,000 and any interest expense associated exclusively with the mark to market on such closing date of interest rate protection agreements of the Borrower in an amount not in excess of $2,800,000.

     "Operating Cash Flow" for any period means the consolidated net income
(loss) of ITC/\DeltaCom, the Borrower and the Borrower's subsidiaries for such period plus the following amounts for such period, to the extent included in the determination of such income (loss): depreciation expense, amortization expense and other non-cash charges reducing income, net interest expense, and income tax expense.

     "Senior Leverage Ratio" means, for the Borrower on a consolidated basis at any date, the ratio of Senior Debt (Total Debt minus the aggregate outstanding principal amount, and accrued and unpaid interest, on the March 1998 Senior Notes and the 1997 Senior Notes plus aggregate cash balances in excess of $5,000,000) to Annualized Operating Cash Flow.

     "Total Debt" means the aggregate indebtedness of ITC/\DeltaCom for borrowed money on a consolidated basis.

     "Total Leverage Ratio" means at any date, for ITC/\DeltaCom on a consolidated basis, the ratio of Total Debt (net of cash balances in excess of $5,000,000 plus the balance of pledged securities securing the 1997 Senior Notes) on such date to Annualized Operating Cash Flow.


1997 SENIOR NOTES

     On June 3, 1997, we completed the sale of $200.0 million principal amount of our 11% Senior Notes due 2007. Interest on the 1997 Senior Notes is payable semiannually in cash, on each June 1 and December 1.

     The 1997 Senior Notes are unsubordinated indebtedness of ITC/\DeltaCom, ranking pari passu in right of payment with all of our existing and future unsubordinated indebtedness, including the March 1998 Senior Notes and the Notes. At September 30, 1998, approximately $26.8 million of the net proceeds from the sale of the 1997 Senior Notes were being held in a pledged account as security for and to fund the balance of the first six interest payments on the 1997 Senior Notes.

     The 1997 Senior Notes will mature on June 1, 2007. The 1997 Senior Notes are redeemable at our option, in whole or in part, at any time on or after June 1, 2002, initially at 105.5% of their principal amount, declining ratably to 100% of their principal amount, plus accrued interest, on or after June 1, 2004.

     Upon a "Change of Control" of ITC/\DeltaCom (as defined in the 1997 Note Indenture), we will be required to make an offer to purchase the 1997 Senior Notes at a purchase price equal to 101% of their principal amount, plus accrued interest.

     The 1997 Note Indenture contains certain covenants that affect, and in certain cases significantly limit or prohibit, among other things, our ability to incur indebtedness, pay dividends, prepay subordinated indebtedness, repurchase capital stock, make investments, engage in transactions with stockholders and affiliates, create liens, sell assets and engage in mergers and consolidations. If we fail to comply with these covenants, our obligation to repay the 1997 Senior Notes may be accelerated. However, these limitations are subject to a number of important qualifications and exceptions. In particular, while the 1997 Note Indenture restricts our ability to incur additional indebtedness by requiring compliance with specified leverage ratios, it permits us and our subsidiaries to incur an unlimited amount of additional indebtedness to finance the acquisition of equipment, inventory and network assets and up to $100.0 million of additional indebtedness.


1998 SENIOR NOTES

     On March 3, 1998, we completed the sale of $160.0 million principal amount of its 8 7/8% Senior Notes due 2008. Interest on the March 1998 Senior Notes is payable semiannually in cash, on each March 1 and September 1.

     The March 1998 Senior Notes are unsubordinated indebtedness of ITC/\DeltaCom, ranking pari passu in right of payment with all of our existing and future unsubordinated indebtedness, including the 1997 Senior Notes and the Notes.

     The March 1998 Senior Notes will mature on March 1, 2008. The March 1998 Senior Notes are redeemable at our option, in whole or in part, at any time on or after March 1, 2003, initially at 104.4375% of their principal amount, declining ratably to 100% of their principal amount, plus accrued interest, on or after March 1, 2006.

     Upon a "Change of Control" of ITC/\DeltaCom (as defined in the 1998 Note Indenture), we will be required to make an offer to purchase the March 1998 Senior Notes at a purchase price equal to 101% of their principal amount, plus accrued interest.

     The March 1998 Note Indenture contains certain covenants that affect, and in certain cases significantly limit or prohibit, among other things, our ability to incur indebtedness, pay dividends, prepay subordinated indebtedness, repurchase capital stock, make investments, engage in transactions with stockholders and affiliates, create liens, sell assets and engage in mergers and consolidations. If we fail to comply with these covenants, our obligation to repay the March 1998 Senior Notes may be accelerated. However, these limitations are subject to a number of important qualifications and exceptions. In particular, while the March 1998 Note Indenture restricts our ability to incur additional indebtedness by requiring compliance with specified leverage ratios, it permits us and our subsidiaries to incur an unlimited amount of additional indebtedness to finance the acquisition of equipment, inventory and network assets and up to $150.0 million of additional indebtedness.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Outstanding Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of November 5, 1998 between ITC/\DeltaCom and United States Trust Company of New York, trustee under the Indenture (the "Trustee"). A copy of the Indenture is available from us upon request. The following summary contains a description of certain provisions of the Indenture, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms in the Indenture and those terms made a part of the Indenture by operation of the Trust Indenture Act of 1939, as amended. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions."

GENERAL

     The terms of the Exchange Notes will be identical in all material respects to the Outstanding Notes, except that (i) the Exchange Notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Outstanding Notes and (ii) Holders of the Exchange Notes will not be entitled to certain rights of Holders of Outstanding Notes under the Registration Rights Agreement.

     The Exchange Notes will be unsecured unsubordinated obligations of ITC/\DeltaCom, initially limited to $125,000,000 aggregate principal amount, and will mature on November 15, 2008. Each Exchange Note will bear interest at the rate of 9 3/4% from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date) on May 15 and November 15 of each year, commencing May 15, 1999.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of ITC/\DeltaCom in the Borough of Manhattan, The City of New York (which initially will be the corporate trust office of the Trustee at 114 West 47th Street, New York, New York 10036-1532); provided that, at our option, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

     The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. See "--Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Subject to the covenants described below under "Covenants" and applicable law, we may issue additional Notes under the Indenture. The Exchange Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

OPTIONAL REDEMPTION

     The Exchange Notes will be redeemable, at our option, in whole or in part, at any time or from time to time, on or after November 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing March 1 of the years set forth below:

     YEAR                                                                                                     REDEMPTION PRICE
     ----                                                                                                    ------------------
     2003...............................................................................................            104.875%
     2004...............................................................................................            103.250
     2005...............................................................................................            101.625
     2006 and thereafter................................................................................            100.000

     In addition, at any time prior to November 15, 2001, we may redeem up to 35% of the principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 109.750%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided, that at least $81.25 million aggregate principal amount of Notes remains outstanding after each such redemption.

     If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

EXCHANGE OFFER; REGISTRATION RIGHTS

     We entered into the Registration Rights Agreement with the Placement Agents, for the benefit of the holders of Outstanding Notes. Pursuant to the Registration Rights Agreement, we agreed to file the Registration Statement (of which this prospectus is a part) with the Commission. The Registration Rights Agreement provides that we will, at our cost, use our best efforts to cause the Registration Statement to be filed with the Commission not later than 60 days after the Closing Date (as defined in the Purchase Agreement attached as an exhibit to the Registration Statement of which this prospectus is a part) and declared effective under the Securities Act. Upon the effectiveness of the Registration Statement, we will offer the Exchange Notes in exchange for surrender of the Outstanding Notes. We have agreed to keep the Exchange Offer open for not less than 20 business days after the date notice of the Exchange Offer is mailed to the holders of Outstanding Notes. For each Outstanding Note surrendered to us pursuant to the Exchange Offer, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note. Under existing Commission interpretations, the Exchange Notes would be freely transferable by holders other than affiliates of ITC/\DeltaCom after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of ITC/\DeltaCom, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes with the prospectus contained in the Registration Statement under certain circumstances. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such Exchange Notes.

     A holder of Outstanding Notes who wishes to exchange such Outstanding Notes for Exchange Notes in the Exchange Offer will be required to represent that, among other things, any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of ITC/\DeltaCom, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     We have filed the Registration Statement (of which this prospectus is a part) and will commence the Exchange Offer pursuant to the Registration Rights Agreement. In the event that applicable interpretations of the staff of the Commission do not permit us to effect the Exchange Offer, or under certain other circumstances, we have agreed, at our cost, to use our best efforts to file and cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Outstanding Notes and to keep the Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act or such shorter period that will terminate when all Outstanding Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. We have agreed, in the event a Shelf Registration Statement is filed, among other things, to provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, to notify each such holder when the Shelf Registration Statement has become effective and to take certain other actions as are required to permit unrestricted resales of the Outstanding Notes. A holder selling such Outstanding Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

  In the event the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to the date that is six months after the Closing Date, the interest rate on the Outstanding Notes will be increased by .5% per annum until the Exchange Offer is consummated or the Shelf Registration is declared effective.

  Outstanding Notes not tendered in the Exchange Offer shall accrue interest at the rate of 9 3/4% per annum and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions."

  This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

RANKING

  The Indebtedness evidenced by the Notes will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of ITC/\DeltaCom and senior in right of payment to all existing and future subordinated indebtedness of ITC/\DeltaCom. At September 30, 1998, as adjusted to reflect the issuance of the Outstanding Notes as if it had occurred on that date, ITC/\DeltaCom (on an unconsolidated basis) had $414.8 million of subordinated indebtedness, and $289.8 million of outstanding indebtedness that would rank equal in right of payment with the Notes. Under the Indenture, we are permitted to incur additional indebtedness to finance the acquisition of equipment, inventory and other assets and up to $150 million of other indebtedness (which may be increased to $250 million under certain conditions) and are permitted to secure any such indebtedness. The Notes will be effectively subordinated to such security interests to the extent of such security interests. At September 30, 1998, as adjusted to reflect the issuance of the Outstanding Notes as if it had occurred on that date, neither we nor our subsidiaries had any outstanding secured indebtedness, including under the Credit Facility.

  ITC/\DeltaCom is a holding company. We conduct substantially all of our business through subsidiaries. Our subsidiaries will have no direct obligation to pay amounts due on the Notes and will not guarantee the Notes. As a result, the Notes will be effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries. As of September 30, 1998, our subsidiaries had approximately $44.9 million of liabilities (excluding intercompany payables), including approximately $3.3 million of indebtedness (including capital leases). We will be dependent upon access to the cash flow or assets of our subsidiaries to make payments on the Notes and our ability to obtain such access may be limited by law. See ''Risk Factors--We are a Holding Company and We are Dependent on Our Subsidiaries for Cash Flows, Including to Pay Interest and Principal on the Notes; The Notes are Subordinated to Debt of Our Subsidiaries.''

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. You should refer to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

  "Acquired Assets" means (i) the Capital Stock of any Person that becomes a Restricted Subsidiary after the Closing Date and (ii) the real or personal property (including tangible and intangible assets) of any Person that becomes a Restricted Subsidiary after the Closing Date.

  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of ITC/\DeltaCom and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (other than ITC/\DeltaCom or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to ITC/\DeltaCom or any of its

Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period and (y) with respect to net losses, to the extent of the amount of cash contributed by ITC/\DeltaCom or any Restricted Subsidiary to such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with ITC/\DeltaCom or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by ITC/\DeltaCom or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock (other than accrued dividends which, pursuant to the terms of the Preferred Stock, will not be payable prior to the first anniversary after the Stated Maturity of the Notes) of ITC/\DeltaCom or any Restricted Subsidiary owned by Persons other than ITC/\DeltaCom and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of ITC/\DeltaCom and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of ITC/\DeltaCom and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of ITC/\DeltaCom and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below.

  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Asset Acquisition" means (i) an investment by ITC/\DeltaCom or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with ITC/\DeltaCom or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of ITC/\DeltaCom and its Restricted Subsidiaries on the date of such investment or
(ii) an acquisition by ITC/\DeltaCom or any of its Restricted Subsidiaries of the property and assets of any Person other than ITC/\DeltaCom or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of ITC/\DeltaCom and its Restricted Subsidiaries on the date of such acquisition.

  "Asset Disposition" means the sale or other disposition by ITC/\DeltaCom or any of its Restricted Subsidiaries (other than to ITC/\DeltaCom or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of ITC/\DeltaCom or any of its Restricted Subsidiaries.

  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by ITC/\DeltaCom or any of its Restricted Subsidiaries to any Person other than ITC/\DeltaCom or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of ITC/\DeltaCom or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of ITC/\DeltaCom or any of its Restricted Subsidiaries outside the ordinary course of business of ITC/\DeltaCom or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of ITC/\DeltaCom; provided that "Asset Sale" shall not include (a) sales, transfers or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $500,000 in any transaction or series of related transactions or (c) sales, transfers or other dispositions of assets for consideration at least equal to the fair market value of the assets sold, transferred or otherwise disposed of to the extent the consideration received would satisfy clause (B) of the "Limitation on Assets Sales" covenant described below, provided that after giving pro forma effect to such exchange, the Consolidated Leverage Ratio shall be no greater than the Consolidated Leverage Ratio immediately prior to such exchange.

  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of ITC/\DeltaCom on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of ITC/\DeltaCom, on a fully diluted basis, than is held by the Existing Stockholders on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by ITC/\DeltaCom's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

  "Closing Date" means the date on which the Notes are originally issued under the Indenture.

  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income,
(v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for ITC/\DeltaCom and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding ITC/\DeltaCom of such Restricted Subsidiary on the last day of such period.

  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by ITC/\DeltaCom or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by ITC/\DeltaCom and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes and the Reorganization, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

  "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of ITC/\DeltaCom and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to
(ii) the aggregate amount of Consolidated EBITDA for the Four Quarter Period; provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;
(B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period, as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into ITC/\DeltaCom or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available; and (D) the aggregate amount of Indebtedness outstanding as of the end of such Reference Period will be deemed to include the total amount of funds outstanding and/or available on the Transaction Date under any revolving credit or similar facilities of ITC/\DeltaCom or its Restricted Subsidiaries.

  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of ITC/\DeltaCom and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of ITC/\DeltaCom or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

  "Consolidated Secured Indebtedness Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Secured Indebtedness of ITC/\DeltaCom and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the Four Quarter Period; provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Secured Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period, as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into ITC/\DeltaCom or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available; and (D) the aggregate amount of Secured Indebtedness outstanding as of the end of such Reference Period will be deemed to include the total amount of funds outstanding and/or available on the Transaction Date under any revolving credit or similar facilities of ITC/\DeltaCom or its Restricted Subsidiaries to the extent that borrowings under such facilities would constitute Secured Indebtedness.

  "Credit Agreement" means the First Amended and Restated Credit Agreement among Interstate FiberNet, Inc., NationsBank of Texas, N.A., as administrative lender, and the lenders party thereto, as such agreement may be amended, supplemented or modified from time to time.

  "Credit Facilities" means revolving credit or working capital facilities or similar facilities made available from time to time to ITC/\DeltaCom and its Restricted Subsidiaries.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Existing Stockholders" means Campbell B. Lanier, III and SCANA Corporation and their Affiliates, and Campbell B. Lanier, III's spouse and any one or more of his lineal descendants and their spouses; provided however, that any such person other than Campbell B. Lanier, III shall only be deemed to be an "Existing Stockholder" to the extent such person's Capital Stock of ITC/\DeltaCom was received, directly or indirectly, from Campbell B. Lanier, III.

  "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (viii) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the capital contribution or sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by ITC/\DeltaCom exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

  "Four Quarter Period" means, with respect to any Transaction Date, the then most recent four fiscal quarter period for which financial statements of ITC/\DeltaCom have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that computations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes or the Reorganization and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Holder" means the registered holder of any Note.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of ITC/\DeltaCom or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by ITC/\DeltaCom or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant described below. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to ITC/\DeltaCom or any of its Subsidiaries) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to ITC/\DeltaCom or any of its Subsidiaries) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to ITC/\DeltaCom or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of ITC/\DeltaCom and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by ITC/\DeltaCom or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any capital contribution or issuance or sale of Capital Stock, options, warrants or other rights to acquire Capital Stock or Indebtedness, the proceeds of such capital contribution or issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to ITC/\DeltaCom or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes or payable as a result thereof.

  "Offer to Purchase" means an offer by ITC/\DeltaCom to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:
(i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless ITC/\DeltaCom defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, ITC/\DeltaCom shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by ITC/\DeltaCom. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. ITC/\DeltaCom will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. ITC/\DeltaCom will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that ITC/\DeltaCom is required to repurchase Notes pursuant to an Offer to Purchase.

  "Permitted Investment" means (i) an Investment in ITC/\DeltaCom or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, ITC/\DeltaCom or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of ITC/\DeltaCom and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; and (vi) Interest Rate Agreements and Currency Agreements to the extent permitted under clause (iv) of the "Limitation on Indebtedness" covenant described below.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of ITC/\DeltaCom or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property (including, without limitation, tangible and intangible assets and Acquired Assets) acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, installation, improvement, transportation or integration) of the real or personal property (including tangible and intangible assets) subject thereto and such Lien is created prior to, at the time of or within six months after the latest of the acquisition, the completion of construction or the commencement of full operation of such real or personal property; provided that in the case of Acquired Assets, the Lien secures the Indebtedness Incurred to purchase the Capital Stock of the Person to make such Person a Restricted Subsidiary, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any real or personal property other than such real or personal property and any improvements on such real or personal property and any proceeds thereof;
(vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of ITC/\DeltaCom and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of ITC/\DeltaCom or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of ITC/\DeltaCom or any Restricted Subsidiary other than the property or assets acquired and any proceeds thereof; (xii) Liens in favor of ITC/\DeltaCom or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against ITC/\DeltaCom or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect ITC/\DeltaCom or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by ITC/\DeltaCom or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of ITC/\DeltaCom and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens on or sales of receivables, including related intangible assets and proceeds thereof; and (xix) Liens that secure Indebtedness with an aggregate principal amount not to exceed $5 million at any time outstanding.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

  "Public Equity Offering" means an underwritten primary offering of Common Stock of ITC/\DeltaCom pursuant to an effective registration statement under the Securities Act.

  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable in any material respect to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below are to the holders of the Notes and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to ITC/\DeltaCom's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

  "Reference Period" means, with respect to any Transaction Date, the period from the beginning of the Four Quarter Period with respect to such Transaction Date through such Transaction Date.

  "Reorganization" means the transactions in which ITC Holding Company, Inc., a Delaware corporation, contributed to ITC/\DeltaCom its investments in the Reorganization Subsidiaries (or their successors-in-interest).

  "Reorganization Subsidiaries" means, collectively, (i) DeltaCom, Inc., an Alabama corporation; (ii) Eastern Telecom, Inc., a Georgia corporation; (iii) Gulf States Transmission Systems, Inc., a Delaware corporation; (iv) ITC Transmission Systems, Inc., a Delaware corporation; (v) ITC Transmission Systems II, Inc., a Delaware corporation; and (vi) Interstate FiberNet, a Georgia general partnership.

  "Restricted Subsidiary" means any Subsidiary of ITC/\DeltaCom other than an Unrestricted Subsidiary.

  "Secured Indebtedness" means Indebtedness of ITC/\DeltaCom or any of its Restricted Subsidiaries that is secured by Liens on the property or assets of ITC/\DeltaCom or any of its Restricted Subsidiaries.

  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of ITC/\DeltaCom, accounted for more than 10% of the consolidated revenues of ITC/\DeltaCom and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of ITC/\DeltaCom and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of ITC/\DeltaCom for such fiscal year.

  "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Strategic Subordinated Indebtedness" means Indebtedness of ITC/\DeltaCom Incurred to finance the acquisition of a Person engaged in the Telecommunications Business that by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) is expressly made subordinate in right of payment to the Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of ITC/\DeltaCom's obligations under the Notes; provided that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of Capital Stock (other than Redeemable Stock) of ITC/\DeltaCom after the Incurrence of such Indebtedness.

  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Telecommunications Business" means the development, ownership or operation of one or more telephone, telecommunications or information systems or the provision of telephony, telecommunications or information services

(including, without limitation, any voice, video transmission, data or Internet services) and any related, ancillary or complementary business.

  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of ITC/\DeltaCom) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Service, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Service or Moody's Investors Service, Inc.

  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by ITC/\DeltaCom or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

  "Unrestricted Subsidiary" means (i) any Subsidiary of ITC/\DeltaCom that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of ITC/\DeltaCom) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, ITC/\DeltaCom or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and
(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

  The Indenture will contain, among others, the following covenants:

 Limitation on Indebtedness

  (a) ITC/\DeltaCom will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that ITC/\DeltaCom may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Leverage Ratio would be less than or equal to 7 to 1, for Indebtedness Incurred on or prior to June 30, 1998, or less than or equal to 5 to 1, for Indebtedness Incurred thereafter.

  Notwithstanding the foregoing, ITC/\DeltaCom, and (except as specified below) any Restricted Subsidiary, may Incur each and all of the following: (i) Indebtedness in an aggregate principal amount outstanding or available at any time not to exceed the sum of (A) $150 million, plus (B) $100 million, if after giving effect to the Incurrence of such Indebtedness and application of the proceeds thereof the Consolidated Secured Indebtedness Leverage Ratio would be less than or equal to 2.25 to 1, less (C) any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness owed (A) to ITC/\DeltaCom and evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to ITC/\DeltaCom or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi) or (ix) of this paragraph) and any refinancings of such new Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu in right of payment with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu in right of payment with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu in right of payment with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of ITC/\DeltaCom be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect ITC/\DeltaCom or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of ITC/\DeltaCom or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by ITC/\DeltaCom or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of ITC/\DeltaCom, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control or (B) deposited to defease all of the Notes as described below under "Defeasance"; (vi) Guarantees of the Notes and Guarantees of Indebtedness of ITC/\DeltaCom by any Restricted Subsidiary, provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below;
(vii) Indebtedness (including Acquired Indebtedness) Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) for ITC/\DeltaCom or a Restricted Subsidiary to acquire equipment, inventory or other assets (tangible or intangible) used or useful in a Telecommunications Business after the Closing Date; (viii) Indebtedness of ITC/\DeltaCom not to exceed, at any one time outstanding, two times (A) the Net Cash Proceeds received by ITC/\DeltaCom after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of ITC/\DeltaCom, to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by ITC/\DeltaCom after the Closing Date from a contribution of capital or the sale of its Capital Stock (other than

Redeemable Stock) to a Person that is not a Subsidiary of ITC/\DeltaCom, to the extent such capital contribution or sale of Capital Stock has not been used pursuant to clause (iii), (iv) or (ix) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; and
(ix) Strategic Subordinated Indebtedness.

  (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that ITC/\DeltaCom or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

  (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, ITC/\DeltaCom, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

 Limitation on Restricted Payments

  ITC/\DeltaCom will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than ITC/\DeltaCom or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) ITC/\DeltaCom or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of ITC/\DeltaCom (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of ITC/\DeltaCom, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of ITC/\DeltaCom that is subordinated in right of payment to the Notes (other than, in each case, the purchase, repurchase or acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year after the date of such purchase, repurchase or acquisition) or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) ITC/\DeltaCom could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (excluding, for purposes of such computation, income resulting from transfers of assets by ITC/\DeltaCom or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by ITC/\DeltaCom after the Closing Date from a capital contribution or the issuance and sale permitted by the Indenture to a Person who is not a Subsidiary of ITC/\DeltaCom of (a) its Capital Stock (other than Redeemable Stock), (b) any options, warrants or other rights to acquire Capital Stock of ITC/\DeltaCom (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and (c) Indebtedness of ITC/\DeltaCom that has been exchanged for or converted into Capital Stock of ITC/\DeltaCom (other than Redeemable Stock), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph under the "Limitation on Indebtedness" covenant, plus
(3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (vi) of the second paragraph of this "Limitation on Restricted Payments" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to ITC/\DeltaCom or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by ITC/\DeltaCom or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

  The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;
(ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of ITC/\DeltaCom (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of ITC/\DeltaCom (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of ITC/\DeltaCom which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of the Capital Stock (other than Redeemable Stock) of ITC/\DeltaCom (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of ITC/\DeltaCom; (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of ITC/\DeltaCom and its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (x) $25 million plus (y) the amount of Net Cash Proceeds received by ITC/\DeltaCom after the Closing Date as a capital contribution or from the sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of ITC/\DeltaCom, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under the "Limitation on Indebtedness" covenant or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clauses
(iii) or (iv) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (z) the net reduction in Investments made pursuant to this clause
(vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; (vii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of ITC/\DeltaCom to the extent necessary, in the judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by ITC/\DeltaCom or any Restricted Subsidiary from any governmental agency; (viii) the purchase, redemption, retirement or other acquisition for value of shares of Capital Stock of ITC/\DeltaCom, or options to purchase such shares, held by directors, employees, or former directors or employees of ITC/\DeltaCom or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon their death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition for value of such shares of Capital Stock or options after the Closing Date does not exceed $2 million in any calendar year, or $5 million in the aggregate; or (ix) Investments acquired as a capital contribution to ITC/\DeltaCom or in exchange for Capital Stock (other than Redeemable Stock) of ITC/\DeltaCom; provided that, except in the case of clauses (i), (iii) and (iv), no Default or Event of Default shall have occurred and be continuing, or occur as a consequence of the actions or payments set forth therein.

  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or
(iv) thereof and an Investment referred to in clause (ix) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii),
(iv) and (vi) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of ITC/\DeltaCom are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu in right of payment with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this

"Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  ITC/\DeltaCom will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by ITC/\DeltaCom or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to ITC/\DeltaCom or any other Restricted Subsidiary, (iii) make loans or advances to ITC/\DeltaCom or any other Restricted Subsidiary or (iv) transfer any of its property or assets to ITC/\DeltaCom or any other Restricted Subsidiary.

  The foregoing provisions shall not restrict any encumbrances or restrictions:
(i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by ITC/\DeltaCom or any Restricted Subsidiary and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of ITC/\DeltaCom or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of ITC/\DeltaCom or any Restricted Subsidiary in any manner material to ITC/\DeltaCom or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement; provided that in the case of the Credit Agreement the encumbrance or restriction may apply if an event of default (other than an event of default resulting solely from the breach of a representation or warranty) occurs and is continuing under the Credit Agreement; provided that, with respect to any event of default (other than a payment default, a bankruptcy event with respect to ITC/\DeltaCom, Interstate FiberNet, Inc. or any Significant Subsidiary or the loss of a material license or fiber network) under the Credit Agreement, such encumbrance or restriction may not prohibit dividends to ITC/\DeltaCom to pay scheduled interest on the Notes for more than 180 days in any consecutive 360-day period, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by ITC/\DeltaCom) and (C) ITC/\DeltaCom determines that any such encumbrance or restriction will not materially affect ITC/\DeltaCom's ability to make principal or interest payments on the Notes.

  Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent ITC/\DeltaCom or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant described below or (2) restricting the sale or other disposition of property or assets of ITC/\DeltaCom or any of its Restricted Subsidiaries that secure Indebtedness of ITC/\DeltaCom or any of its Restricted Subsidiaries.

 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

  ITC/\DeltaCom will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to ITC/\DeltaCom or a Wholly Owned Restricted Subsidiary, (ii) issuances of director's qualifying shares, or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale or (iv) issuances or sales of Common Stock of a Restricted Subsidiary, provided that ITC/\DeltaCom or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.

 Limitation on Issuances of Guarantees by Restricted Subsidiaries

  ITC/\DeltaCom will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of ITC/\DeltaCom which is pari passu in right of payment with, or subordinate in right of payment to, the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against ITC/\DeltaCom or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) any Guarantee of any Restricted Subsidiary of Indebtedness Incurred (I) under Credit Facilities pursuant to clause (i) of the second paragraph of the "Limitation on Indebtedness" covenant or (II) pursuant to clause (vii) of the second paragraph of the "Limitation on Indebtedness" covenant. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes.

  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of ITC/\DeltaCom, of all of ITC/\DeltaCom's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

 Limitation on Transactions with Stockholders and Affiliates

  ITC/\DeltaCom will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of ITC/\DeltaCom or with any Affiliate of ITC/\DeltaCom or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable in any material respect to ITC/\DeltaCom or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

  The foregoing limitation does not limit, and shall not apply to: (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which ITC/\DeltaCom or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to ITC/\DeltaCom or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between ITC/\DeltaCom and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of ITC/\DeltaCom who are not employees of ITC/\DeltaCom; (iv) any payments or other transactions pursuant to any tax-sharing agreement between ITC/\DeltaCom and any other Person with which ITC/\DeltaCom files a consolidated tax return or with which ITC/\DeltaCom is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction covered by the first paragraph of this "Limitation on Transactions with Stockholders and Affiliates" covenant and not covered by clauses (ii) through (v) of this paragraph, the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

 Limitation on Liens

  ITC/\DeltaCom will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

  The foregoing limitation does not apply to: (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of ITC/\DeltaCom or its Restricted Subsidiaries created in favor of the Holders;
(iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to ITC/\DeltaCom or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to ITC/\DeltaCom or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
(iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of ITC/\DeltaCom or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens securing obligations under Credit Facilities Incurred under clause (i) of the second paragraph of the "Limitation on Indebtedness" covenant; or (vi) Permitted Liens.

 Limitation on Sale-Leaseback Transactions

  ITC/\DeltaCom will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby ITC/\DeltaCom or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which ITC/\DeltaCom or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

  The foregoing restriction does not apply to any sale-leaseback transaction if
(i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between ITC/\DeltaCom and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) ITC/\DeltaCom or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

 Limitation on Asset Sales

  ITC/\DeltaCom will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by ITC/\DeltaCom or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by ITC/\DeltaCom or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of ITC/\DeltaCom and its Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant), then ITC/\DeltaCom shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of ITC/\DeltaCom or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than ITC/\DeltaCom or any of its Subsidiaries, or (B) invest an amount equal to such excess Net Cash Proceeds, or the amount of such Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in capital assets of a nature or type or that are used in a business (or in a Person having capital assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, ITC/\DeltaCom and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

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

  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5 million, ITC/\DeltaCom must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes plus, in each case, accrued interest to the Payment Date.

 Commission Reports and Reports to Holders

  ITC/\DeltaCom shall file with the Commission the annual, quarterly and other reports and other information required by Section 13(a) or 15(d) of the Exchange Act, regardless of whether such sections of the Exchange Act are applicable to ITC/\DeltaCom (unless the Commission will not accept such a filing). ITC/\DeltaCom shall mail or cause to be mailed copies of such reports and information to Holders and the Trustee within 15 days after the date it files such reports and information with the Commission or after the date it would have been required to file such reports and information with the Commission had it been subject to such sections of the Exchange Act; provided, however, that the copies of such reports and information mailed to Holders may omit exhibits, which ITC/\DeltaCom will supply to any Holder at such Holder's request.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

  ITC/\DeltaCom shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the Payment Date.

  There can be no assurance that ITC/\DeltaCom will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of ITC/\DeltaCom which might be outstanding at the time). The foregoing covenant requiring ITC/\DeltaCom to repurchase the Notes will, unless consents are obtained, require ITC/\DeltaCom to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

EVENTS OF DEFAULT

  The following events will be defined as "Events of Default" in the Indenture:
(a) defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) defaults in the payment of interest on any Note when the same becomes due and payable, which defaults continue for a period of 30 days; (c) defaults in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of ITC/\DeltaCom, or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or the "Repurchase of Notes upon a Change of Control" covenant described above; (d) defaults in the performance or breach of any covenant or agreement of ITC/\DeltaCom in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), which default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (e) there occurs with respect to any issue or issues of Indebtedness of ITC/\DeltaCom or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against ITC/\DeltaCom or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of ITC/\DeltaCom or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ITC/\DeltaCom or any Significant Subsidiary or for all or substantially all of the property and assets of ITC/\DeltaCom or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of ITC/\DeltaCom or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) ITC/\DeltaCom or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ITC/\DeltaCom or any Significant Subsidiary or for all or substantially all of the property and assets of ITC/\DeltaCom or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

  If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to ITC/\DeltaCom) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to ITC/\DeltaCom (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by ITC/\DeltaCom or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to ITC/\DeltaCom, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to ITC/\DeltaCom and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

  The Indenture will require certain officers of ITC/\DeltaCom to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of ITC/\DeltaCom and its Restricted Subsidiaries and the performance of ITC/\DeltaCom and its Restricted Subsidiaries under the Indenture and that ITC/\DeltaCom has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. ITC/\DeltaCom will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  ITC/\DeltaCom shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into ITC/\DeltaCom unless: (i) ITC/\DeltaCom

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

shall be the continuing Person, or the Person (if other than ITC/\DeltaCom) formed by such consolidation or into which ITC/\DeltaCom is merged or that acquired or leased such property and assets of ITC/\DeltaCom shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of ITC/\DeltaCom on all of the Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, ITC/\DeltaCom or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of ITC/\DeltaCom immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, ITC/\DeltaCom, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described above; provided, however, that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth, provided that in connection with any such merger or consolidation, no consideration (except Capital Stock (other than Redeemable Stock) in the surviving Person or ITC/\DeltaCom (or a Person that owns directly or indirectly all of the Capital Stock of the surviving Person or ITC/\DeltaCom immediately following such transaction)) shall be issued or distributed to the stockholders of ITC/\DeltaCom; and (v) ITC/\DeltaCom delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of ITC/\DeltaCom, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of ITC/\DeltaCom and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

  Defeasance and Discharge. The Indenture will provide that ITC/\DeltaCom will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) ITC/\DeltaCom has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) ITC/\DeltaCom has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of ITC/\DeltaCom's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which ITC/\DeltaCom or any of its Subsidiaries is a party or by which ITC/\DeltaCom or any of its Subsidiaries is bound, and (D) if at such time the Notes are listed on a national securities exchange, ITC/\DeltaCom has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

  Defeasance of Certain Covenants and Certain Events of Default. The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause
(d) under "Events of Default" with respect to such covenants and clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets," and that clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with

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

the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by ITC/\DeltaCom to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

  Defeasance and Certain Other Events of Default. In the event ITC/\DeltaCom exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, ITC/\DeltaCom will remain liable for such payments.

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by ITC/\DeltaCom and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption
Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes or (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

BOOK-ENTRY; DELIVERY AND FORM

  The certificates representing the Exchange Notes will initially be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of, a nominee of DTC. Except in the limited circumstances described below under "Certified Notes," owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Certificated Notes (as defined below).

  Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

  So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Note for all purposes under the Indenture and the Exchange Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

  Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither ITC/\DeltaCom, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  ITC/\DeltaCom expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial

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

interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. ITC/\DeltaCom also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

  ITC/\DeltaCom expects that DTC will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC will exchange the applicable Global Note for Certificated Exchange Notes, which it will distribute to its participants.

  ITC/\DeltaCom understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither ITC/\DeltaCom nor the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligation under the rules and procedures governing their operations.

CERTIFICATED NOTES

  If DTC is at any time unwilling or unable to continue as depositary, and a successor depositary is not appointed by ITC/\DeltaCom within 90 days or, if an Event of Default under the Indenture has occurred and is continuing, ITC/\DeltaCom will issue Certificated Notes in exchange for the Global Notes representing such Notes. Holders of an interest in a Global Note may receive Certificated Notes in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS OR EMPLOYEES

  The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ITC/\DeltaCom in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of ITC/\DeltaCom or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

  The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of ITC/\DeltaCom, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

  The Trustee, United States Trust Company of New York, also serves as trustee under the 1997 Senior Notes Indenture and the March 1998 Senior Notes Indenture.

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

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period not to exceed 180 days after the Expiration Date, it will furnish additional copies of this prospectus, as amended or supplemented, to any broker-dealer that reasonably requests such documents for use in connection with any such resale.

  We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Exchange Notes will constitute a new issue of securities with no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. We have been advised by the Placement Agents that following completion of the Exchange Offer, the Placement Agents intend to make a market in the Exchange Notes. However, the Placement Agents are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may cease at any time. If a public trading market develops for the Exchange Notes, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, our financial conditions and results of operations and other factors beyond our control, including general economic conditions. Notwithstanding the registration of the Exchange Notes in the Exchange Offer, holders who are "affiliates" of ITC/\DeltaCom (within the meaning of Rule 405 under the Securities Act) may publicly offer for sale or resell the Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act or any other available exemptions under the Securities Act.

     We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

  The following summary describes certain United States federal income tax consequences of the acquisition, ownership and disposition of the Notes, subject to the limitations stated herein. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified so as to result in federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect holders of the Notes. It is therefore possible that the consequences of the acquisition, ownership and disposition of the Notes may differ from the treatment described below.

  The tax treatment of a holder of the Notes may vary depending upon the particular situation of the holder. This summary is limited to investors who will hold the Notes as capital assets within the meaning of Section 1221 of the Code and does not deal with holders that may be subject to special tax rules (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, holders whose functional currency is not the U.S. dollar or holders who will hold the Notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the Notes and one or more other investments). The summary is applicable only to purchasers of Notes in the Offering and does not address other purchasers.

  This summary is for general information only and does not address all aspects of federal income taxation that may be relevant to holders of the Notes in light of their particular circumstances, and it does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Prospective holders are urged to consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the Notes.


STATED INTEREST ON NOTES

  Except as set forth below, interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" of a Note means (i) an individual that is a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" is a holder that is not a United
States Holder.

  If we fail to consummate the Exchange Offer or to file or cause to be declared effective the Shelf Registration Statement as described in this prospectus under the caption "Description of the Notes--Registration Rights" then additional interest will accrue on the Notes in the manner described under that caption. According to U.S. Treasury regulations, the possibility of a change in the interest rate will not affect the amount of interest income recognized by a United States Holder (or the timing of such recognition) if the likelihood of the change, as of the date the Notes are issued, is remote. We believe that the likelihood of a change in the interest rate on the Notes is remote. Therefore, we do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any Note. In the unlikely event that the interest rate on the Notes is increased, then such increased interest may be treated as original issue discount, includable by a United States Holder in income as such interest accrues, in advance of receipt of any cash payment thereof. If, as anticipated, the issue price of the Notes will equal their stated principal amount, and based on our belief that the likelihood of a change in the interest rate is remote, the Notes will not be issued with original issue discount.


MARKET DISCOUNT

  If a United States Holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

  Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder may elect to include market discount in income currently as it accrues (on either the ratable or constant interest method), in which case the rules described above regarding (i) ordinary income recognition resulting from a partial principal payment or a sale or other disposition and (ii) deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").


AMORTIZABLE BOND PREMIUM

  A United States Holder that purchases a Note for an amount in excess of the principal amount will be considered to have purchased the Note at a "premium."
A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. However, if the Note is purchased at a time when the Note may be optionally redeemed for an amount that is in excess of the principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


SALE, EXCHANGE AND RETIREMENT OF NOTES

  Upon the sale, exchange, redemption, retirement or other disposition of a Note, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition and such holder's adjusted tax basis of the Note. A United States Holder's adjusted tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by market discount previously included in income by the United States Holder and reduced by any principal payments received by the United States Holder and any amortized premium previously deducted from income by the United States Holder. Except as described above with respect to market discount or except to the extent the gain or loss is attributable to accrued but unpaid stated interest, such gain or loss will be capital gain or loss. For certain noncorporate taxpayers (including individuals), the rate of taxation of capital gains will depend upon (i) the taxpayer's holding period in the capital asset (with a preferential rate available for capital assets held more than 12 months) and (ii) the taxpayer's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.

  The exchange of an Outstanding Note by a United States Holder for an Exchange Note should not constitute a taxable exchange. A United States Holder will have the same tax basis and holding period in the Exchange Note as it did in the Outstanding Note.


NON-UNITED STATES HOLDERS

  Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) no United States federal withholding tax will be imposed with respect to the payment by us or our paying agent of principal, premium, if any, or interest on a Note owned by a Non-United States Holder (the "Portfolio Interest Exception"), provided (i) that such Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of ITC/\DeltaCom stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) such Non-United States Holder is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, (iii) such Non-United States Holder is not a bank whose receipt of interest on a
  Note is described in section 881(c)(3)(A) of the

  Code and (iv) such Non-United States Holder satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

     (b) no United States federal withholding tax will be imposed generally with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange, redemption, retirement or other disposition of a Note; and

     (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of ITC/\DeltaCom stock entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

  To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of ITC/\DeltaCom with a statement to the effect that the beneficial owner is not a United States Holder. Pursuant to current temporary U.S. Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States Holder (which certification may be made on an IRS Form W-8 (or substitute form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

  If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exception described in (a) above, payments on a Note made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides us or our paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or substitute form) claiming an exemption from or reduction of withholding under the benefit of a tax treaty or
(2) IRS Form 4224 (or substitute form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

  Treasury regulations generally effective for payments made after December 31, 1999, modify certain of the certification requirements described above. It is possible that we and other withholding agents may request new withholding exemption forms from holders in order to qualify for continued exemption from withholding under the Treasury regulations when they become effective.

  If a Non-United States Holder is engaged in a trade or business in the United States and payment on a Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such payment on a net income basis in the same manner as if it were a United States Holder. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such payment on a Note will be included in such foreign corporation's earnings and profits.

  Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is an individual, (y) such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met or (z) such individual is a former citizen or former long-term resident of the United States meeting certain qualifications.


INFORMATION REPORTING AND BACKUP WITHHOLDING

  In general, information reporting requirements will apply to payments on a Note and to the proceeds of the sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.

  No information reporting or backup withholding will be required with respect to payments made by ITC/\DeltaCom or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "--Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

  In addition, backup withholding and information reporting will not apply if payments on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable U.S. Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States or (in the case of payments made after December 31, 1999) a foreign partnership with certain connections to the United States, such payments will be subject to information reporting (but not backup withholding), unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

  Payments on a Note paid to the beneficial owner of a Note that is a Non-United States Holder by a United States office of a custodian, nominee or agent, or the payment to a Non-United States Holder by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above under "--Non-United States Holders" and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

  Treasury regulations, generally effective for payments made after December 31, 1999, modify certain of the certification requirements for backup withholding. It is possible that ITC/\DeltaCom and other withholding agents may request a new withholding exemption form from holders in order to qualify for continued exemption from backup withholding under Treasury regulations when they become effective.

  Any amounts withheld under the backup withholding rules will be credited toward such Holder's United States federal income tax liability, if any. To the extent that the amounts withheld exceed the Holder's tax liability, the excess may be refunded to the Holder provided the required information is furnished to the IRS. In addition to providing the necessary information, the Holder must file a United States tax return in order to obtain a refund of the excess withholding.

     THE FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE UNITED STATES HOLDERS AND NON-UNITED STATES HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION. OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Exchange Notes offered hereby are being passed upon for ITC/\DeltaCom by Hogan & Hartson L.L.P., Washington, D.C., special counsel for ITC/\DeltaCom. Hogan & Hartson L.L.P. also provides legal services to affiliated companies and Campbell B. Lanier, III. Anthony S. Harrington, a partner of the firm, beneficially owns 159,744 shares of Common Stock of ITC/\DeltaCom.


                                    EXPERTS

  The consolidated balance sheets of ITC/\DeltaCom, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 and the related schedule incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WHICH IS NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ONLY THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

$125,000,000



LOGO



9 3/4% Senior Notes Due 2008





                                  PROSPECTUS


                                DATED ___, 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Certificate contains provisions that provide that no director of ITC/\DeltaCom shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to ITC/\DeltaCom or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. Under the Bylaws of ITC/\DeltaCom, ITC/\DeltaCom is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, ITC/\DeltaCom has entered into indemnity agreements with each of its directors pursuant to which ITC/\DeltaCom has agreed to indemnify the directors as permitted by the DGCL. ITC/\DeltaCom has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

      EXHIBIT
      NUMBER       EXHIBIT DESCRIPTION
      -------      -------------------
        1.1        Placement Agreement, dated October 29, 1998, among
                   ITC/\DeltaCom, Inc. and Morgan Stanley & Co. Incorporated and
                   First Union Capital Markets, a division of Wheat First
                   Securities, Inc.

        3.1        Restated Certificate of Incorporation of ITC/\DeltaCom, Inc.

        3.2        Amended and Restated Bylaws of ITC/\DeltaCom, Inc. (filed as
                   Exhibit 3.2 to Form S-1 and incorporated herein by reference).

        4.1        Form of Common Stock Certificate of ITC/\DeltaCom, Inc.
                   (filed as Exhibit 4.1 to Form S-1 and incorporated herein by reference).

        4.2        Indenture dated as of November 5, 1998 between ITC/\DeltaCom,
                   Inc. and United States Trust Company of New York, as Trustee, relating to the 9 3/4% Senior Notes Due 2008 of
                   ITC/\DeltaCom, Inc.

        4.3        Registration Rights Agreement, dated November 5, 1998, among
                   ITC/\DeltaCom, Inc. and Morgan Stanley & Co. Incorporated and
                   First Union Capital Markets, a division of Wheat First
                   Securities, Inc.

        4.4        Form of Initial Global 9 3/4% Note Due 2008.

      EXHIBIT
      NUMBER       EXHIBIT DESCRIPTION
      -------      -------------------
        4.5        Form of Exchange Note (contained in Indenture filed as
                   Exhibit 4.2).

        5.1        Opinion of Hogan & Hartson L.L.P.

       10.1        Capacity Agreement dated as of February 1, 1997 between
                   Interstate FiberNet and Entergy Technology Company (filed as
                   Exhibit 10.1 to Registration Statement on Form S-4, as amended, File No. 333-31361 ("1997 Form S-4") and incorporated herein by reference).

       10.2        License Agreement dated February 1, 1997 between Interstate
                   FiberNet and Metropolitan Atlanta Rapid Transit Authority
                   (filed as Exhibit 10.2 to 1997 Form S-4 and incorporated herein by reference).

       10.3        Supply Agreement for Transmission Equipment dated March 26,
                   1993 between Interstate FiberNet and Northern Telecom, Inc.
                   (filed as Exhibit 10.3 to 1997 Form S-4 and incorporated herein by reference).

       10.3.1      Network Products Purchase Agreement, dated as of December 24,
                   1997, by and between Interstate FiberNet, Inc. and Northern
                   Telecom, Inc. (filed as Exhibit 10.3.1 to Annual Report on
                   Form 10-K, File No. 000-23253 ("1997 Form 10-K), filed with the Commission on March 30, 1998 and incorporated herein by reference).

       10.4        First Amendment to Supply Agreement for Transmission
                   Equipment dated as of September 9, 1993 between Interstate
                   FiberNet and Northern Telecom, Inc. (filed as Exhibit 10.4 to
                   1997 Form S-4 and incorporated herein by reference).

       10.5        Second Amendment to Supply Agreement for Transmission
                   Equipment dated as of January 19, 1994 between Interstate
                   FiberNet and Northern Telecom, Inc. (filed as Exhibit 10.5 to
                   1997 Form S-4 and incorporated herein by reference).

       10.6        Sixth Amendment to Supply Agreement for Transmission
                   Equipment dated as of November 21, 1996 between Interstate
                   FiberNet and Northern Telecom, Inc. (which supersedes the
                   Third and the Fourth Amendment to this Agreement) (filed as
                   Exhibit 10.6 to 1997 Form S-4 and incorporated herein by reference).

       10.7        Seventh Amendment to Supply Agreement for Transmission
                   Equipment dated as of April 15, 1997 between Interstate
                   FiberNet and Northern Telecom, Inc. (which supersedes the
                   Fifth Amendment to this Agreement) (filed as Exhibit 10.7 to
                   1997 Form S-4 and incorporated herein by reference).

       10.8        Master Capacity Lease dated July 22, 1996 between Interstate
                   FiberNet and InterCel PCS Services, Inc. (filed as Exhibit
                   10.8 to 1997 Form S-4 and incorporated herein by reference).

       10.9        First Amendment to Master Capacity Lease dated as of August
                   22, 1996 between Interstate FiberNet and InterCel PCS
                   Services, Inc. (filed as Exhibit 10.9 to 1997 Form S-4 and incorporated herein by reference).

       10.10       Amended and Restated Loan Agreement dated as of March 27,
                   1997 by and among Gulf States Transmission Systems, Inc., the
                   Lenders parties thereto and NationsBank, N.A. (filed as Exhibit 10.10 to 1997 Form S-4 and incorporated herein by reference).

       10.11       Promissory Note dated March 27, 1997 between Gulf States
                   Transmission Systems, Inc. and NationsBank, N.A. (filed as
                   Exhibit 10.11 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
     10.12         Amended and Restated Security Agreement dated as of March 27,
                   1997 between Gulf States FiberNet and Gulf States
                   Transmission Systems, Inc. and NationsBank, N.A. (filed as
                   Exhibit 10.12 to 1997 Form S-4 and incorporated herein by
                   reference).

     10.13         Assignment and Assumption Agreement dated as of March 27,
                   1997 between Gulf States FiberNet and Gulf States
                   Transmission Systems, Inc. (filed as Exhibit 10.13 to 1997
                   Form S-4 and incorporated herein by reference).

     10.14         Term Agreement dated as of August 11, 1994 between Gulf
                   States FiberNet and Illinois Central Railroad Company (filed as Exhibit 10.14 to 1997 Form S-4 and incorporated herein by reference).

     10.15         Revised and Restated Fiber Optic Facilities and Services
                   Agreement dated as of June 9, 1995 among Southern Development and Investment Group, Inc., on behalf of itself and as agent for Alabama Power Company, Georgia Power Company, Gulf Power
                   Company, Mississippi Power Company, Savannah Electric and
                   Power Company, Southern Electric Generating Company and
                   Southern Company Services, Inc. and MPX Systems, Inc., which was assigned in part by MPX Systems, Inc. to Gulf States
                   FiberNet pursuant to an Assignment dated as of July 25, 1995
                   (filed as Exhibit 10.15 to 1997 Form S-4 and incorporated herein by reference).

     10.15.1       Release, Waiver, and Assumption Agreement, dated as of
                   December 31, 1997, between Southern Development Investment
                   Group, Inc., on behalf of itself and as agent for Alabama
                   Power Company, Georgia Power Company, Gulf Power Company,
                   Mississippi Power Company, Savannah Electric and Power
                   Company, Southern Electric Generating Company and Southern
                   Company Services, Inc. and Interstate FiberNet, Inc. and Gulf
                   States Transmission Systems, Inc. (filed as Exhibit 10.15.1 to 1997 Form 10-K and incorporated herein by reference).

     10.15.2 Amendment to the Revised and Restated Fiber Optic Facilities and Services Agreement, dated as of January 1, 1998, by and among Southern Company Energy Solutions, Inc. (f/k/a Southern
                   Development Group, Inc.), on behalf of itself and as agent for Alabama Power Company, Georgia Power Company, Gulf Power
                   Company, Mississippi Power Company, Savannah Electric and
                   Power Company, Southern Electric Generating Company and
                   Southern Company Services, Inc. and Interstate FiberNet, Inc.
                   (filed as Exhibit 10.15.2 to Quarterly Report Form 10-Q
                   ("Form 10-Q"), filed with the Commission of November 16,
                   1998, and incorporated herein by reference).

     10.16         First Amendment to Revised and Restated Fiber Optic
                   Facilities and Services Agreement dated as of July 24, 1995 between Southern Development and Investment Group, Inc. on behalf of itself and as agent for others and MPX Systems, Inc. (filed as Exhibit 10.16 to 1997 Form S-4 and incorporated herein by reference).

     10.17         Partial Assignment and Assumption of Revised and Restated
                   Fiber Optic Facilities and Services Agreement dated July 25,
                   1995 between MPX Systems, Inc. and Gulf States FiberNet
                   (filed as Exhibit 10.17 to 1997 Form S-4 and incorporated herein by reference).

    +10.17.1       Amendment to Revised and Restated Fiber Optic Facilities and
                   Services Agreement, dated July 15, 1997, by and among
                   Southern Development and Investment Group, Inc., on behalf of itself and its agent for Alabama Power Company, Georgia Power
                   Company, Gulf Power Company, Mississippi Power Company,
                   Savannah Electric and Power Company, Southern Electric
                   Generating Company and Southern Company Services, Inc.
                   (collectively "SES"), ITC Transmission Systems, Inc. (as managing partner of Interstate Fibernet) and Gulf States
                   Transmission Systems, Inc. (filed as Exhibit 10.17.1 to 1997
                   Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
     10.18         Consent for Assignment of Interest dated February 20, 1997 among SCANA Communications, Inc., Gulf States FiberNet, Gulf
                   States Transmission Systems, Inc. and Southern Development
                   and Investment Groups, Inc. (filed as Exhibit 10.18 to 1997
                   Form S-4 and incorporated herein by reference).

     10.19         Second Partial Assignment and Assumption of Revised and
                   Restated Fiber Optic Facilities and Services Agreement dated
                   March 27, 1997 between SCANA Communications, Inc. and ITC
                   Holding Company, Inc. (filed as Exhibit 10.19 to 1997 Form S-
                   4 and incorporated herein by reference).

     10.20         Fiber System Lease Agreement dated January 30, 1996 between
                   CSW Communications, Inc. and Gulf States FiberNet (filed as
                   Exhibit 10.20 to 1997 Form S-4 and incorporated herein by reference).

     10.21 Consent for Acquisition and Assignment dated January 13, 1997 between CSW Communications, Inc. and Gulf States FiberNet
                   (filed as Exhibit 10.21 to 1997 Form S-4 and incorporated herein by reference).

     10.22         Agreement for the Provision of Fiber Optic Services and
                   Facilities dated April 21, 1986 between SouthernNet, Inc. and
                   MPX Systems, Inc. (filed as Exhibit 10.22 to 1997 Form S-4 and incorporated herein by reference).

     10.23         First Amendment to Agreement for the Provision of Fiber Optic
                   Services and Facilities dated May 8, 1992 between MPX
                   Systems, Inc. and MCI Telecommunications Corporation (filed as Exhibit 10.23 to 1997 Form S-4 and incorporated herein by reference).

     10.24         Second Amendment to Agreement for the Provision of Fiber
                   Optic Services and Facilities dated January 30, 1996 between
                   MPX Systems, Inc. and MCI Telecommunications Corporation
                   (filed as Exhibit 10.24 to 1997 Form S-4 and incorporated herein by reference).

     10.25         Network Operating Agreement dated March 25, 1996 among Gulf
                   States FiberNet, TriNet, Inc., Hart Communications, Inc. and
                   SCANA Communications, Inc. (f/k/a MPX Systems, Inc.) (filed as Exhibit 10.25 to 1997 Form S-4 and incorporated herein by reference).

     10.26         Agreement for the Provision of Fiber Optic Facilities and
                   Services dated March 29, 1990 between Alabama Power Company and Southern Interexchange Facilities, Inc. (filed as Exhibit
                   10.26 to 1997 Form S-4 and incorporated herein by reference).

     10.27         Amendment to the Agreement for Provision of Fiber Optic
                   Facilities and Services dated March 29, 1990 between Alabama
                   Power Company and Southern Interexchange Facilities, Inc.
                   (filed as Exhibit 10.27 to 1997 Form S-4 and incorporated herein by reference).

     10.28         First Amendment to the Agreement for the Provision of Fiber
                   Optic Facilities and Services dated March 22, 1991 between
                   Alabama Power Company and Southern Interexchange Facilities,
                   Inc. (filed as Exhibit 10.28 to 1997 Form S-4 and incorporated herein by reference).

     10.29         Second Amendment to the Agreement for the Provision of Fiber
                   Optic Facilities and Services dated December 1, 1991 between
                   Alabama Power Company and Southern Interexchange Facilities,
                   Inc. (filed as Exhibit 10.29 to 1997 Form S-4 and incorporated herein by reference).

     10.30         Third Amendment to the Agreement for the Provision of Fiber
                   Optic Facilities and Services dated September 23, 1992 between Alabama Power Company and Southern Interexchange
                   Facilities, Inc. (filed as Exhibit 10.30 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
     10.31         Fourth Amendment to the Agreement for the Provision of Fiber Optic Facilities and
                   Services dated January 1, 1994 between Alabama Power Company and Southern Interexchange
                   Facilities, Inc. (filed as Exhibit 10.31 to 1997 Form S-4 and incorporated herein by reference).

     10.32         Agreement dated March 6, 1990 between Tennessee Valley Authority and Consolidated
                   Communications Corporation (predecessor to DeltaCom, Inc.) (filed as Exhibit 10.32 to
                   1997 Form S-4 and incorporated herein by reference).

     10.32.1       Supplement Agreement; Leased Fiber Pathways, dated as of September 26, 1997, by and between Tennessee Valley Authority and DeltaCom, Inc. (filed as Exhibit 10.32.1 to 1997
                   Form 10-K and incorporated herein by reference).

     10.33         Interconnection Agreement signed March 12, 1997 between DeltaCom, Inc. and BellSouth
                   Telecommunications, Inc. (filed as Exhibit 10.33 to 1997 Form S-4 and incorporated herein by reference).

     10.34         Amendment to Interconnection Agreement relating to BellSouth loops dated March 12, 1997 between DeltaCom, Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.34 to
                   1997 Form S-4 and incorporated herein by reference).

     10.35         Amendment to Interconnection Agreement relating to resale of BellSouth services dated
                   March 12, 1997 between DeltaCom, Inc. and BellSouth Telecommunications, Inc. (filed as
                   Exhibit 10.35 to 1997 Form S-4 and incorporated herein by reference).

     10.35.1       Third Amendment to Interconnection Agreement, dated March 12, 1997, by and between
                   DeltaCom, Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.35.1 to Form
                   S-4 and incorporated herein by reference).

     10.35.2       Fourth Amendment to Interconnection Agreement, dated August 22, 1997, by and between
                   DeltaCom, Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.35.2 to Form
                   S-4 and incorporated herein by reference).

     10.35.3       Amendment to Interconnection Agreement, dated October 3, 1997, by and between DeltaCom,
                   Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.35.3 to Form  S-1 and incorporated herein by reference).

     10.35.4       Fifth Amendment to Interconnection Agreement, dated July 22, 1998, by and between
                   DeltaCom, Inc., and BelSouth Telecommunications, Inc. (filed as Exhibit 10.35.4 to Form
                   10-Q, filed with the Commission on November 16, 1998 and incorporated herein by reference).

     10.36         Master Equipment Lease Agreement dated October 30, 1995 between AT&T Systems Leasing Co.
                   and DeltaCom, Inc. (filed as Exhibit 10.36 to 1997 Form S-4 and incorporated herein by reference).

     10.37         Network Products Purchase Agreement dated January 24, 1996, as amended through March 4,
                   1997, between DeltaCom, Inc. and Northern Telecom, Inc. (filed as Exhibit 10.37 to 1997
                   Form S-4 and incorporated herein by reference).

     10.38         First Amendment to Product Attachment Carrier Network Products, dated May 20, 1997 (filed as Exhibit 10.38 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
     10.39         Agreement for Use of Optical Fiber System, Microwave Radio Tower Site and Associated
                   Facilities dated January 2, 1996 between DeltaCom, Inc. and SCI Systems, Inc. (filed as
                   Exhibit 10.39 to 1997 Form S-4 and incorporated herein by reference).

     10.40         Collocate Agreement dated January 7, 1991 between Williams Telecommunications Services,
                   Inc., and Southern Interexchange Facilities, Inc. (including consent for change of control) (filed as Exhibit 10.40 to 1997 Form S-4 and incorporated herein by reference).

     10.41         Agreement dated January 14, 1997 between DeltaCom, Inc. and SCANA Communications, Inc., for switch location in Columbia, South Carolina (filed as Exhibit 10.41 to 1997 Form  S-4 and incorporated herein by reference).

     10.42         Lease Agreement dated January 1, 1996 between Brindlee Mountain Telephone Company and
                   DeltaCom, Inc. for, among other purposes, switch location in Arab, Alabama (filed as
                   Exhibit 10.42 to 1997 Form S-4 and incorporated herein by reference).

     10.43         Promissory Note dated March 27, 1997 between ITC Holding Company, Inc. and SCANA
                   Communications, Inc. (filed as Exhibit 10.43 to 1997 Form S-4 and incorporated herein by reference).

    +10.44         Agreement for the Provision of Telecommunications Services and Facilities, dated January
                   27, 1996, by and between Interstate FiberNet, Inc. and Carolinas FiberNet, LLC (filed as
                   Exhibit 10.44 to 1997 Form S-4 and incorporated herein by reference).

    +10.44.1       First Amendment to the Agreement for the Provision of Telecommunications Services and
                   Facilities, dated as of September 1, 1997, by and between Interstate FiberNet, Inc. and
                   Carolinas FiberNet, LLC (filed as Exhibit 10.44.1 to 1997 Form 10-K and incorporated herein by reference).

    +10.45         Fiber Optic Facilities Agreement, dated November 15, 1996, by and between Interstate
                   FiberNet and Florida Power Corporation (filed as Exhibit 10.45 to 1997 Form S-4 and incorporated herein by reference).

    +10.46         Fiber Optic Capacity Marketing and Operating Agreement, dated March 21, 1996, by and between Interstate FiberNet and Florida Power & Light Company (filed as Exhibit 10.46 to
                   1997 Form S-4 and incorporated herein by reference).

    +10.47         Addendum to Fiber Optic Capacity Marketing and Operating Agreement, dated July 10, 1997, by and between Interstate FiberNet and Florida Power & Light Company (filed as Exhibit
                   10.47 to 1997 Form S-4 and incorporated herein by reference).

    +10.48         Master Service Agreement, dated May 6, 1996, by and between Interstate FiberNet and MCI
                   Telecommunications Corporation (filed as Exhibit 10.48 to 1997 Form S-4 and incorporated herein by reference).

    +10.49         Telecommunications System Maintenance Agreement, dated as of January 26, 1995, by and between Interstate FiberNet and Sprint Communications Company L.P. (filed as Exhibit
                   10.49 to 1997 Form S-4 and incorporated herein by reference).

    +10.50         Sprint Communications Company Facilities and Services Agreement, dated January 26, 1995, by and between Interstate FiberNet and Sprint Communications Company L.P. (filed as
                   Exhibit 10.50 to 1997 Form S-4 and incorporated herein by reference).

    +10.51         Fiber Optic Facility Lease Agreement, dated as of January 31, 1997, by and between
                   Interstate FiberNet and Southern Telecom 1, Inc. (filed as Exhibit 10.51 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
     10.52         First Assignment and Assumption of Fiber Optic Facility Lease Agreement, dated February
                   1, 1997, by and between Interstate FiberNet and Gulf States FiberNet (filed as Exhibit
                   10.52 to 1997 Form S-4 and incorporated herein by reference).

    +10.53         Telecommunications System Agreement, dated January 26, 1995, by and between Interstate
                   FiberNet and Sprint Communications Company L.P. (filed as Exhibit 10.53 to 1997 Form  S-4 and incorporated herein by reference).

     10.54         Amendment to Telecommunications System Agreement, dated July 25, 1995, by and between
                   Gulf States FiberNet and Sprint Communications Company L.P. (filed as Exhibit 10.54 to
                   1997 Form S-4 and incorporated herein by reference).

    +10.55         Amendment No. 2 to Telecommunications System Agreement, dated August 8, 1996, by and between Gulf States FiberNet and Sprint Communications Company L.P. (filed as Exhibit
                   10.55 to 1997 Form S-4 and incorporated herein by reference).

    +10.56         Assignment of the Telecommunications System Agreement, dated July 25, 1995, between
                   Interstate FiberNet, Gulf States FiberNet and Sprint Communications Company L.P. (filed as Exhibit 10.56 to 1997 Form S-4 and incorporated herein by reference).

    +10.57         Assignment of the Telecommunications System Agreement, dated February 27, 1997, between
                   Sprint Communications Company L.P., Gulf States FiberNet and Gulf States Transmission
                   Systems, Inc. (filed as Exhibit 10.57 to 1997 Form S-4 and incorporated herein by reference).

     10.58         Fixed Fee Agreement for Exchange of Use and Maintenance of Six (6) Fiber Optic Fibers
                   with an Option of Two (2) Additional Fiber Optic Fibers, dated July 25, 1997, by and between Interstate FiberNet, Gulf States Transmission Systems, Inc. and ALLTEL Telephone
                   Services Corporation. (filed as Exhibit 10.58 to 1997 Form S-4 and incorporated herein by reference).

    +10.59         MCI Carrier Agreement, effective August 1, 1995, by and between MCI Telecommunications
                   Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit
                   10.59 to 1997 Form S-4 and incorporated herein by reference).

    +10.60         First Amendment to MCI Carrier Agreement, dated as of March 20, 1996, by and between MCI
                   Telecommunications Corporation and Associated Communications Companies of America (ACCA)
                   (filed as Exhibit 10.60 to 1997 Form S-4 and incorporated herein by reference).

    +10.61         Third Amendment to MCI Carrier Agreement, dated as of August 1, 1996, by and between MCI
                   Telecommunications Corporation and Associated Communications Companies of America (ACCA)
                   (filed as Exhibit 10.61 to 1997 Form S-4 and incorporated herein by reference).

     10.62         Fourth Amendment to MCI Carrier Agreement dated as of May 1, 1996, by and between MCI
                   Telecommunications Corporation and Associated Communications Companies of America (ACCA)
                   (filed as Exhibit 10.62 to 1997 Form S-4 and incorporated herein by reference).

    +10.63         Fifth Amendment to MCI Carrier Agreement, dated as of April 10, 1996, by and between MCI
                   Telecommunications Corporation and Associated Communications Companies of America (ACCA)
                   (filed as Exhibit 10.63 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
    +10.64         Sixth Amendment to MCI Carrier Agreement, dated as of September 11, 1996, by and between
                   MCI Telecommunications Corporation and Associated Communications Companies of America
                   (ACCA) (filed as Exhibit 10.64 to 1997 Form S-4 and incorporated herein by reference).

    +10.65         Seventh Amendment to MCI Carrier Agreement, dated as of August 1, 1996, by and between
                   MCI Telecommunications Corporation and Associated Communications Companies of America
                   (ACCA) (filed as Exhibit 10.65 to 1997 Form S-4 and incorporated herein by reference).

    +10.66         Eighth Amendment to MCI Carrier Agreement, effective March 1, 1997, by and between MCI
                   Telecommunications Corporation and Associated Communications Companies of America (ACCA)
                   (filed as Exhibit 10.66 to 1997 Form S-4 and incorporated herein by reference).

    +10.67         Ninth Amendment to MCI Carrier Agreement, dated as of May 15, 1997, by and between MCI
                   Telecommunications Corporation and Associated Communications Companies of America (ACCA)
                   (filed as Exhibit 10.67 to 1997 Form S-4 and incorporated herein by reference).

     10.68         Tenth Amendment to MCI Carrier Agreement, dated July 11, 1997, by and between MCI
                   Telecommunications Corporation and Associated Communications Companies of America (ACCA)
                   (filed as Exhibit 10.68 to 1997 Form S-4 and incorporated herein by reference).

    +10.69         Switched Reseller Services Agreement, dated January 25, 1994, by and between DeltaCom,
                   Inc. and Allnet Communication Services, Inc. (filed as Exhibit 10.69 to 1997 Form S-4 and incorporated herein by reference).

    +10.70         WilTel, Inc. Carrier Digital Services Agreement, dated September 1, 1995, by and between
                   WorldCom Network Services, Inc. D/b/a WilTel, Associated Communications Companies of
                   America (ACCA) and the individual members of ACCA referenced therein (filed as Exhibit
                   10.70 to 1997 Form S-4 and incorporated herein by reference).

    +10.71         Amendment to WilTel, Inc. Carrier Digital Services Agreement, dated April 1, 1996, by and between WorldCom Network Services, Inc. d/b/a/ WilTel, Associated Communications
                   Companies of America (ACCA) and the individual members of ACCA referenced therein (filed as Exhibit 10.71 to 1997 Form S-4 and incorporated herein by reference).

    +10.72         Amendment No. 2 to WilTel, Inc. Carrier Digital Services Agreement, dated June 1, 1996, by and between WorldCom Network Services, Inc. d/b/a/ WilTel, Associated Communications
                   Companies of America (ACCA) and the individual members of ACCA referenced therein (filed as Exhibit 10.72 to 1997 Form S-4 and incorporated herein by reference).

    +10.73         Amendment No. 3 to WilTel, Inc. Carrier Digital Services Agreement, dated May 1, 1997, by and between WorldCom Network Services, Inc. d/b/a/ WilTel, Associated Communications
                   Companies of America (ACCA) and the individual members of ACCA referenced therein (filed as Exhibit 10.73 to 1997 Form S-4 and incorporated herein by reference).

    +10.74         Marketing and Operating Agreement, dated as of October 6, 1994, by and between Interstate
                   FiberNet and DukeNet Communications, Inc. (filed as Exhibit 10.74 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
    +10.75         Reseller Agreement, dated June 25, 1997, by and between DeltaCom, Inc. and Total Network
                   Services, a division of Cable & Wireless, Inc. (filed as Exhibit 10.75 to 1997 Form S-4 and incorporated herein by reference).

     10.76         Sublease Agreement, dated as of January 1, 1995, by and between ITC Holding Company, Inc.
                   and ITC Transmission Systems, Inc. (filed as Exhibit 10.76 to 1997 Form S-4 and incorporated herein by reference).

     10.77.1       $100,000,000 Credit Agreement, dated as of September 17, 1997, among Interstate FiberNet,
                   Inc., NationsBank of Texas, N.A. as Administrative Lender, and certain other Lenders identified therein (the "IFN Credit Agreement") (filed as Exhibit 10.77 to 1997 Form S-4 and incorporated herein by reference).

     10.77.2       First Amendment to Credit Agreement, dated as of October 20, 1997, among Interstate
                   FiberNet, Inc., NationsBank of Texas, N.A. as Administrative Lender, and certain other
                   Lenders identified therein (filed as Exhibit 10.77.2 to Form S 1 and incorporated herein by reference).

     10.77.3       First Amended and Restated Credit Agreement, dated as of February 24, 1998, among
                   Interstate FiberNet, Inc., NationsBank of Texas, N.A. as Administrative Lender, and
                   certain other Lenders identified therein (filed as Exhibit 10.77.3 to 1997 Form 10-K and incorporated herein by reference).

     10.78.1       $8,750,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of NationsBank of Texas, N.A. (filed as Exhibit
                   10.78.1 to 1997 Form S-4 and incorporated herein by reference).

     10.78.2       $3,750,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Amsouth Bank (filed as Exhibit 10.78.2 to 1997
                   Form S-4 and incorporated herein by reference).

     10.78.3       $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Creditanstalt-Bankverein (filed as Exhibit 10.78.3 to 1997 Form S-4 and incorporated herein by reference).

     10.78.4       $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Meespierson Capital Corp. (filed as Exhibit
                   10.78.4 to 1997 Form S-4 and incorporated herein by reference).

     10.78.5       $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of State Street Bank and Trust Company (filed as
                   Exhibit 10.78.5 to 1997 Form S-4 and incorporated herein by reference).

     10.78.6       $7,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Corestates Bank, N.A. (filed as Exhibit 10.78.6 to
                   1997 Form S-4 and incorporated herein by reference).

     10.78.7       $2,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of First Union National Bank (filed as Exhibit
                   10.78.7 to 1997 Form S-4 and incorporated herein by reference).

     10.78.8       $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Regions Bank (filed as Exhibit 10.78.8 to 1997
                   Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
     10.78.9       $7,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Toronto Dominion (Texas), Inc. (filed as Exhibit
                   10.78.9 to 1997 Form S-4 and incorporated herein by reference).

     10.79.1       $8,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of NationsBank of Texas, N.A. (filed as Exhibit
                   10.79.1 to 1997 Form S-4 and incorporated herein by reference).

     10.79.2       $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Creditanstalt-Bankverein (filed as Exhibit 10.79.2 to 1997 Form S-4 and incorporated herein by reference).

     10.79.3       $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Meespierson Capital Corp. (filed as Exhibit
                   10.79.3 to 1997 Form S-4 and incorporated herein by reference).

     10.79.4       $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of State Street Bank and Trust Company (filed as
                   Exhibit 10.79.4 to 1997 Form S-4 and incorporated herein by reference).

     10.79.5       $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Corestates Bank, N.A. (filed as Exhibit 10.79.5 to
                   1997 Form S-4 and incorporated herein by reference).

     10.79.6       $2,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of First Union National Bank (filed as Exhibit
                   10.79.6 to 1997 Form S-4 and incorporated herein by reference).

     10.79.7       $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Regions Bank (filed as Exhibit 10.79.7 to 1997
                   Form S-4 and incorporated herein by reference).

     10.79.8       $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Toronto Dominion (Texas), Inc. (filed as Exhibit
                   10.79.8 to 1997 Form S-4 and incorporated herein by reference).

     10.79.9       $3,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate
                   FiberNet, Inc. payable to the order of Amsouth Bank (filed as Exhibit 10.79.9 to 1997
                   Form S-4 and incorporated herein by reference).

     10.80.1       Security Agreement, dated as of September 17, 1997, made by Interstate FiberNet, Inc. in favor of NationsBank of Texas, N.A., as Administrative Lender, and each other lender party to the IFN Credit Agreement (filed as Exhibit 10.80.1 to 1997 Form S-4 and incorporated herein by reference).

     10.80.2       Security Agreement, dated as of September 17, 1997, made by DeltaCom, Inc. in favor of
                   NationsBank of Texas, N.A., as Administrative Lender, and each other lender party to the
                   IFN Credit Agreement (filed as Exhibit 10.80.2 to 1997 Form S-4 and incorporated herein by reference).

     10.80.3       Security Agreement, dated as of September 17, 1997, made by Gulf States Transmission
                   Systems, Inc. in favor of NationsBank of Texas, N.A., as Administrative Lender, and each other lender party to the IFN Credit Agreement (filed as Exhibit 10.80.3 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
     10.81.1       Indenture, dated as of June 3, 1997, between ITC/\DeltaCom, Inc. and United States Trust
                   Company of New York, as Trustee, relating to the 11% Senior Notes due 2007 of
                   ITC/\DeltaCom, Inc. (filed as Exhibit 4.1 to 1997 Form S-4 and incorporated herein by reference).

     10.81.2       Supplemental Indenture, dated as of October 17, 1997, between ITC/\DeltaCom, Inc. and
                   United States Trust Company of New York, as Trustee (filed as Exhibit 82.2 to Form S-1 and incorporated herein by reference).

     10.82         Pledge and Security Agreement dated as of June 3, 1997 from ITC/\DeltaCom, Inc. as Pledgor to United States Trust Company of New York as Trustee (filed as Exhibit 4.3 to 1997 Form
                   S-4 and incorporated herein by reference).

     10.83         Form of Exchange Note (contained in Indenture filed as Exhibit 10.81).

     10.84         Assignment and Contribution Agreement Pursuant to Pledge and Security Agreement dated as of July 25, 1997, by and among ITC/\DeltaCom, Inc., Interstate FiberNet, Inc. and United
                   States Trust Company of New York, as Trustee filed herewith (filed as Exhibit 4.5 to 1997
                   Form S-4 and incorporated herein by reference).

    +10.85         MCI Carrier Agreement, effective September 1, 1997, by and between MCI Telecommunications
                   Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit
                   10.87 to Form S-1 and incorporated herein by reference).

    +10.85.1       First Amendment to the MCI Carrier Agreement, dated as of November 21, 1997, by and between MCI Telecommunications Corporation and Associated Communication Companies of
                   America (ACCA) (filed as Exhibit 10.87.1 to 1997 Form 10-K and incorporated herein by reference).

     10.86         ITC/\DeltaCom, Inc. 1997 Stock Option Plan (filed as Exhibit 10.88 to Form S-1 and incorporated herein by reference).

     10.87         ITC/\DeltaCom, Inc. 1997 Director Stock Option Plan (filed as Exhibit 10.89 to Form S-1 and incorporated herein by reference).

     10.88         ITC Holding Company, Inc. Amended and Restated Stock Option Plan (filed as Exhibit 10.90 to Form S-1 and incorporated herein by reference).

     10.89         ITC Holding Company, Inc. Nonemployee Director Stock Option Plan (filed as Exhibit 10.91 to Form S-1 and incorporated herein by reference).

     10.90         Description of ITC/\DeltaCom, Inc. Bonus Plan (filed as Exhibit 10.92 to Form S-1 and incorporated herein by reference).

     10.91         Form of Indemnity Agreement between ITC/\DeltaCom, Inc. and its Directors and Certain
                   Officers (filed as Exhibit 10.93 to Form S-1 and incorporated herein by reference).

     10.92         Sale and Purchase Agreement, dated as of March 11, 1997, by and between SCANA Corporation and ITC Holding Company, Inc. (filed as Exhibit 10.94 to Form S-1 and incorporated herein by reference).

     10.93         First Amendment to Sale and Purchase Agreement. Among SCANA Corporation, SCANA
                   Communications, Inc., and ITC Holding Company, Inc., dated as of October 16, 1997, among
                   SCANA Corporation, SCANA Communications, Inc., ITC Holding Company, Inc. and
                   ITC/\DeltaCom, Inc. (filed as Exhibit 10.95 to Form S-1 and incorporated herein by reference).

    EXHIBIT
    NUMBER         EXHIBIT DESCRIPTION
    -------        -------------------
     10.94         Indenture dated March 3, 1998 between ITC/\DeltaCom, Inc. and United States Trust Company of New York, as Trustee, relating to the 8-7/8% Senior Notes Due 2008 of ITC/\DeltaCom,
                   Inc. (filed as Exhibit 4.2 to 1997 Form 10-K and incorporated herein by reference).

     10.95         Form of Exchange Note (contained in Indenture filed as Exhibit 10.94).

     12.1          Statement regarding Computation of Ratios.

     21.1          Subsidiaries of ITC/\DeltaCom, Inc. (filed as Exhibit 21.1 to 1997 Form 10-K and incorporated herein by reference).

     23.1          Consent of Arthur Andersen LLP.

     23.2          Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

     24.1          Power of attorney (included on signature page).

     25.1          Statement on Form T-1 of Eligibility of Trustee.

     99.1          Form of Letter of Transmittal.

     99.2          Form of Notice of Guaranteed Delivery.

     __________
     + Confidential treatment has been granted for this exhibit. The copy filed as an exhibit omits the information subject to the confidential treatment request.

(b) Financial Statement Schedules.

     The following financial statement schedule was filed with ITC/\DeltaCom's Annual Report on Form 10-K (File No. 0-23253), filed with the Commission on March 30, 1998, and is incorporated herein by reference:

         Schedule II--Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of the Company or notes thereto.


ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, State of Georgia, on this 3rd day of February, 1999.


                                      ITC/\DELTACOM, INC.


                                      By: /s/ Andrew M. Walker
                                         -------------------------
                                          Andrew M. Walker
                                           Chief Executive Officer



                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Campbell B. Lanier, III, Andrew M. Walker and Douglas
A. Shumate, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 3rd day of February, 1999.

               SIGNATURE                      TITLE
               ---------                      -----

/s/ Campbell B. Lanier, III
___________________________________       Chairman, Director
      CAMPBELL B. LANIER, III

/s/ Andrew M. Walker
___________________________________       Vice Chairman, Chief Executive Officer
      ANDREW M. WALKER                    and Director
                                          (Principal executive officer)

/s/ Douglas A. Shumate
___________________________________       Senior Vice President and Chief
      DOUGLAS A. SHUMATE                  Financial Officer
                                          (Principal financial officer and
                                          principal accounting officer)

/s/ Donald W. Burton
___________________________________       Director
      DONALD W. BURTON


___________________________________       Director
      MALCOLM C. DAVENPORT, V

/s/ Robert A. Dolson
___________________________________       Director
      ROBERT A. DOLSON

               SIGNATURE                      TITLE
               ---------                      -----

/s/ O. Gene Gabbard
___________________________________         Director
    O. GENE GABBARD

___________________________________         Director
      WILLIAM T. PARR

/s/ William H. Scott, III
___________________________________         Director
      WILLIAM H. SCOTT, III


___________________________________         Director
      WILLIAM B. TIMMERMAN

                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
      1.1             Placement Agreement, dated October 29, 1998, among ITC/\DeltaCom, Inc. and Morgan Stanley & Co. Incorporated
                      and First Union Capital Markets, a division of Wheat First Securities, Inc.

      3.1             Restated Certificate of Incorporation of ITC/\DeltaCom, Inc.

      3.2             Amended and Restated Bylaws of ITC/\DeltaCom, Inc. (filed as Exhibit 3.2 to Form S-1 and incorporated herein by reference).

      4.1             Form of Common Stock Certificate of ITC/\DeltaCom, Inc. (filed as Exhibit 4.1 to Form S-1 and incorporated herein by reference).

      4.2             Indenture dated as of November 5, 1998 between ITC/\DeltaCom, Inc. and United States Trust Company of New
                      York, as Trustee, relating to the 9 3/4% Senior Notes Due 2008 of ITC/\DeltaCom, Inc.

      4.3             Registration Rights Agreement, dated November 5, 1998, among ITC/\DeltaCom, Inc. and Morgan Stanley & Co.
                      Incorporated and First Union Capital Markets, a division of Wheat First Securities, Inc.

      4.4             Form of Initial Global 9 3/4% Note Due 2008.

      4.5             Form of Exchange Note (contained in Indenture filed as Exhibit 4.2).

      5.1             Opinion of Hogan & Hartson L.L.P.

     10.1             Capacity Agreement dated as of February 1, 1997 between Interstate FiberNet and Entergy Technology Company
                      (filed as Exhibit 10.1 to Registration Statement on Form S-4, as amended, File No. 333-31361 ("1997 Form S-4")
                      and incorporated herein by reference).

     10.2             License Agreement dated February 1, 1997 between Interstate FiberNet and Metropolitan Atlanta Rapid Transit
                      Authority (filed as Exhibit 10.2 to 1997 Form S-4 and incorporated herein by reference).

     10.3             Supply Agreement for Transmission Equipment dated March 26, 1993 between Interstate FiberNet and Northern
                      Telecom, Inc. (filed as Exhibit 10.3 to 1997 Form S-4 and incorporated herein by reference).

     10.3.1           Network Products Purchase Agreement, dated as of December 24, 1997, by and between Interstate FiberNet, Inc.
                      and Northern Telecom, Inc. (filed as Exhibit 10.3.1 to Annual Report on Form 10-K, File No. 000-23253 ("1997
                      Form 10-K), filed with the Commission on March 30, 1998 and incorporated herein by reference).

     10.4             First Amendment to Supply Agreement for Transmission Equipment dated as of September 9, 1993 between
                      Interstate FiberNet and Northern Telecom, Inc. (filed as Exhibit 10.4 to 1997 Form S-4 and incorporated herein by reference).

     10.5             Second Amendment to Supply Agreement for Transmission Equipment dated as of January 19, 1994 between
                      Interstate FiberNet and Northern Telecom, Inc. (filed as Exhibit 10.5 to 1997 Form S-4 and incorporated herein by reference).

     10.6             Sixth Amendment to Supply Agreement for Transmission Equipment dated as of November 21, 1996 between
                      Interstate FiberNet and Northern Telecom, Inc. (which supersedes the Third and the Fourth Amendment to this
                      Agreement) (filed as Exhibit 10.6 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     10.7             Seventh Amendment to Supply Agreement for Transmission Equipment dated as of April 15, 1997 between Interstate
                      FiberNet and Northern Telecom, Inc. (which supersedes the Fifth Amendment to this Agreement) (filed as Exhibit
                      10.7 to 1997 Form S-4 and incorporated herein by reference).

     10.8             Master Capacity Lease dated July 22, 1996 between Interstate FiberNet and InterCel PCS Services, Inc. (filed as Exhibit 10.8 to 1997 Form S-4 and incorporated herein by reference).

     10.9             First Amendment to Master Capacity Lease dated as of August 22, 1996 between Interstate FiberNet and InterCel
                      PCS Services, Inc. (filed as Exhibit 10.9 to 1997 Form S-4 and incorporated herein by reference).

     10.10            Amended and Restated Loan Agreement dated as of March 27, 1997 by and among Gulf States Transmission Systems,
                      Inc., the Lenders parties thereto and NationsBank, N.A. (filed as Exhibit 10.10 to 1997 Form S-4 and incorporated herein by reference).

     10.11            Promissory Note dated March 27, 1997 between Gulf States Transmission Systems, Inc. and NationsBank, N.A.
                      (filed as Exhibit 10.11 to 1997 Form S-4 and incorporated herein by reference).

     10.12            Amended and Restated Security Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf
                      States Transmission Systems, Inc. and NationsBank, N.A. (filed as Exhibit 10.12 to 1997 Form S-4 and incorporated herein by reference).

     10.13            Assignment and Assumption Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States
                      Transmission Systems, Inc. (filed as Exhibit 10.13 to 1997 Form S-4 and incorporated herein by reference).

     10.14            Term Agreement dated as of August 11, 1994 between Gulf States FiberNet and Illinois Central Railroad Company
                      (filed as Exhibit 10.14 to 1997 Form S-4 and incorporated herein by reference).

     10.15            Revised and Restated Fiber Optic Facilities and Services Agreement dated as of June 9, 1995 among Southern
                      Development and Investment Group, Inc., on behalf of itself and as agent for Alabama Power Company, Georgia
                      Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern
                      Electric Generating Company and Southern Company Services, Inc. and MPX Systems, Inc., which was assigned in part by MPX Systems, Inc. to Gulf States FiberNet pursuant to an Assignment dated as of July 25, 1995 (filed as Exhibit 10.15 to 1997 Form S-4 and incorporated herein by reference).

     10.15.1          Release, Waiver, and Assumption Agreement, dated as of December 31, 1997, between Southern Development
                      Investment Group, Inc., on behalf of itself and as agent for Alabama Power Company, Georgia Power Company,
                      Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric
                      Generating Company and Southern Company Services, Inc. and Interstate FiberNet, Inc. and Gulf States
                      Transmission Systems, Inc. (filed as Exhibit 10.15.1 to 1997 Form 10-K and incorporated herein by reference).

     10.15.2          Amendment to the Revised and Restated Fiber Optic Facilities and Services Agreement, dated as of January 1,
                      1998, by and among Southern Company Energy Solutions, Inc. (f/k/a Southern Development Group, Inc.), on behalf of itself and as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power
                      Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company
                      Services, Inc. and Interstate FiberNet, Inc. (filed as Exhibit 10.15.2 to Quarterly Report Form 10-Q ("Form
                      10-Q"), filed with the Commission of November 16, 1998, and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     10.16            First Amendment to Revised and Restated Fiber Optic Facilities and Services Agreement
                      dated as of July 24, 1995 between Southern Development and Investment Group, Inc. on behalf of itself and as agent for others and MPX Systems, Inc. (filed as Exhibit 10.16 to
                      1997 Form S-4 and incorporated herein by reference).

     10.17            Partial Assignment and Assumption of Revised and Restated Fiber Optic Facilities and Services Agreement dated
                      July 25, 1995 between MPX Systems, Inc. and Gulf States FiberNet (filed as Exhibit 10.17 to 1997 Form S-4 and incorporated herein by reference).

     +10.17.1         Amendment to Revised and Restated Fiber Optic Facilities and Services Agreement, dated July 15, 1997, by and among Southern Development and Investment Group, Inc., on behalf of itself and its agent for Alabama Power
                      Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power
                      Company, Southern Electric Generating Company and Southern Company Services, Inc. (collectively "SES"), ITC
                      Transmission Systems, Inc. (as managing partner of Interstate Fibernet) and Gulf States Transmission Systems,
                      Inc. (filed as Exhibit 10.17.1 to 1997 Form S-4 and incorporated herein by reference).

     10.18            Consent for Assignment of Interest dated February 20, 1997 among SCANA Communications, Inc., Gulf States
                      FiberNet, Gulf States Transmission Systems, Inc. and Southern Development and Investment Groups, Inc. (filed as Exhibit 10.18 to 1997 Form S-4 and incorporated herein by reference).

     10.19            Second Partial Assignment and Assumption of Revised and Restated Fiber Optic Facilities and Services Agreement
                      dated March 27, 1997 between SCANA Communications, Inc. and ITC Holding Company, Inc. (filed as Exhibit 10.19 to 1997 Form S-4 and incorporated herein by reference).

     10.20            Fiber System Lease Agreement dated January 30, 1996 between CSW Communications, Inc. and Gulf States FiberNet
                      (filed as Exhibit 10.20 to 1997 Form S-4 and incorporated herein by reference).

     10.21            Consent for Acquisition and Assignment dated January 13, 1997 between CSW Communications, Inc. and Gulf States
                      FiberNet (filed as Exhibit 10.21 to 1997 Form S-4 and incorporated herein by reference).

     10.22            Agreement for the Provision of Fiber Optic Services and Facilities dated April 21, 1986 between SouthernNet,
                      Inc. and MPX Systems, Inc. (filed as Exhibit 10.22 to 1997 Form S-4 and incorporated herein by reference).

     10.23            First Amendment to Agreement for the Provision of Fiber Optic Services and Facilities dated May 8, 1992 between MPX Systems, Inc. and MCI Telecommunications Corporation (filed as Exhibit 10.23 to 1997 Form S-4 and incorporated herein by reference).

     10.24            Second Amendment to Agreement for the Provision of Fiber Optic Services and Facilities dated January 30, 1996 between MPX Systems, Inc. and MCI Telecommunications Corporation (filed as Exhibit 10.24 to 1997 Form S-4 and incorporated herein by reference).

     10.25            Network Operating Agreement dated March 25, 1996 among Gulf States FiberNet, TriNet, Inc., Hart
                      Communications, Inc. and SCANA Communications, Inc. (f/k/a MPX Systems, Inc.) (filed as Exhibit 10.25 to 1997
                      Form S-4 and incorporated herein by reference).

     10.26            Agreement for the Provision of Fiber Optic Facilities and Services dated March 29, 1990 between Alabama Power
                      Company and Southern Interexchange Facilities, Inc. (filed as Exhibit 10.26 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     10.27            Amendment to the Agreement for Provision of Fiber Optic Facilities and Services dated March 29, 1990 between
                      Alabama Power Company and Southern Interexchange Facilities, Inc. (filed as Exhibit 10.27 to 1997 Form S-4 and incorporated herein by reference).

     10.28            First Amendment to the Agreement for the Provision of Fiber Optic Facilities and Services dated March 22, 1991 between Alabama Power Company and Southern Interexchange Facilities, Inc. (filed as Exhibit 10.28 to 1997 Form
                      S-4 and incorporated herein by reference).

     10.29            Second Amendment to the Agreement for the Provision of Fiber Optic Facilities and Services dated December 1,
                      1991 between Alabama Power Company and Southern Interexchange Facilities, Inc. (filed as Exhibit 10.29 to 1997
                      Form S-4 and incorporated herein by reference).

     10.30            Third Amendment to the Agreement for the Provision of Fiber Optic Facilities and Services dated September 23,
                      1992 between Alabama Power Company and Southern Interexchange Facilities, Inc. (filed as Exhibit 10.30 to 1997
                      Form S-4 and incorporated herein by reference).

     10.31            Fourth Amendment to the Agreement for the Provision of Fiber Optic Facilities and Services dated January 1,
                      1994 between Alabama Power Company and Southern Interexchange Facilities, Inc. (filed as Exhibit 10.31 to 1997
                      Form S-4 and incorporated herein by reference).

     10.32            Agreement dated March 6, 1990 between Tennessee Valley Authority and Consolidated Communications Corporation
                      (predecessor to DeltaCom, Inc.) (filed as Exhibit 10.32 to 1997 Form S-4 and incorporated herein by reference).

     10.32.1          Supplement Agreement; Leased Fiber Pathways, dated as of September 26, 1997, by and between Tennessee Valley
                      Authority and DeltaCom, Inc. (filed as Exhibit 10.32.1 to 1997 Form 10-K and incorporated herein by reference).

     10.33            Interconnection Agreement signed March 12, 1997 between DeltaCom, Inc. and BellSouth Telecommunications, Inc.
                      (filed as Exhibit 10.33 to 1997 Form S-4 and incorporated herein by reference).

     10.34            Amendment to Interconnection Agreement relating to BellSouth loops dated March 12, 1997 between DeltaCom, Inc.
                      and BellSouth Telecommunications, Inc. (filed as Exhibit 10.34 to 1997 Form S-4 and incorporated herein by reference).

     10.35            Amendment to Interconnection Agreement relating to resale of BellSouth services dated March 12, 1997 between
                      DeltaCom, Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.35 to 1997 Form S-4 and incorporated herein by reference).

     10.35.1          Third Amendment to Interconnection Agreement, dated March 12, 1997, by and between DeltaCom, Inc. and
                      BellSouth Telecommunications, Inc. (filed as Exhibit 10.35.1 to Form S-4 and incorporated herein by reference).

     10.35.2          Fourth Amendment to Interconnection Agreement, dated August 22, 1997, by and between DeltaCom, Inc. and
                      BellSouth Telecommunications, Inc. (filed as Exhibit 10.35.2 to Form S-4 and incorporated herein by reference).

     10.35.3          Amendment to Interconnection Agreement, dated October 3, 1997, by and between DeltaCom, Inc. and BellSouth
                      Telecommunications, Inc. (filed as Exhibit 10.35.3 to Form S-1 and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     10.35.4          Fifth Amendment to Interconnection Agreement, dated July 22, 1998, by and between DeltaCom, Inc., and BelSouth
                      Telecommunications, Inc. (filed as Exhibit 10.35.4 to Form 10-Q, filed with the Commission on November 16,
                      1998 and incorporated herein by reference).

     10.36            Master Equipment Lease Agreement dated October 30, 1995 between AT&T Systems Leasing Co. and DeltaCom, Inc.
                      (filed as Exhibit 10.36 to 1997 Form S-4 and incorporated herein by reference).

     10.37            Network Products Purchase Agreement dated January 24, 1996, as amended through March 4, 1997, between
                      DeltaCom, Inc. and Northern Telecom, Inc. (filed as Exhibit 10.37 to 1997 Form S-4 and incorporated herein by reference).

     10.38            First Amendment to Product Attachment Carrier Network Products, dated May 20, 1997 (filed as Exhibit 10.38 to
                      1997 Form S-4 and incorporated herein by reference).

     10.39            Agreement for Use of Optical Fiber System, Microwave Radio Tower Site and Associated Facilities dated January
                      2, 1996 between DeltaCom, Inc. and SCI Systems, Inc. (filed as Exhibit 10.39 to 1997 Form S-4 and incorporated herein by reference).

     10.40           Collocate Agreement dated January 7, 1991 between Williams Telecommunications Services, Inc., and Southern
                     Interexchange Facilities, Inc. (including consent for change of control) (filed as Exhibit 10.40 to 1997 Form
                     S-4 and incorporated herein by reference).

     10.41           Agreement dated January 14, 1997 between DeltaCom, Inc. and SCANA Communications, Inc., for switch location in
                     Columbia, South Carolina (filed as Exhibit 10.41 to 1997 Form S-4 and incorporated herein by reference).

     10.42           Lease Agreement dated January 1, 1996 between Brindlee Mountain Telephone Company and DeltaCom, Inc. for, among other purposes, switch location in Arab, Alabama (filed as Exhibit 10.42 to 1997 Form S-4 and incorporated herein by reference).

     10.43           Promissory Note dated March 27, 1997 between ITC Holding Company, Inc. and SCANA Communications, Inc. (filed as
                     Exhibit 10.43 to 1997 Form S-4 and incorporated herein by reference).

     +10.44          Agreement for the Provision of Telecommunications Services and Facilities, dated January 27, 1996, by and between Interstate FiberNet, Inc. and Carolinas FiberNet, LLC (filed as Exhibit 10.44 to 1997 Form S-4 and incorporated herein by reference).

     +10.44.1        First Amendment to the Agreement for the Provision of Telecommunications Services and Facilities, dated as of
                     September 1, 1997, by and between Interstate FiberNet, Inc. and Carolinas FiberNet, LLC (filed as Exhibit
                     10.44.1 to 1997 Form 10-K and incorporated herein by reference).

     +10.45          Fiber Optic Facilities Agreement, dated November 15, 1996, by and between Interstate FiberNet and Florida Power
                     Corporation (filed as Exhibit 10.45 to 1997 Form S-4 and incorporated herein by reference).

     +10.46          Fiber Optic Capacity Marketing and Operating Agreement, dated March 21, 1996, by and between Interstate
                     FiberNet and Florida Power & Light Company (filed as Exhibit 10.46 to 1997 Form S-4 and incorporated herein by reference).

     +10.47          Addendum to Fiber Optic Capacity Marketing and Operating Agreement, dated July 10, 1997, by and between
                     Interstate FiberNet and Florida Power & Light Company (filed as Exhibit 10.47 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     +10.48           Master Service Agreement, dated May 6, 1996, by and between Interstate FiberNet and MCI Telecommunications
                      Corporation (filed as Exhibit 10.48 to 1997 Form S-4 and incorporated herein by reference).

     +10.49           Telecommunications System Maintenance Agreement, dated as of January 26, 1995, by and between Interstate
                      FiberNet and Sprint Communications Company L.P. (filed as Exhibit 10.49 to 1997 Form S-4 and incorporated herein by reference).

     +10.50           Sprint Communications Company Facilities and Services Agreement, dated January 26, 1995, by and between
                      Interstate FiberNet and Sprint Communications Company L.P. (filed as Exhibit 10.50 to 1997 Form S-4 and incorporated herein by reference).

     +10.51           Fiber Optic Facility Lease Agreement, dated as of January 31, 1997, by and between Interstate FiberNet and
                      Southern Telecom 1, Inc. (filed as Exhibit 10.51 to 1997 Form S-4 and incorporated herein by reference).

     10.52            First Assignment and Assumption of Fiber Optic Facility Lease Agreement, dated February 1, 1997, by and between Interstate FiberNet and Gulf States FiberNet (filed as Exhibit 10.52 to 1997 Form S-4 and incorporated herein by reference).

     +10.53           Telecommunications System Agreement, dated January 26, 1995, by and between Interstate FiberNet and Sprint
                      Communications Company L.P. (filed as Exhibit 10.53 to 1997 Form S-4 and incorporated herein by reference).

     10.54            Amendment to Telecommunications System Agreement, dated July 25, 1995, by and between Gulf States FiberNet and
                      Sprint Communications Company L.P. (filed as Exhibit 10.54 to 1997 Form S-4 and incorporated herein by reference).

     +10.55           Amendment No. 2 to Telecommunications System Agreement, dated August 8, 1996, by and between Gulf States
                      FiberNet and Sprint Communications Company L.P. (filed as Exhibit 10.55 to 1997 Form S-4 and incorporated herein by reference).

     +10.56           Assignment of the Telecommunications System Agreement, dated July 25, 1995, between Interstate FiberNet, Gulf
                      States FiberNet and Sprint Communications Company L.P. (filed as Exhibit 10.56 to 1997 Form S-4 and incorporated herein by reference).

     +10.57           Assignment of the Telecommunications System Agreement, dated February 27, 1997, between Sprint Communications
                      Company L.P., Gulf States FiberNet and Gulf States Transmission Systems, Inc. (filed as Exhibit 10.57 to 1997
                      Form S-4 and incorporated herein by reference).

     10.58            Fixed Fee Agreement for Exchange of Use and Maintenance of Six (6) Fiber Optic Fibers with an Option of Two
                      (2) Additional Fiber Optic Fibers, dated July 25, 1997, by and between Interstate FiberNet, Gulf States
                      Transmission Systems, Inc. and ALLTEL Telephone Services Corporation. (filed as Exhibit 10.58 to 1997 Form S-4 and incorporated herein by reference).

     +10.59           MCI Carrier Agreement, effective August 1, 1995, by and between MCI Telecommunications Corporation and
                      Associated Communications Companies of America (ACCA) (filed as Exhibit 10.59 to 1997 Form S-4 and incorporated herein by reference).

     +10.60           First Amendment to MCI Carrier Agreement, dated as of March 20, 1996, by and between MCI Telecommunications
                      Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit 10.60 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     +10.61           Third Amendment to MCI Carrier Agreement, dated as of August 1, 1996, by and between MCI Telecommunications
                      Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit 10.61 to 1997 Form S-4 and incorporated herein by reference).

     10.62            Fourth Amendment to MCI Carrier Agreement dated as of May 1, 1996, by and between MCI Telecommunications
                      Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit 10.62 to 1997 Form S-4 and incorporated herein by reference).

     +10.63           Fifth Amendment to MCI Carrier Agreement, dated as of April 10, 1996, by and between MCI Telecommunications
                      Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit 10.63 to 1997 Form S-4 and incorporated herein by reference).

     +10.64           Sixth Amendment to MCI Carrier Agreement, dated as of September 11, 1996, by and between MCI
                      Telecommunications Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit
                      10.64 to 1997 Form S-4 and incorporated herein by reference).

     +10.65           Seventh Amendment to MCI Carrier Agreement, dated as of August 1, 1996, by and between MCI Telecommunications
                      Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit 10.65 to 1997 Form S-4 and incorporated herein by reference).

     +10.66           Eighth Amendment to MCI Carrier Agreement, effective March 1, 1997, by and between MCI Telecommunications
                      Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit 10.66 to 1997 Form S-4 and incorporated herein by reference).

     +10.67           Ninth Amendment to MCI Carrier Agreement, dated as of May 15, 1997, by and between MCI Telecommunications
                      Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit 10.67 to 1997 Form S-4 and incorporated herein by reference).

     10.68            Tenth Amendment to MCI Carrier Agreement, dated July 11, 1997, by and between MCI Telecommunications
                      Corporation and Associated Communications Companies of America (ACCA) (filed as Exhibit 10.68 to 1997 Form S-4 and incorporated herein by reference).

     +10.69           Switched Reseller Services Agreement, dated January 25, 1994, by and between DeltaCom, Inc. and Allnet
                      Communication Services, Inc. (filed as Exhibit 10.69 to 1997 Form S-4 and incorporated herein by reference).

     +10.70           WilTel, Inc. Carrier Digital Services Agreement, dated September 1, 1995, by and between WorldCom Network
                      Services, Inc. D/b/a WilTel, Associated Communications Companies of America (ACCA) and the individual members of ACCA referenced therein (filed as Exhibit 10.70 to 1997 Form S-4 and incorporated herein by reference).

     +10.71           Amendment to WilTel, Inc. Carrier Digital Services Agreement, dated April 1, 1996, by and between WorldCom
                      Network Services, Inc. d/b/a/ WilTel, Associated Communications Companies of America (ACCA) and the individual members of ACCA referenced therein (filed as Exhibit 10.71 to 1997 Form S-4 and incorporated herein by reference).

     +10.72           Amendment No. 2 to WilTel, Inc. Carrier Digital Services Agreement, dated June 1, 1996, by and between
                      WorldCom Network Services, Inc. d/b/a/ WilTel, Associated Communications Companies of America (ACCA) and the
                      individual members of ACCA referenced therein (filed as Exhibit 10.72 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     +10.73           Amendment No. 3 to WilTel, Inc. Carrier Digital Services Agreement, dated May 1, 1997, by and between WorldCom
                      Network Services, Inc. d/b/a/ WilTel, Associated Communications Companies of America (ACCA) and the individual members of ACCA referenced therein (filed as Exhibit 10.73 to 1997 Form S-4 and incorporated herein by reference).

     +10.74           Marketing and Operating Agreement, dated as of October 6, 1994, by and between Interstate FiberNet and DukeNet
                      Communications, Inc. (filed as Exhibit 10.74 to 1997 Form S-4 and incorporated herein by reference).

     +10.75           Reseller Agreement, dated June 25, 1997, by and between DeltaCom, Inc. and Total Network Services, a division of Cable & Wireless, Inc. (filed as Exhibit 10.75 to 1997 Form S-4 and incorporated herein by reference).

     10.76            Sublease Agreement, dated as of January 1, 1995, by and between ITC Holding Company, Inc. and ITC Transmission
                      Systems, Inc. (filed as Exhibit 10.76 to 1997 Form S-4 and incorporated herein by reference).

     10.77.1          $100,000,000 Credit Agreement, dated as of September 17, 1997, among Interstate FiberNet, Inc., NationsBank of
                      Texas, N.A. as Administrative Lender, and certain other Lenders identified therein (the "IFN Credit
                      Agreement") (filed as Exhibit 10.77 to 1997 Form S-4 and incorporated herein by reference).

     10.77.2          First Amendment to Credit Agreement, dated as of October 20, 1997, among Interstate FiberNet, Inc.,
                      NationsBank of Texas, N.A. as Administrative Lender, and certain other Lenders identified therein (filed as
                      Exhibit 10.77.2 to Form S 1 and incorporated herein by reference).

     10.77.3          First Amended and Restated Credit Agreement, dated as of February 24, 1998, among Interstate FiberNet, Inc.,
                      NationsBank of Texas, N.A. as Administrative Lender, and certain other Lenders identified therein (filed as
                      Exhibit 10.77.3 to 1997 Form 10-K and incorporated herein by reference).

     10.78.1          $8,750,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of NationsBank of Texas, N.A. (filed as Exhibit 10.78.1 to 1997 Form S-4 and incorporated herein by reference).

     10.78.2          $3,750,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of Amsouth Bank (filed as Exhibit 10.78.2 to 1997 Form S-4 and incorporated herein by reference).

     10.78.3          $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of Creditanstalt-Bankverein (filed as Exhibit 10.78.3 to 1997 Form S-4 and incorporated herein by reference).

     10.78.4          $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of Meespierson Capital Corp. (filed as Exhibit 10.78.4 to 1997 Form S-4 and incorporated herein by reference).

     10.78.5          $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of State Street Bank and Trust Company (filed as Exhibit 10.78.5 to 1997 Form S-4 and incorporated herein by reference).

     10.78.6          $7,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of Corestates Bank, N.A. (filed as Exhibit 10.78.6 to 1997 Form S-4 and incorporated herein by reference).


    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     10.78.7          $2,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of First Union National Bank (filed as Exhibit 10.78.7 to 1997 Form S-4 and incorporated herein by reference).

     10.78.8          $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of Regions Bank (filed as Exhibit 10.78.8 to 1997 Form S-4 and incorporated herein by reference).

     10.78.9          $7,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc.
                      payable to the order of Toronto Dominion (Texas), Inc. (filed as Exhibit 10.78.9 to 1997 Form S-4 and incorporated herein by reference).

     10.79.1          $8,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of NationsBank of Texas, N.A. (filed as Exhibit 10.79.1 to 1997 Form S-4 and incorporated herein by reference).

     10.79.2          $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Creditanstalt-Bankverein (filed as Exhibit 10.79.2 to 1997 Form S-4 and incorporated herein by reference).

     10.79.3          $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Meespierson Capital Corp. (filed as Exhibit 10.79.3 to 1997 Form S-4 and incorporated herein by reference).

     10.79.4          $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of State Street Bank and Trust Company (filed as Exhibit 10.79.4 to 1997 Form S-4 and incorporated herein by reference).

     10.79.5          $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Corestates Bank, N.A. (filed as Exhibit 10.79.5 to 1997 Form S-4 and incorporated herein by reference).

     10.79.6          $2,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of First Union National Bank (filed as Exhibit 10.79.6 to 1997 Form S-4 and incorporated herein by reference).

     10.79.7          $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Regions Bank (filed as Exhibit 10.79.7 to 1997 Form S-4 and incorporated herein by reference).

     10.79.8          $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Toronto Dominion (Texas), Inc. (filed as Exhibit 10.79.8 to 1997 Form S-4 and incorporated herein by reference).

     10.79.9          $3,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Amsouth Bank (filed as Exhibit 10.79.9 to 1997 Form S-4 and incorporated herein by reference).

     10.80.1          Security Agreement, dated as of September 17, 1997, made by Interstate FiberNet, Inc. in favor of NationsBank of Texas, N.A., as Administrative Lender, and each other lender party to the IFN Credit Agreement (filed as
                      Exhibit 10.80.1 to 1997 Form S-4 and incorporated herein by reference).

     10.80.2          Security Agreement, dated as of September 17, 1997, made by DeltaCom, Inc. in favor of NationsBank of Texas,
                      N.A., as Administrative Lender, and each other lender party to the IFN Credit Agreement (filed as Exhibit
                      10.80.2 to 1997 Form S-4 and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     10.80.3          Security Agreement, dated as of September 17, 1997, made by Gulf States Transmission Systems, Inc. in favor of
                      NationsBank of Texas, N.A., as Administrative Lender, and each other lender party to the IFN Credit Agreement
                      (filed as Exhibit 10.80.3 to 1997 Form S-4 and incorporated herein by reference).

     10.81.1          Indenture, dated as of June 3, 1997, between ITC/\DeltaCom, Inc. and United States Trust Company of New York,
                      as Trustee, relating to the 11% Senior Notes due 2007 of ITC/\DeltaCom, Inc. (filed as Exhibit 4.1 to 1997
                      Form S-4 and incorporated herein by reference).

     10.81.2          Supplemental Indenture, dated as of October 17, 1997, between ITC/\DeltaCom, Inc. and United States Trust
                      Company of New York, as Trustee (filed as Exhibit 82.2 to Form S-1 and incorporated herein by reference).

     10.82            Pledge and Security Agreement dated as of June 3, 1997 from ITC/\DeltaCom, Inc. as Pledgor to United States
                      Trust Company of New York as Trustee (filed as Exhibit 4.3 to 1997 Form S-4 and incorporated herein by reference).

     10.83            Form of Exchange Note (contained in Indenture filed as Exhibit 10.81).

     10.84            Assignment and Contribution Agreement Pursuant to Pledge and Security Agreement dated as of July 25, 1997, by and among ITC/\DeltaCom, Inc., Interstate FiberNet, Inc. and United States Trust Company of New York, as
                      Trustee filed herewith (filed as Exhibit 4.5 to 1997 Form S-4 and incorporated herein by reference).

     +10.85           MCI Carrier Agreement, effective September 1, 1997, by and between MCI Telecommunications Corporation and
                      Associated Communications Companies of America (ACCA) (filed as Exhibit 10.87 to Form S-1 and incorporated herein by reference).

     +10.86.1         First Amendment to the MCI Carrier Agreement, dated as of November 21, 1997, by and between MCI
                      Telecommunications Corporation and Associated Communication Companies of America (ACCA) (filed as Exhibit
                      10.87.1 to 1997 Form 10-K and incorporated herein by reference).

     10.87            ITC/\DeltaCom, Inc. 1997 Stock Option Plan (filed as Exhibit 10.88 to Form S-1 and incorporated herein by reference).

     10.88            ITC/\DeltaCom, Inc. 1997 Director Stock Option Plan (filed as Exhibit 10.89 to Form S-1 and incorporated herein by reference).

     10.89            ITC Holding Company, Inc. Amended and Restated Stock Option Plan (filed as Exhibit 10.90 to Form S-1 and incorporated herein by reference).

     10.90            ITC Holding Company, Inc. Nonemployee Director Stock Option Plan (filed as Exhibit 10.91 to Form S-1 and incorporated herein by reference).

     10.91            Description of ITC/\DeltaCom, Inc. Bonus Plan (filed as Exhibit 10.92 to Form S-1 and incorporated herein by reference).

     10.92            Form of Indemnity Agreement between ITC/\DeltaCom, Inc. and its Directors and Certain Officers (filed as
                      Exhibit 10.93 to Form S-1 and incorporated herein by reference).

     10.93            Sale and Purchase Agreement, dated as of March 11, 1997, by and between SCANA Corporation and ITC Holding
                      Company, Inc. (filed as Exhibit 10.94 to Form S-1 and incorporated herein by reference).

    EXHIBIT
    NUMBER            EXHIBIT DESCRIPTION
    -------           -------------------
     10.94            First Amendment to Sale and Purchase Agreement. Among SCANA Corporation, SCANA Communications, Inc., and ITC
                      Holding Company, Inc., dated as of October 16, 1997, among SCANA Corporation, SCANA Communications, Inc., ITC
                      Holding Company, Inc. and ITC/\DeltaCom, Inc. (filed as Exhibit 10.95 to Form S-1 and incorporated herein by reference).

     10.95            Indenture dated March 3, 1998 between ITC/\DeltaCom, Inc. and United States Trust Company of New York, as
                      Trustee, relating to the 8-7/8% Senior Notes Due 2008 of ITC/\DeltaCom, Inc. (filed as Exhibit 4.2 to 1997
                      Form

                      10-K and incorporated herein by reference).

     10.96            Form of Exchange Note (contained in Indenture filed as Exhibit 10.95).

     12.1             Statement regarding Computation of Ratios.

     21.1             Subsidiaries of ITC/\DeltaCom, Inc. (filed as Exhibit 21.1 to 1997 Form 10-K and incorporated herein by reference).

     23.1             Consent of Arthur Andersen LLP.

     23.2             Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

     24.1             Power of attorney (included on signature page).

     25.1             Statement on Form T-1 of Eligibility of Trustee.

     99.1             Form of Letter of Transmittal.

     99.2             Form of Notice of Guaranteed Delivery.

__________

  + Confidential treatment has been granted for this exhibit. The copy filed as an exhibit omits the information subject to the confidential treatment request.